                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12


                              ROY F. WESTON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

     (5)  Total fee paid:
        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

     (3)  Filing Party:
        ------------------------------------------------------------------------

     (4)  Date Filed:
        ------------------------------------------------------------------------

                                 [WESTON LOGO]

                                1400 WESTON WAY
                          WEST CHESTER, PA 19380-1499

                                                                     May 1, 2001

TO ALL HOLDERS OF SERIES A COMMON SHARES AND COMMON SHARES OF ROY F. WESTON,
INC.:

     You are cordially invited to attend a special meeting of holders of the Series A Common Shares and Common Shares of Roy F. Weston, Inc. to be held on June 1, 2001, 9:00 a.m., local time, at the offices of the Company, 1400 Weston Way, West Chester, Pennsylvania.

     At the special meeting, we will ask you to vote upon adoption of a merger agreement under which Weston Acquisition Corporation, which we refer to as "Subsidiary," a Pennsylvania corporation newly formed by American Capital Strategies, Ltd., will merge with and into Roy F. Weston, Inc., a Pennsylvania corporation, which we refer to as "Weston." Weston will be the surviving entity in the merger after which it will be a wholly-owned subsidiary of a holding company formed by American Capital Strategies, Ltd. We refer to the holding company as "Parent" in this proxy statement, and to American Capital Strategies, Ltd. as "ACAS." As part of this merger, you will be entitled to receive $5.02 per share in cash for any Weston Series A Common Shares that you own, and $5.38 per share in cash for any Weston Common Shares that you own. Some members of Weston's senior management including William L. Robertson, Weston's Chief Executive Officer, and Patrick G. McCann, Weston's President and Chief Operating Officer, will be participating with ACAS in the proposed transaction, as described in the attached proxy statement, so that immediately after the merger Weston will be owned 100% by Parent, which will in turn be owned approximately 73% by ACAS (assuming the exercise by ACAS of all warrants to purchase capital stock of Parent that would be exercisable immediately after the merger and the conversion of all shares of convertible capital stock held by ACAS that would be convertible immediately after the merger) and approximately 27% by the members of senior management participating in the transaction (without giving effect to the exercise by the senior managers of any options). Those members of senior management are also expected to remain as members of senior management of Weston after the merger. In addition, after the merger Weston will amend its existing 401(k) plan to provide for the contribution of common stock of Parent, instead of cash contributions as currently provided, in the years following the merger. Through the 401(k) plan, employees of Weston will acquire a significant ownership interest in Parent.

     A special committee of disinterested, independent directors of Weston has evaluated the merits, and negotiated the terms, of the merger. The Special Committee has received a written opinion of Raymond James & Associates, Inc., the Special Committee's financial advisor, that, subject to the qualifications contained in the opinion, as of the date of the merger agreement the cash price of $5.02 per share was fair to the holders of Weston's Series A Common Shares from a financial point of view. The price of $5.02 per share represents a 14% premium to the closing price of the Series A Common Shares on March 9, 2001 (the last trading day before the public announcement that the board of directors had approved the proposed merger, a 52% premium to the closing price for the Series A Common Shares on October 23, 2000 (the last trading day before public announcement that Weston had granted exclusive negotiating rights to ACAS) and a 147% premium to the closing price of the Series A Common Shares on April 26, 2000 (the last trading day before Weston publicly announced that it had retained Raymond James & Associates, Inc. to assist in its evaluation of strategic alternatives). More than 97% of the outstanding Series A Common Shares are owned by persons other than Weston's executive officers and directors, other members of the Weston family and other members of the senior management group participating in the transaction. Please read carefully the opinion of Raymond

James & Associates, Inc., which is attached as Appendix B to the accompanying proxy statement. In addition, more detailed information about the analysis of Raymond James & Associates, Inc. is given in the section entitled "SPECIAL FACTORS -- Opinion of Financial Advisor in the accompanying proxy statement. The Special Committee has unanimously recommended that Weston's board of directors adopt the merger agreement and approve the merger, and the board of directors has adopted the merger agreement and approved the merger.

     The Special Committee believes that the proposed merger is both substantively and procedurally fair to the unaffiliated holders of Weston's Series A Common Shares, by which we mean the holders of Weston's Series A Common Shares who are neither (1) executive officers or directors of Weston, (2) other members of the Weston family nor (3) other members of the senior management group participating in the transaction. Weston's board of directors believes that the proposed merger is both substantively and procedurally fair to the shareholders of Weston, including those unaffiliated holders of Weston's Series A Common Shares, and recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger. In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that one of the directors is a member of senior management of Weston who will own stock in Parent after the merger and who will continue as a member of senior management of Weston after the merger, that four of the directors are members of the Weston family who will either be employed by, or consultants to, Weston after the merger and that a fifth director who is a member of the Weston family is party to a Continuing Services/Retirement Agreement and a separate agreement with Weston, each of which involves his relationship with Weston and will survive the merger. In addition, these Weston family directors, together with other members of the Weston family and a partnership and trust controlled by certain of them, own 2,028,375 of the 2,089,019 outstanding Common Shares of Weston and, as such, would be entitled to receive in the merger a different price for their shares than that which the holders of the Series A Common Shares would be entitled to receive. These directors, therefore, have interests that are in addition to, or different from, your interests as shareholders of Weston. Before we can complete this merger, the holders of a majority of each separate series of Weston's common stock -- the Series A Common Shares and the Common Shares -- must affirmatively approve the merger agreement.

     The accompanying proxy statement provides you with detailed information about the proposed merger and the merger agreement. Your vote is very important. We encourage you to read this entire document carefully. Whether or not you plan to attend the special meeting, we urge you to vote your shares by either signing and returning the enclosed proxy card or instructing Weston via the internet or by telephone how you would like to vote your shares.

                                          /s/ Arnold P. Borish
                                          ARNOLD P. BORISH
                                          Corporate Secretary
                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transaction described in this proxy statement, passed upon the fairness or merits of the transaction, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.
                            ------------------------

     The accompanying proxy statement is dated May 1, 2001 and was first mailed to shareholders on or about May 1, 2001.

     The information contained in the accompanying proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

                                 [WESTON LOGO]

                                1400 WESTON WAY
                          WEST CHESTER, PA 19380-1499

                                                                     May 1, 2001

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 2001

     Roy F. Weston, Inc. will hold a special meeting of shareholders at its offices at 1400 Weston Way, West Chester, Pennsylvania at 9:00 a.m. local time on June 1, 2001, for the following purposes:

     - To consider and vote on the Agreement and Plan of Merger, dated as of March 9, 2001, by and among Weston ACAS Holdings, Inc., Weston Acquisition Corporation and Roy F. Weston, Inc., whereby Weston Acquisition Corporation will merge with and into Weston, with Weston as the surviving corporation; and

     - To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Only record holders of Series A Common Shares and record holders of Common Shares at the close of business on April 16, 2001 are entitled to receive notice of and will be entitled to vote at the special meeting, including any adjournments or postponements of the special meeting. Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

     The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Agreement and Plan of Merger is attached as Appendix A to the proxy statement.

                                          By Order of the Board of Directors,

                                          /s/ Arnold P. Borish
                                          ARNOLD P. BORISH
                                          Corporate Secretary

SUMMARY TERM SHEET..........................................    1
The Special Meeting.........................................    1
The Parties to the Merger...................................    1
The Merger..................................................    2
Merger Financing............................................    3
Interests of Certain Persons Involved in the Merger that are
  Different from Yours......................................    3
Fairness of the Merger......................................    4
Percentage of Shares Held by Directors, Executive
  Officers..................................................    4
Voting Arrangements.........................................    4
Conditions to Completion of the Merger......................    4
Termination of the Merger Agreement.........................    5
Termination Fees............................................    5
Dissenters' Rights..........................................    6
Selected Historical Financial Data..........................    7
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    8
SPECIAL FACTORS.............................................   13
Purposes and Structure of the Merger........................   13
Certain Effects of the Merger...............................   13
Material Federal Income Tax Consequences....................   15
Reasons for the Recommendation of the Merger by the Special
  Committee and the Board...................................   17
Belief of the Filing Persons in the Fairness of the
  Merger....................................................   22
Opinion of Financial Advisor................................   23
Opinion of Compensation Consultant..........................   29
BACKGROUND OF THE MERGER....................................   30
INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF
  INTEREST..................................................   40
FINANCING OF THE MERGER.....................................   45
CERTAIN PROJECTIONS.........................................   48
GOVERNMENTAL AND REGULATORY APPROVAL........................   48
EXPENSES AND FEES...........................................   49
INFORMATION ABOUT THE PARTIES...............................   49
Weston......................................................   49
Parent and Subsidiary.......................................   52
American Capital Strategies, Ltd. ..........................   52
THE SPECIAL MEETING.........................................   54
General.....................................................   54
Matters to be Considered....................................   54
Recommendation of the Weston Board of Directors.............   54
Record Date; Quorum.........................................   55
Required Vote...............................................   55
Voting and Revocation of Proxies............................   56
Solicitation of Proxies.....................................   56
1. Adoption of the Merger Agreement.........................   57

The Merger..................................................................................................         57
General.....................................................................................................         57
Consummation of the Merger..................................................................................         57
Board of Directors of Weston Following the Merger...........................................................         57
The Merger Agreement........................................................................................         58
The Merger..................................................................................................         58
Merger Consideration........................................................................................         58
Treatment of Options and Stock Appreciation Rights..........................................................         59
Surrender of Securities; Payment for Shares and Options.....................................................         59
Transfers of Shares.........................................................................................         60
Representations and Warranties..............................................................................         60
Certain Covenants...........................................................................................         61
Articles of Incorporation and Bylaws; Indemnification and Insurance.........................................         62
Certain Conditions..........................................................................................         62
No Solicitation; Superior Proposals.........................................................................         64
Termination.................................................................................................         64
Termination Fees............................................................................................         65
Expenses and Fees...........................................................................................         65
Weston Family Agreements....................................................................................         66
January 1998 Voting Agreement, Pool Majority Notice and Agreement with Special Committee....................         66
Consulting, Employment and Other Agreements.................................................................         66
Appraisal Rights............................................................................................         68
2. Other Business...........................................................................................         71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............................................         71
Market and Transactional Information About Weston Securities................................................         74
Common Share Market Price; Dividend Information.............................................................         74
Common Share Purchase Information...........................................................................         74
Recent Transactions in Weston Securities....................................................................         75
WHERE YOU CAN FIND MORE INFORMATION.........................................................................         75
Weston Incorporated Documents...............................................................................         75
Delivery of Documents.......................................................................................         76
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................................................................         76
INDEPENDENT PUBLIC ACCOUNTANTS..............................................................................         77
SHAREHOLDER PROPOSALS.......................................................................................         77
APPENDIX A..................................................................................................        A-1
Agreement and Plan of Merger By and Among ACAS Acquisitions (Weston), Inc., Weston Acquisition Corporation
  and Roy F. Weston, Inc. ..................................................................................        A-1
APPENDIX B..................................................................................................        B-1
Opinion of Raymond James & Associates, Inc. ................................................................        B-1
APPENDIX C..................................................................................................        C-1
Form of Proxy...............................................................................................        C-2

                               SUMMARY TERM SHEET

     This Summary Term Sheet, together with the "QUESTIONS AND ANSWERS ABOUT THE MERGER" on the pages that follow, highlights the material information from this proxy statement. To understand fully the proposed merger and for a more complete description of the terms of the proposed merger, you should read carefully this entire document and the other documents to which we refer you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet.

- THE SPECIAL MEETING (SEE PAGE 54)

     - A special meeting of shareholders of Weston will be held at 9:00 a.m., local time, on June 1, 2001 at the offices of Weston, 1400 Weston Way, West Chester, Pennsylvania. At the special meeting, you will be asked to approve the merger and adopt the merger agreement described in this proxy statement.

     - You may vote at the special meeting if you were the record owner of Weston Series A Common Shares or of Common Shares at the close of business on the record date, April 16, 2001. On the record date, there were 9,984,917 common shares outstanding and entitled to vote held by approximately 2,169 shareholders of record, including 7,895,898 Series A Common Shares and 2,089,019 Common Shares. You will have one-tenth of one vote for each Series A Common Share you own and one vote for each Common Share you own. The votes of the holders of the Series A Common Shares and the holders of the Common Shares will be tabulated separately, and the merger will not occur unless approved by the holders of a majority of the outstanding shares of each separate series of Weston common shares.

- THE PARTIES TO THE MERGER (SEE PAGE 49)

     - Roy F. Weston, Inc.

       Weston, a Pennsylvania corporation, is an infrastructure redevelopment business that provides integrated environmental engineering solutions to produce economic value for industrial and governmental clients. Weston provides development of cost-effective technologies and solutions to environmental problems, selection of sites, assistance in obtaining governmental permits, preparation of specifications and designs for constructing remedial systems and facilities, and construction, startup and operation of facilities.

       The principal executive offices of Weston are located at 1400 Weston Way, West Chester, Pennsylvania 19380-1499, and its telephone number is (610) 701-3000.

     - Weston Acquisition Corporation

       Weston Acquisition Corporation, which we refer to as "Subsidiary," is a Pennsylvania corporation newly formed by American Capital Strategies, Ltd. (Nasdaq: ACAS), which we refer to as "ACAS," for the sole purpose of effecting the merger. Subsidiary is a wholly-owned subsidiary of Weston ACAS Holdings, Inc. described below. ACAS is a publicly-traded buyout and mezzanine fund. It is an equity partner in management and employee buyouts, invests in debt and equity of companies led by private equity firms, and provides capital directly to private and small public companies. ACAS funds growth, acquisitions and recapitalizations.

       The principal executive offices of Subsidiary are c/o American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, and its telephone number is (301) 951-6122.

     - Weston ACAS Holdings, Inc.

       Weston ACAS Holdings, Inc. which we refer to as "Parent," is a Delaware corporation, and a portfolio company of American Capital Strategies, Ltd. newly formed by American Capital Strategies, Ltd. for the sole purpose of effecting the merger. Parent was formed as "ACAS Acquisitions (Weston), Inc." and subsequently changed its name to "Weston ACAS Holdings, Inc."

     The principal executive offices of Parent are c/o American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, and its telephone number is (301) 951-6122.

- THE MERGER (SEE PAGES 40 AND 57)

     - The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

     - If the principal terms of the merger agreement are approved by the holders of a majority of each separate series of Weston shares and all other conditions to the merger are satisfied or, where permissible, waived, Subsidiary will merge with and into Weston, with Weston surviving the merger. For each common share of Weston owned before the merger, a Weston shareholder who has not exercised his or her dissenters' rights under Pennsylvania law will be entitled solely to receive $5.02 in cash per Series A Common Share held by him or her and $5.38 in cash per Common Share held by him or her. All holders of outstanding options to purchase Weston Series A Common Shares, except for the members of Weston's senior management identified below, will receive a cash payment for each option equal to the excess, if any, of $5.02 over the exercise price per share of Weston's Series A Common Shares subject to his or her options, whether or not such options are then exercisable. All holders of stock appreciation rights, except for the members of Weston's senior management identified below, will receive a cash payment based on a share price of $5.02 per share.

     - Most of Weston's senior management team will also participate in the merger by acquiring common stock, and stock options to acquire common stock, of Parent (which in turn will own 100% of the capital stock of Weston as the surviving corporation) and by entering into new employment agreements with Weston, all in exchange for the cancellation of their existing stock options, stock appreciation rights and rights under their current employment agreements with Weston. These individuals and their current positions are identified in the table below. None of these individuals owns any Common Shares. As of the record date, Messrs. Robertson and McCann possessed .14% and .09% of the voting power of the Series A Common Shares, respectively, and the remaining individuals together possessed less than 0.8% of the voting power of the Series A Common Shares.

        NAME                              CURRENT POSITION HELD
        ----               ----------------------------------------------------
William L. Robertson       Chief Executive Officer
Patrick G. McCann          President; Chief Operating Officer
John Brooks                Vice President and Manager - National Programs and
                           Initiatives
John DiFilippo             Vice President and Manager - Southern Division
John Hammond               Vice President and Manager - Eastern Division
Vincent Laino              Vice President; Chief Information Officer; Manager -
                           Knowledge Systems and Solutions
Edmund Pettiss             Vice President and Manager - Marketing
Alan Solow                 Vice President and Manager - Federal Division
Kurt Stimpson              Vice President and Manager - Midwest Division
Abraham Thomas             Vice President and Manager - National Account
                           Division
Lloyd Wagner               Vice President and Manager - Western Division

       After the merger it is expected that these individuals will retain their current titles, except that all Vice Presidents will become Senior Vice Presidents.

     - In addition, as part of the merger, the surviving corporation will amend Weston's 401(k) Retirement Savings Plan to provide for the contribution of 4,500,000 shares of common stock of Parent to such plan, instead of cash contributions as currently provided, in the years following the merger. Through these contributions, the Retirement Plan will acquire an equity ownership interest in Parent, and eligible employees of Weston will, therefore, have a financial stake in the surviving corporation.

     - As a result of the merger, Weston will be 100% owned by Parent. Immediately after the merger, approximately 73% of Parent's common stock will be owned by ACAS (assuming the exercise by ACAS of all warrants to purchase capital stock of Parent that would be exercisable immediately after the merger and the conversion of all shares of convertible capital stock held by ACAS that would be convertible immediately after the merger) and approximately 27% will be owned by the members of Weston's current senior management identified above (without giving effect to the exercise by the senior managers of any options). Assuming the approval of the principal terms of the merger agreement, Weston anticipates completing the merger as promptly as practicable after the Weston special meeting.

- MERGER FINANCING (SEE PAGE 45)

     - The total amount of funds necessary to accomplish the merger is expected to be approximately $67.5 million. Weston is expected to borrow approximately $36.5 million in senior secured debt guaranteed by Parent and, jointly with Parent, approximately $27 million in senior and junior subordinated debt to finance the merger. Weston has received a joint commitment letter from Bank of America, N.A. and Fleet Capital Corporation to provide the senior secured debt, and a commitment letter from ACAS to provide the subordinated debt and to purchase $3 million in equity securities of Parent. In addition, the members of Weston's senior management identified above have agreed to purchase at least $1 million in equity securities of Parent, and, together with other managers and key employees of Weston who will be offered the opportunity to purchase additional equity securities of Parent through a private placement, may purchase up to $3 million in equity securities of Parent.

- INTERESTS OF CERTAIN PERSONS INVOLVED IN THE MERGER THAT ARE DIFFERENT FROM YOURS (SEE PAGES 40, 45 AND 66)

     - In considering the recommendation of the Weston board regarding the merger agreement, you should be aware that, as described below, some of the directors and executive officers and other senior managers of Weston have interests in the merger that are different from your and their interests as shareholders.

        - The members of Weston's current senior management listed above under "The Merger" will acquire common stock of Parent, be granted options to purchase common stock of Parent, and will enter into new employment agreements with the surviving corporation of the merger in exchange for cancellation of their existing stock options, stock appreciation rights and rights under their current employment agreements with Weston. These members of senior management are also expected to enter into a stockholders' agreement with Parent and ACAS. Some of these senior managers will also purchase preferred stock and common stock of Parent for cash. Each of William L. Robertson (Weston's Chief Executive Officer and a director) and Patrick G. McCann (Weston's President and Chief Operating Officer) have agreed that he and/or an Individual Retirement Account in his name will purchase $250,000 of such preferred stock and common stock of Parent. Each of Messrs. Robertson and McCann is entitled to borrow from Weston up to $375,000 to purchase additional shares of preferred stock and common stock of Parent. These members of Weston's senior management are also expected to continue as management of the surviving corporation.

        - Four directors of Weston who are members of the Weston family are expected to enter into various employment or consulting agreements with Weston as the surviving corporation, to be effective after the merger. Specifically, each of Katherine W. Swoyer and A. Frederick Thompson will enter into a Consulting and Non-Compete Agreement with Weston, each of Wayne F. Hosking, Jr. and Thomas M. Swoyer, Jr. will enter into an Employment Agreement with Weston, and Thomas M. Swoyer, Jr. will also enter into an agreement with Weston regarding the terms on which he would invest in (and potentially be employed by) any real estate development entity that may be formed by Weston after the merger. A fifth director, Roy F. Weston, who is the founder of Weston and Chairman Emeritus of its board of directors, is party to a Consulting Ser-vices/Retirement Agreement with Weston and a letter agreement with Weston, which will survive the merger. Under these agreements, Mr. Weston may provide miscellaneous services to Weston's board, officers and employees and is entitled to receive annual retirement benefits. In addition, Melissa T. Kalucki, not a director of Weston but the daughter of A. Frederick Thompson and a current employee of Weston, will have her current employment agreement amended, as described in this proxy statement in the section entitled, "THE SPECIAL
          MEETING -- 1. Adoption of the Merger Agreement -- Weston Family Agreements -- Consulting, Employment and Other Agreements" on page 66. Two existing consulting agreements -- one between Weston and Katherine
          W. Swoyer and one between Weston and an entity affiliated with another member of the Weston family -- will remain in place after the merger. Finally, the following members of the Weston family who are shareholders of Weston will enter into non-disparagement agreements:
          Katherine W. Swoyer, A. Frederick Thompson, Susan W. Thompson, Ansel Thompson, Melissa T. Kalucki, Jennifer Hosking, Wayne F. Hosking, Jr., Thomas M. Swoyer, Jr., Patrick Swoyer and Sarah Swoyer.

- FAIRNESS OF THE MERGER (SEE PAGES 17 AND 22)

    Each of Weston, William L. Robertson (Chief Executive Officer of Weston) and Patrick G. McCann (President and Chief Operating Officer of Weston) believes that the merger is both procedurally and substantively fair to the unaffiliated holders of Weston's Series A Common Shares.

- PERCENTAGE OF SHARES HELD BY DIRECTORS, EXECUTIVE OFFICERS (SEE PAGE 71)

    On the record date, directors and executive officers of Weston, other than those directors who are members of the Weston family and are party to the January 1998 voting agreement described below, beneficially owned and had the right to vote 59,999 Series A Common Shares (approximately 0.1% of the Series A Common Shares then outstanding) and no Common Shares. We expect that they will vote all of their shares in favor of the merger. Wayne F. Hosking, Jr., Katherine W. Swoyer, Thomas M. Swoyer, Jr. and A. Frederick Thompson, who are directors of Weston, have entered into a voting agreement with the Special Committee (described below) pursuant to which they have agreed that all of their Common Shares will be voted in favor of the merger.

- VOTING ARRANGEMENTS (SEE PAGE 66)

     Certain members of the Weston family (Wayne F. Hosking, Jr., Katherine W. Swoyer, Thomas M. Swoyer, Jr. and A. Frederick Thompson, each a director, as well as Susan W. Thompson, Melissa T. Kalucki, Ansel Thompson, Patrick Swoyer and Jennifer T. Hosking) collectively beneficially owned, as of the record date, 1,838,375 Common Shares (approximately 88% of the Common Shares then outstanding). These nine individuals, along with a small number of other holders of Common Shares, including Roy F. Weston, entered into a voting agreement with Weston in January 1998 by which all of the Common Shares they own must be voted as directed by the owners of a majority of the Common Shares held by the parties to the January 1998 voting agreement. These nine individuals collectively beneficially own a majority of the Common Shares covered by the January 1998 voting agreement, and have entered into a separate voting agreement with the Special Committee under which they have committed to vote their Common Shares in favor of the merger. We are calling this voting agreement with the Special Committee the "Agreement with the Special Committee." The Agreement with the Special Committee does not cover any Series A Common Shares.

- CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGES 55, 57 AND 62)

     - The completion of the merger depends on the satisfaction of a number of conditions, including, among others, the following:

        - holders of a majority of Weston's Series A Common Shares and holders of a majority of Weston's Common Shares must, voting separately, adopt and approve the merger agreement;

        - there must not be in effect any statute, governmental order, injunction or lawsuit that prevents completion of the merger or imposes material limitations on the ability of Parent or Subsidiary to own, or exercise full rights of ownership under, shares of capital stock of Weston after the merger;

        - all required governmental approvals must be obtained;

        - the representations and warranties made by Weston in the merger agreement must be true as of the date the merger agreement was signed and as of the effective time of the merger, except for untrue representations that have not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a loss to the business, assets, financial condition or results of operations of Weston of more than $3,250,000;

        - the representations and warranties made by Parent and Subsidiary in the merger agreement must be true as of the date the merger agreement was signed and as of the effective time of the merger, except for untrue representations that have not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a loss to the business, assets, financial condition or results of operations of Parent or Subsidiary of more than $3,250,000;

        - Weston, and Parent and Subsidiary, must materially comply with the covenants that each makes in the merger agreement;

        - there must not have been, since September 30, 2000, any events or changes that would reasonably be expected to result in a loss to the business, assets, financial condition or results of operations of Weston in the amount of at least $3,250,000 or that would prevent completion of the merger;

        - receipt by Weston on the closing date of confirmation of the opinion of Raymond James & Associates, Inc. concerning the fairness to the holders of Weston's Series A Common Shares, from a financial point of view, of the merger consideration to be paid them; and

        - the shares held by shareholders of Weston who exercise their dissenters' rights with respect to the merger must not represent more than five percent of the outstanding shares of Weston.

     - Unless prohibited by law, Weston or Parent or Subsidiary may waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the merger. However, Weston does not expect to waive any condition that if not satisfied would constitute a material change in the transaction, and will resolicit proxies from its shareholders if required to do so by the federal securities laws. If the board of directors were to waive any condition, this action could be subject to conflicts of interest among the directors.

- TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 64)

     Weston and Parent and Subsidiary may agree at any time to terminate the merger agreement, even if the Weston shareholders have approved the merger agreement at the special meeting. In addition, Weston on the one hand, and Parent and Subsidiary on the other hand, have separate rights to terminate the merger agreement without the agreement of the other party under specified circumstances.

- TERMINATION FEES (SEE PAGE 65)

     - Weston has agreed to pay Parent a termination fee of $2 million if:

        - Weston terminates the merger agreement because it has determined to accept a competing offer (meeting specified requirements) to acquire Weston or because Weston has determined to recommend to its shareholders a tender or exchange offer for at least 51% of each series of Weston's outstanding common shares, or

        - Parent terminates the merger agreement because Weston has determined to recommend to its shareholders a tender or exchange offer for at least 51% of each series of Weston's outstanding common shares.

     - Weston has agreed to pay Parent a fee of $500,000 if Parent terminates the merger agreement because Weston has breached one or more representations or warranties or covenants under the agreement in a manner that prevents Parent's and Subsidiary's closing conditions (relating to breaches of representations and warranties or covenants) from being satisfied.

- DISSENTERS' RIGHTS (SEE PAGE 68)

     Holders of outstanding Weston common shares that dissent from the merger and comply with the requirements of Pennsylvania law described in this proxy statement are entitled under Pennsylvania law to demand payment in cash to them of the fair value of their shares. If you desire to dissent from the merger, you must notify Weston of your intention to dissent before the date of the special shareholders' meeting, or you will lose your right to dissent. If you dissent from the merger and follow the required formalities, you will not receive the $5.02 cash price per Series A Common Share held by you or $5.38 cash price per Common Share held by you. Instead, your only right will be to receive the fair value of your Weston shares, in cash, which may be lower or higher than the merger consideration to which you are otherwise entitled.

SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data of Weston for each of Weston's last five fiscal years. No pro forma data giving effect to the proposed merger is provided because Weston does not believe such information is material to shareholders in evaluating the proposed merger. This is because if the proposed merger is completed the public shareholders will no longer have any equity interest in Weston. The selected historical consolidated financial data for the three years ended December 31, 2000, December 31, 1999 and December 31, 1998 are derived from the audited consolidated financial statements of Weston and should be read in conjunction with the consolidated financial statements of Weston and the notes thereto included in Weston's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference into this document. The selected historical consolidated financial data for the two fiscal years ended December 31, 1997 and December 31, 1996 are derived from audited consolidated financial statements of Weston, which are not incorporated by reference in this document. See "WHERE YOU CAN FIND MORE INFORMATION" on page 75. No separate financial information is provided for Parent or ACAS.

                                                        FOR THE YEARS ENDED DECEMBER 31,
(THOUSANDS OF DOLLARS,                        ----------------------------------------------------
EXCEPT PER SHARE AMOUNTS)                       2000       1999       1998       1997       1996
-------------------------                     --------   --------   --------   --------   --------
Gross revenues..............................  $270,319   $263,744   $241,192   $238,103   $263,388
Net revenues................................  $151,713   $147,766   $140,386   $142,359   $176,530
Income (loss) from operations...............  $  3,356   $    582   $  1,145   $(13,216)  $(23,181)*
Net income (loss)...........................  $  6,085   $    988   $    858   $(11,425)  $(16,655)
Diluted earnings (loss) per share...........  $   0.60   $    .10   $    .09   $  (1.18)  $  (1.74)

AT DECEMBER 31,
--------------------------------------------
Working capital.............................  $ 48,495   $ 44,741   $ 44,854   $ 46,239   $ 58,956
Total assets................................  $127,000   $121,427   $121,356   $125,248   $141,472
Short-term debt.............................  $  7,287   $  6,684   $  3,600   $  2,914   $  2,159
Long-term debt (less current portion).......  $  7,114   $  9,648   $ 12,997   $ 15,884   $ 18,922
Stockholders' equity........................  $ 62,906   $ 57,163   $ 56,324   $ 55,367   $ 66,090

---------------
* Includes restructuring and impairment charges aggregating $17,567.

     Weston reported net income of $289,000, or $.03 per share, for the first quarter of 2001, which compares to net income of $745,000, or $.07 per share, for the first quarter of 2000. Weston also reported net revenues of $37.1 million, which compares to $38.7 million for the first quarter of 2000. Contract bookings for the first quarter of 2001 were up from $43.6 million in the first quarter of 2000 to $48.5 million in the first quarter of 2001, which resulted in a 9% increase in fully funded contract backlog. Additional information regarding Weston's first quarter financial results will be contained in a Quarterly Report on Form 10-Q that Weston will file with the Securities and Exchange Commission and incorporate by reference into this proxy statement.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN AND WHERE IS THE WESTON SPECIAL MEETING?

A: The Weston special meeting will be held on June 1, 2001, at 9:00 a.m., local time, at the offices of Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania.

Q: WHAT PROPOSALS ARE WESTON SHAREHOLDERS VOTING ON?

A: Weston shareholders are being asked to approve the merger and adopt the merger agreement under which the proposed merger will be carried out. The proposed merger is described below.

Q: WHAT IS THE PROPOSED MERGER?

A: Weston ACAS Holdings (formerly ACAS Acquisitions (Weston), Inc.), which we refer to in this proxy statement as "Parent," a portfolio company of American Capital Strategies, Ltd. (Nasdaq:ACAS), will acquire control of Weston through a merger of its wholly-owned subsidiary, Weston Acquisition Corporation, which we refer to in this proxy statement as "Subsidiary," with and into Weston. Weston will survive the merger and, following the merger, will be 100% owned by Parent. Also as part of the merger, certain members of Weston's existing senior management will acquire an equity interest in Parent and enter into new employment agreements in exchange for the cancellation of their existing stock options, stock appreciation rights and rights under their existing employment agreements (including the rights of Weston's Chief Executive Officer and Chief Operating Officer to receive change-in-control bonus payments). These members of senior management, therefore, will have an indirect ownership interest in Weston after the merger. (See Pages 2, 40 and
   57)

Q: WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: Each Weston Series A Common Share that you hold will be converted into the right to receive $5.02 in cash. Each Weston Common Share that you hold will be converted into the right to receive $5.38 in cash. (See Pages 2 and 57)

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The cash you receive for your shares generally will be taxable for U.S.
   federal income tax purposes as a capital gain or capital loss (depending on the tax basis of your shares). (See Page 15)

Q: WHY IS WESTON'S BOARD OF DIRECTORS RECOMMENDING THE MERGER?

A: The board of directors has determined, based in part on the unanimous recommendation of a Special Committee of disinterested and independent directors, that the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of all of Weston's shareholders. Accordingly, a majority of the board of directors has approved the merger agreement. (See Pages 13 and 17)

Q: HOW DID THE BOARD OF DIRECTORS DECIDE THAT THE PRICE PER SHARE THAT HOLDERS
   OF SERIES A COMMON SHARES WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO THE SHAREHOLDERS?

A: The board of directors formed the Special Committee to, among other things, investigate and evaluate the strategic alternatives available to Weston and, in its discretion, to negotiate the terms of any such transaction and to make a recommendation to the board of directors with respect to such a transaction. The Special Committee selected its own legal advisor to assist it in that process and recommended that Weston retain Raymond James & Associates, Inc., which worked under the exclusive direction of the Special Committee since October 1999. It received an opinion from Raymond James & Associates, Inc., dated March 9, 2001, that, subject to the qualifications contained in the opinion, as of that date, the $5.02 cash price per share for the Weston Series A Common Shares was fair from a financial point of view to the holders of the Series A Common Shares (more than 97% of which are owned by persons other than Weston's executive officers and directors, other members of the Weston family and other members of the senior management group participating in the transaction). Both the Special Committee and the entire board of directors considered this opinion, among other things, in arriving at their recommendations of the merger. (See Pages 17, 23, 30 and Appendix B)

Q: WHY ARE HOLDERS OF COMMON SHARES ENTITLED TO RECEIVE A DIFFERENT CASH PRICE
   FROM THE PRICE THAT HOLDERS OF SERIES A COMMON SHARES ARE ENTITLED TO
   RECEIVE?

A: Because the Common Shares carry one vote per share and the Series A Common
   Shares carry one-tenth of one vote per share, the holders of the Common Shares control approximately 72% of the total voting power of all outstanding shares of Weston. The higher cash price offered for the Common Shares in the merger reflects a "control premium"-- an extra amount of money that is paid for the acquisition of control of Weston. Holders of a majority of the outstanding Common Shares requested this premium in exchange for their support of the merger. (See Pages 17 and 30)

Q: WHO ARE THE MEMBERS OF THE SPECIAL COMMITTEE?

A: The Special Committee is chaired by Thomas E. Carroll, a business consultant who was an executive in the health care industry for 32 years. The other members of the Special Committee are Jesse Brown, the former Secretary of Veterans Affairs and currently President and Chief Executive Officer of Brown and Associates, a consulting firm, who has 25 years of professional experience in administrative and executive positions in the public sector, and James H. Wolfe, a retired partner of the accounting and consulting firm of Coopers & Lybrand L.L.P. who, since his retirement in 1994, has been providing accounting and financial consulting services to selected corporations and other organizations. Richard L. Armitage, a former diplomat for the United States as well as former Assistant Secretary of Defense for International Security Affairs, resigned from the Special Committee and from the Weston board of directors effective March 26, 2001, to begin service as Deputy Secretary of State of the United States. Ambassador Armitage served as a member of the Special Committee at all relevant times, including when the Special Committee reached its unanimous decision to recommend the merger to the board of directors. (See Page 54)

Q: WHAT ARE THE DISADVANTAGES TO ME OF MERGING WESTON WITH SUBSIDIARY?

A: Following the proposed merger, Weston will be wholly owned by Parent. As a result of the proposed merger, you will no longer have an equity interest in Weston. You will therefore no longer benefit from any earnings or growth of Weston. (See Page 13)

Q: WHAT CONFLICTS OF INTEREST DID THE BOARD OF DIRECTORS HAVE IN MAKING ITS
   RECOMMENDATION?

A: William L. Robertson, one of Weston's 11 directors and Weston's Chief
   Executive Officer, has a conflict of interest in recommending adoption of the merger agreement because, as a member of Weston's senior management, he will have (through his stock ownership of Parent) a financial interest in Weston after the merger is completed. As a result, he will receive a portion of the benefits of future earnings, growth and increased value of Weston, and be subject to the risks of such ownership, while you will no longer receive any such benefit or be subject to such risks. Five of Weston's directors are members of the Weston family and, as holders of Common Shares of Weston, are entitled to receive an amount of cash consideration greater than the amount holders of Series A Common Shares are entitled to receive. In addition, the five Weston family directors, as well as one other member of the Weston family who is not a director, either are expected to enter into employment, consulting or other agreements with Weston upon completion of the merger, or are party to an existing agreement that will survive the merger. The board's recommendation is based in part on the unanimous recommendation of the Special Committee, the members of which did not have any conflict of interest in making the recommendation. (See Pages 30, 40, 57 and 66)

Q: WHAT OTHER MATERIAL INTERESTS DO ANY INSIDERS HAVE IN THE MERGER THAT ARE
   DIFFERENT FROM MY INTERESTS?

A: In addition to the management director mentioned above who will have an equity interest in Parent after the merger, 10 other members of Weston's senior management, who are identified on page 2 of this proxy statement, will have an equity interest in Parent after the merger, and have agreed to remain as members of management of Weston after the merger. These current members of senior management will enter into employment agreements with Weston after the merger. The Chief Financial Officer and the General Counsel of Weston will each be paid a bonus at the time of the merger. In addition, it is contemplated that before the merger other managers and key employees of Weston will be offered an opportunity to purchase shares of the capital stock of Parent. (See Pages 40, 45 and 57)

Q: WILL THE STOCK OF WESTON BE LISTED ON THE NASDAQ NATIONAL MARKET SYSTEM AFTER
   THE MERGER?

A: No. After the merger, Weston will be a privately-held corporation, which is in part why the merger is considered a "going-private transaction." Once the merger is completed, Weston will delist the Series A Common Shares from the Nasdaq National Market, and not list any of its stock on any national securities exchange or any inter-dealer quotation system. In addition, Weston will terminate its registration of Series A Common Shares under the Securities Exchange Act of 1934. After this registration is terminated, Weston will no longer be required to file periodic reports with the Securities and Exchange Commission. (See Page 13)

Q: WHAT IS THE SIGNIFICANCE OF THIS MERGER BEING A "GOING-PRIVATE TRANSACTION"?

A: The parties engaging in this merger are required to provide to all Weston shareholders certain information about the transaction required by a Schedule 13E-3 and to file the Schedule 13E-3 with the Securities and Exchange Commission. Specifically, because of the participation by members of Weston's senior management in the merger, certain of those senior officers, in addition to Weston, have to file a Schedule 13E-3 and distribute the required information to the shareholders of Weston.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: The only vote required by law is the affirmative vote of a majority of the votes cast by all of Weston's shareholders entitled to vote on the merger (the holders of the Series A Common Shares and the Common Shares voting together), with Series A Common Shares having one-tenth of one vote per share and Common Shares having one vote per share. Weston, however, is requiring the affirmative vote of the holders of a majority of each separate series of the issued and outstanding Weston common shares -- the Series A Common Shares and the Common Shares. Without the approval of the holders of a majority of the outstanding Series A Common Shares, Weston will not complete the merger. (See Page 55)

Q: HOW MANY SHARES HAVE ALREADY BEEN COMMITTED TO VOTE IN FAVOR OF THE MERGER
   AGREEMENT?

A: Certain holders of Weston Common Shares, including members of the Weston family, entered into a voting agreement in January 1998 under which they all agreed to vote all of the Common Shares beneficially owned by them as directed by the owners of a majority of the Common Shares held by the parties to that voting agreement. The owners of a majority of the Common Shares held by the parties to the January 1998 voting agreement have committed to vote their shares in favor of the merger. They did this under what we are calling the "Agreement with the Special Committee." This means that all of the Common Shares held by the parties to the January 1998 voting agreement will be voted in favor of the merger. Even though the Common Shares held by the parties to the January 1998 voting agreement represent approximately 72% of the total voting power of all outstanding shares of Weston, the Agreement with the Special Committee does not assure the approval of the merger because Weston is also requiring the separate approval of the holders of a majority of the Series A Common Shares, as described above. (See Pages 55 and 66)

Q: WHO IS ENTITLED TO VOTE ON THE MERGER AGREEMENT?

A: All holders of record of Weston's Series A Common Shares and Common Shares as of the close of business on April 16, 2001, will be entitled to notice of, and to vote at, the special meeting. (See Page 55)

Q: WHAT IF HOLDERS OF A MAJORITY OF THE SERIES A COMMON SHARES DO NOT APPROVE
   THE MERGER AGREEMENT?

A: The merger will not occur. (See Page 55)

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER BUT IT IS APPROVED?

A: Shareholders who oppose the merger may demand payment of the fair value of their shares, but only if they comply with all of the Pennsylvania law procedures explained in this proxy statement. (See Pages 6 and 68)

Q: WHAT DO I NEED TO DO NOW?

A: Read this proxy statement. Please give us instructions how to vote your shares (1) over the telephone by calling the toll-free number identified in the proxy card enclosed with this proxy statement, (2) over the Internet or
   (3) by completing, dating and signing the enclosed proxy card and mailing your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Weston special meeting. (See Page 56)

Q: IF I AM A HOLDER OF BOTH COMMON SHARES AND SERIES A COMMON SHARES, DO I FILL
   OUT BOTH PROXY CARDS?

A: Yes. Holders of both series of common shares are receiving two proxy cards with this proxy statement, a blue card in respect of their Common Shares and a white card in respect of their Series A Common Shares, and should fill out both. (See Page 56)

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q: IF MY SHARES ARE HELD IN AN ACCOUNT UNDER WESTON'S 401(K) PLAN, HOW WILL THE
   TRUSTEE OF THE PLAN VOTE MY SHARES?

A: The trustee will vote your shares in accordance with your instructions. If you do not provide instructions, the trustee will vote your shares in the same proportion as the shares under the 401(k) plan for which the trustee does receive voting instructions. You should follow the directions provided by the plan trustee to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR GIVEN MY
   PROXY OVER THE TELEPHONE OR INTERNET?

A: Yes. You may change your vote by sending, or instructing your broker or other nominee to send, a written notice stating that you would like to revoke your proxy or another signed proxy card with a later date to the Corporate Secretary of Weston. You also can attend the Weston special meeting and vote in person. (See Page 56)

Q: WHAT WILL HAPPEN TO THE OUTSTANDING WESTON STOCK OPTIONS AND STOCK
   APPRECIATION RIGHTS?

A: At the effective time of the merger, the existing Weston stock options, stock appreciation rights and employment rights (including the rights of Weston's Chief Executive Officer and Chief Operating Officer to receive certain change-in-control bonus payments) held by certain members of Weston's senior management will be cancelled, and those senior managers will receive stock and stock options in Parent, and a new employment agreement with Weston. All other holders of options to purchase Series A Common Shares of Weston outstanding on the effective date of the merger will receive, whether or not the options are then vested or exercisable, a cash payment for each option equal to the excess, if any, of $5.02 over the exercise price per share of Weston's Series A Common Shares subject to his or her options; all other holders of stock appreciation rights will receive a cash payment for each stock appreciation right based on a share price of $5.02 per share. (See Pages 40, 57 and 59)

Q: SHOULD I SEND IN MY STOCK CERTIFICATES OR OPTION OR OTHER AGREEMENTS NOW?

A: No. Within a few days after the merger is completed, Weston shareholders will receive written instructions for exchanging their Weston stock certificates and/or other agreements for cash. (See Page 59)

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We are not aware of any other matters to be voted on at the special meeting.
   If you are voting by proxy, however, we ask that you give the proxies listed in the proxy card the power to act in their discretion upon any other matters that may come before the meeting. (See Page 71)

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible after the Weston special meeting. If the merger agreement is adopted and the other conditions to the merger are satisfied, we expect to complete the merger shortly after the special meeting. (See Page 57)

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger, you should contact:
          Roy F. Weston, Inc.
        1400 Weston Way
        West Chester, PA 19380-1499
        (610) 701-5115
        Attention: Arnold P. Borish, General Counsel

                                SPECIAL FACTORS

PURPOSES AND STRUCTURE OF THE MERGER

     In the opinion of the Special Committee of the Weston board of directors, there are four principal purposes of the merger:

     - Enhance the value of all shareholders' interests in Weston;

     - Provide liquidity for the holders of Common Shares at a valuation that fairly reflects the control position those holders have;

     - Provide liquidity for the holders of Series A Common Shares at a valuation that reflects fair consideration for those shares; and

     - Accomplish these goals in a transaction that preserves and enhances Weston's identity, presence and opportunity to compete and succeed in the industry in which it competes.

     The board of directors and the Special Committee do not believe that the current and recent market prices for the Series A Common Shares accurately reflect the value of those shares. Weston's small market capitalization and limited trading volume in particular have created variances between the market value of the Series A Common Shares and their intrinsic value. Moreover, while the voting control held by the Common Shares can be beneficial to Weston by allowing Weston's management to focus on Weston's historic mission and mitigating potentially disruptive influences that could be detrimental to Weston's long-term operations, that same control can adversely affect Weston's ability to raise additional equity and can also have an adverse effect on the values achievable in the open market for the publicly traded Series A Common Shares.

     At the same time, the board of directors and the Special Committee are proud of the tradition Weston has developed of creating lasting economic solutions for its clients by bringing facilities, land and other resources compromised by the effects of past development back to productive use. The board of directors and the Special Committee believe that the merger will allow Weston to continue serving its clients under the direction of its current management and with its current employees while enhancing the value of both the Series A Common Shares and the Common Shares and providing liquidity to the holders of both series of the common shares.

     The reasons for and advantages of the structure of the merger with ACAS are described in this proxy statement in the section entitled "SPECIAL
FACTORS -- Reasons for the Recommendation of the Merger by the Special Committee and the Board" on page 17.

CERTAIN EFFECTS OF THE MERGER

     As a result of the merger, Weston will be owned 100% by Parent. Immediately after the merger, those members of existing senior management of Weston identified in the section entitled "SUMMARY TERM SHEET -- The Merger" on page 2 will own approximately 27% of the common stock of Parent (without giving effect to the exercise by these senior managers of any options) and ACAS will own approximately 73% of the common stock of Parent (assuming the exercise by ACAS of all warrants to purchase capital stock of Parent that would be exercisable immediately after the merger and the conversion of all shares of convertible capital stock held by ACAS that would be convertible immediately after the merger). In addition, Weston will amend its 401(k) Retirement Savings Plan at the time of the merger to provide for contributions of 4,500,000 shares of common stock of Parent to such plan, instead of cash contributions as currently provided, in the years following the merger.

     As a result of the merger, Weston shareholders will receive only cash and will no longer have an equity interest in Weston. The shareholders will therefore not share in any of the future earnings and potential growth of Weston. Instead, each Weston Series A Common Share will be converted into the right to receive $5.02 in cash, without interest, and each Common Share will be converted into the right to receive $5.38 in cash, without interest. Following the merger, the equity owners of Parent -- ACAS, the senior management group, other managers and key employees of Weston who purchase stock or receive stock options and, over time, the employees of Weston through the 401(k) Retirement Plan -- will have the opportunity to benefit from any earnings and growth of Weston, and will bear the risk of any decrease in Weston's value.

     Weston's Series A Common Shares are currently listed on the Nasdaq National Market System. According to published guidelines of the Nasdaq Stock Market, the Series A Common Shares will no longer be quoted on the Nasdaq National Market System if, among other things, the number of publicly held Series A Common Shares (excluding shares held directly or indirectly by officers, directors and any person who is a beneficial owner of more than 10% of the Series A Common Shares) were fewer than 500,000, the aggregate market value of publicly held Series A Common Shares were less than $1,000,000 or there were fewer than 300 holders of the Series A Common Shares in round lots. The Series A Common Shares will be delisted from the Nasdaq National Market System upon completion of the merger.

     Weston's Series A Common Shares are currently registered under the Securities Exchange Act of 1934, as amended. Completion of the merger will result in the Series A Common Shares becoming eligible for deregistration under the Securities Exchange Act of 1934. Registration of the Series A Common Shares may be terminated upon application by Weston to the Securities and Exchange Commission if the Series A Common Shares are not listed on a "national securities exchange" and there are fewer than 300 record holders of such shares. Termination of registration of the Series A Common Shares under the Securities Exchange Act will substantially reduce the information that Weston is required to furnish to its shareholders and the Securities and Exchange Commission and will make certain provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act and the requirement to furnish a proxy or information statement in connection with shareholders' meetings pursuant to Sections 14(a) or 14(c) of the Securities Exchange Act and the related requirement of an annual report, no longer applicable to Weston.

     If the Series A Common Shares are no longer registered under the Securities Exchange Act, the requirements of Rule 13e-3 promulgated under the Securities Exchange Act with respect to "going private" transactions will no longer be applicable to Weston. In addition, the ability of "affiliates" of Weston and persons holding "restricted securities" of Weston to dispose of such securities under Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or, with respect to certain persons, eliminated. If registration of the Series A Common Shares under the Securities Exchange Act is terminated, such shares will no longer be eligible for listing on the Nasdaq Stock Market or for continued inclusion on the Federal Reserve Board's list of "margin securities." Parent has advised Weston that it will apply for termination of registration of the Series A Common Shares as soon as possible after completion of the merger.

     In addition, the Weston Common Shares will not be listed on the Nasdaq Stock Market or any national securities exchange, or registered under the Exchange Act, after completion of the merger.

     As a result of the borrowings to be incurred to finance the merger and Weston's post-merger operations, the consolidated indebtedness of Weston will be substantially greater than current levels. In addition, interest rates on the new indebtedness are expected to be generally higher than Weston's current rates and the covenants applicable to the new indebtedness are expected to be more restrictive than current covenants. As a result, Weston's financial and operating flexibility may be reduced.

     Although an investment in Weston following the consummation of the merger involves substantial risk resulting from the limited liquidity of such investment and the high debt-to-equity ratio, if the estimates made by the senior management group and ACAS are realized, such investment could be worth considerably more than the merger consideration payable to the Weston shareholders. Except as otherwise described in this proxy statement, Weston currently expects that it will initially be operated after the merger in a manner similar to that of its current operations. See "CERTAIN PROJECTIONS" on page 48. After completion of the merger, ACAS may merge Weston with and into Parent, which would, among other things, result in Weston becoming a Delaware corporation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material federal income tax consequences expected to result to shareholders whose common shares are converted into a right to receive cash in the merger or who receive cash pursuant to the exercise of appraisal rights. The following summary assumes that shareholders have held their common shares as "capital assets" (generally, property held for investment) as defined in section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code").

  Treatment of Holders of Common Shares

     For the United States federal income tax purposes, Subsidiary will be disregarded as transitory, with the result that the Weston shareholders will be deemed to have sold a portion of their Weston common shares to Parent (or its affiliates) (i.e., a "Sale Transaction") and to have had a portion of their common shares redeemed by Weston (i.e., a "Redemption Transaction").

     Weston intends to take the position that, for each shareholder, the portion of the Weston common shares disposed of in the merger or pursuant to the exercise of appraisal rights that is allocable to the Sale Transaction is the percentage equivalent of a fraction the numerator of which is the amount of equity contributed to Weston by Parent (or its affiliates) and used as a part of the consideration for Weston common shares in connection with the merger and the denominator of which is the aggregate amount of cash paid to shareholders in connection with the merger. The remainder of the shareholder's Weston common shares disposed of in the merger or pursuant to the exercise of appraisal rights will be treated as having been redeemed in the Redemption Transaction.

     The conversion of common shares in the merger for the right to receive cash and the receipt of cash pursuant to the exercise of appraisal rights will be fully taxable to shareholders. The determination of the character of the gain or loss could vary depending on whether such gain or loss results from a Sale Transaction or a Redemption Transaction. To the extent that a shareholder is considered to have sold Weston common shares to Parent (or its affiliates) in a Sale Transaction, such shareholder will recognize capital gain or loss equal to the difference between the amount realized on the deemed sale (i.e., the cash proceeds properly allocated thereto) and the shareholder's adjusted tax basis in Weston common shares deemed surrendered in such sale. Generally, a shareholder's tax basis in his or her common shares will be equal to such shareholder's cost therefor. In the case of a shareholder who is an individual, such capital gain will be taxable at a maximum capital gains rate of 20% if the holder held the common shares for more than one year at the time of the merger.

     To the extent that Weston is deemed to be the source of a portion of the cash consideration paid to the shareholders, the receipt of such cash in exchange for such shareholder's common shares in the merger will be treated as a Redemption Transaction. If, taking into account the constructive ownership rules of Section 318 of the Code, a shareholder's interest in Weston will completely terminate as a result of the merger (or pursuant to the exercise of appraisal rights), then the shareholder will receive sale or exchange treatment (i.e., capital gain or loss treatment) as described in the preceding paragraph.

     If a shareholder's interest in the surviving corporation of the merger, taking into account the constructive ownership rules of Section 318 of the Code, is not terminated as a result of the merger (or pursuant to the exercise of appraisal rights), then the shareholder will recognize capital gain or loss as described above only if the deemed redemption is "not essentially equivalent to a dividend" or "substantially disproportionate" within the meaning of Section 302 of the Code. While such determination is based on a shareholder's particular facts and circumstances, the IRS has indicated in published rulings that for a minority shareholder in a publicly held corporation that has minimal control over the corporate matters, even a small reduction in the shareholder's proportionate equity interest may be treated as a meaningful reduction, which would result in capital gain treatment. Shareholders are urged to consult their tax advisors with respect to the potential applicability of these provisions.

     A foreign shareholder is any shareholder who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership, a foreign estate or a foreign trust, as those terms are defined in the Code (which we refer to as a "Foreign Shareholder"). In the case of any Foreign Shareholder, the exchange agent may be required to withhold 30% of the amount paid to redeem the Weston common shares from the shareholder in order to satisfy certain United States withholding requirements. In order to avoid the application of any such withholding requirements, the Foreign Shareholder may be required to prove in a manner satisfactory to Weston and the exchange agent that (i) the redemption of its Weston common shares pursuant to the merger will qualify as a sale or exchange under Section 302 of the Code, rather than as a dividend for United States federal income tax purposes, in which case no withholding will be required, (ii) the Foreign Shareholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the exchange agent will withhold at the reduced treaty rate or (iii) no United States withholding is otherwise required. In addition, if a Foreign Shareholder's gain in the merger is effectively connected with the conduct of a trade or business in the United States or if a Foreign Shareholder is an individual present in the United States for 183 or more days during the taxable year of the merger or redemption or sale of Weston common shares, the gain may be subject to United States federal income tax. Foreign Shareholders are urged to consult their own tax advisers regarding the application to them of these withholding rules and other tax consequences of the merger to them.

  Treatment of Senior Management

     Certain members of senior management, whose current stock options, stock appreciation rights and rights under their current employment agreements with Weston will be cancelled at the time the merger is completed, will receive in exchange common stock of Parent, options to acquire common stock of Parent, and rights under new employment agreements entered into with the surviving corporation. In addition to these replacement securities and rights, it is anticipated that certain members of senior management will separately purchase stock (common stock and Series A preferred stock) of Parent. The terms of the senior management group's participation in the merger are explained in more detail in this proxy statement in the section entitled, "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40.

     There are not expected to be any immediate tax consequences to the members of the senior management group upon the cancellation of their current stock options, stock appreciation rights and rights under their employment agreements, or upon their receipt of stock options of Parent. The members of the senior management group will, however, recognize ordinary income equal to the fair market value of the Parent common stock they receive as part of the exchange for the cancellation of their existing stock options, stock appreciation rights and rights under their employment agreements.

     The tax treatment of holders of Series A Common Shares discussed above will also apply to those members of the senior management group who own Series A Common Shares in Weston and exchange these shares for cash in the merger, provided that the members of senior management hold these Series A Common Shares as capital assets. With respect to the stock of Parent that the members of senior management will purchase separately, the members of senior management are not expected to recognize ordinary income because they are expected to purchase the stock at its fair market value. Any difference between the purchase price of the Parent stock and the fair market value of the stock on the date of purchase would constitute ordinary income to the members of senior management.

     Weston, as the surviving corporation, is expected to be able to deduct the amount of ordinary income that members of senior management recognize upon the receipt of stock of Parent, provided that such amount is considered to be reasonable compensation. Deductions for compensation exceeding $1 million dollars, however, are subject to limitations. In addition, because there would be a change in ownership of Weston, the surviving corporation could not deduct amounts in excess of three times a member of senior management's average compensation for the previous five years.

  Backup Withholding

     A shareholder whose common shares are converted to cash pursuant to the merger or the exercise of appraisal rights may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common shares unless such shareholder (1) is a corporation or other exempt recipient and, when required, establishes this exemption, (2) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules or (3) provides a certificate of foreign status and makes any other required certification. A shareholder who does not provide the surviving corporation with its correct taxpayer identification number or otherwise properly establish an exemption when required may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the shareholder's federal income tax liability.

     The surviving corporation of the merger will report to non-exempt shareholders and to the IRS the amount of any reportable payments (including payments made to shareholders pursuant to the merger or the exercise of appraisal rights) and any amount withheld pursuant to the merger or the exercise of appraisal rights.

  Shareholders Should Seek Their Own Tax Advice

     The preceding is a brief summary of the principal tax considerations potentially affecting Weston and its shareholders, and does not purport to be a complete analysis of all potential tax effects of the merger. The summary is based on the current state of the law, which is subject to legislative, administrative or judicial actions, which may apply retroactively. The summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances and is not intended for shareholders that may be subject to special federal income tax rules (including insurance companies, tax-exempt organizations, mutual funds, financial institutions or broker-dealers, shareholders who hold their common shares as part of a hedge, straddle or conversion transaction, shareholders who acquired their Series A Common Shares pursuant to the exercise of an employee stock option or otherwise as compensation, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). The summary also does not address holders of stock options or stock appreciation rights, other than the discussion of senior management's stock options. ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF THE MERGER.

REASONS FOR THE RECOMMENDATION OF THE MERGER BY THE SPECIAL COMMITTEE AND THE BOARD

     On March 9, 2001, the Special Committee unanimously concluded that the consideration to be received by the holders of the Series A Common Shares in the merger was fair to and in the best interests of those holders and that the terms of the merger were advisable and in the best interests of Weston and the holders of the Series A Common Shares. The Special Committee unanimously recommended that the board approve the merger agreement.

     At a meeting of the board held immediately following the Special Committee's meeting on March 9, 2001, the board considered the recommendations of the Special Committee. The board concluded that the consideration to be received by the Weston shareholders in the merger was fair to and in the best interests of those shareholders and that the terms of the merger were advisable and fair to and in the best interests of Weston and its shareholders. The board then approved the merger agreement and recommended that the Weston shareholders vote in favor of adoption of the merger agreement.

  Special Committee

     In making the determination and recommendation described above, the Special Committee considered a number of factors, including but not limited to the following:

     - The Special Committee considered that Weston's small market capitalization, limited trading volume, dual class stock structure and related voting control by the non-publicly traded Common Shares and diminishing attention from research analysts has adversely affected the trading markets for, and the historical market prices of, the Series A Common Shares. The Special Committee considered the performance of the market price of the Series A Common Shares over the past five years, which traded at approximate per share prices of between $3.00 and $5.50 during 1996 and between $2.00 and $3.50 during 1999, and that the market price only began to rise from 1999 trading prices after Weston had publicly announced in April 2000 that it had hired Raymond James & Associates, Inc. to explore strategic alternatives. The Special Committee also considered its discussions with Raymond James & Associates, Inc. with respect to these market considerations and concluded that, in the circumstances then existing, the $5.02 per share cash consideration to be received by the holders of the Series A Common Shares was preferable to the going-concern value of such shares were Weston to remain a public company. Accordingly, the Special Committee concluded that value for the holders of Series A Common Shares was not likely to be maximized if Weston remained a public company.

     - The Special Committee considered that the net book value of Weston and, possibly, its liquidation value as well, are in excess of the merger consideration offered by ACAS and that, nevertheless, neither the net book value nor the liquidation value had been reflected in the trading price of the Series A Common Shares or in any discussions with ACAS or other potential bidders. However, the Special Committee did not consider the possible alternative of liquidating the company, in light of the significant adverse effect such action would likely have on Weston's customers, employees, and on the communities in which Weston operates, and the transaction costs that would likely be associated with closing a business such as Weston given the large number of long-term contracts with customers, suppliers and landlords.

     - The Special Committee considered whether Weston should maintain substantially its current capital structure and attempt to grow organically or through acquisitions, in light of the perceived impediments to capital raising created by its two-tiered capital structure and the trend towards consolidation in its industry.

     - The Special Committee considered the premium demanded by certain holders of the Common Shares over the price offered to the holders of the Series A Common Shares, in light of the control represented by such Common Shares and the ability of the holders of the Common Shares to engage in an alternate transaction without the approval of the holders of the Series A Common Shares.

     - The Special Committee considered that the $5.02 per share to be received by the holders of Series A Common Shares represented a premium of 147% to the closing price on April 26, 2000, the day before Weston announced first quarter 2000 results of operations and that it had retained Raymond James & Associates, Inc. to explore strategic alternatives, a premium of 52% to the closing price on October 23, 2000, the day before Weston announced that it granted exclusive negotiation rights to ACAS and shortly before it announced its third quarter 2000 results of operations and a premium of 13% to the closing price on March 8, 2001, the last trading day before the Special Committee recommended that the board approve the merger agreement.

     - The Special Committee considered that it had agreed to the transaction with ACAS only after a substantial number of potential parties had been contacted over an extended period of time in a lengthy proposal solicitation process designed to elicit third party proposals to acquire Weston.

     - The Special Committee considered that the proposal solicitation process, which began in March 2000, had been conducted in what the Special Committee believed to be an evenhanded manner and that third parties interested in Weston had been afforded the opportunity to submit a proposal had they wished to do so and had been given access to senior management and substantial amounts of information to assist in formulating a proposal.

     - The Special Committee considered that the aggregate consideration offered by ACAS in the proposal solicitation process undertaken by the Special Committee exceeded the Committee's assessment of the aggregate value of the proposals made by other parties (even after those other parties had been given the opportunity to increase their proposals but had declined). The Special Committee considered that Weston had not received any firm offers to acquire Weston during the past two years.

     - The Special Committee received a written opinion and a financial presentation from Raymond James & Associates, Inc. at the March 9, 2001 meeting to the effect that, as of March 9, 2001 and based upon and subject to the matters stated in its opinion, the $5.02 per share to be received by the holders of Series A Common Shares was fair, from a financial point of view, to the holders of the

       Series A Common Shares. THE FULL TEXT OF THE RAYMOND JAMES & ASSOCIATES, INC. OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY RAYMOND JAMES, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF RAYMOND JAMES & ASSOCIATES, INC. In addition, the presentation of and the factors considered by Raymond James & Associates, Inc. in its fairness opinion as discussed under "SPECIAL FACTORS -- Opinion of Financial Advisor" on page 23, supported the Special Committee's determination.

     - The Special Committee considered the manner in which the strategic transaction process was conducted and that it had been delegated exclusive authority to evaluate the merits of and negotiate the terms of any recapitalization of the Common Shares or business combination transaction and make a recommendation with respect thereto to the board. The Special Committee considered that it was composed of disinterested directors, none of whom was employed by or had any other business relationship with Weston (except in their capacities as directors) or would have any economic interest in Weston after the merger. The Special Committee also considered that it had retained and was advised by its own independent and experienced legal counsel and compensation consultant and that Raymond James & Associates, Inc. worked exclusively under the direction of the Special Committee since its presentation to the board in October 1999.

     - The Special Committee considered that, although Pennsylvania law would require only that a majority of the votes cast by the holders of Common Shares and Series A Common Shares, voting as a single series, be voted in favor of the merger, the merger agreement requires that the holders of a majority of the Series A Common Shares, voting as a separate series, vote in favor of the merger. The Special Committee was aware that this requirement is not the same as a requirement that such approval be by at least a majority of the unaffiliated holders of the Series A Common Shares, as it is possible that the holders of the Series A Common Shares who are affiliated persons (who own approximately 3% of the outstanding Series A Common Shares) could affect the outcome of the vote.

     - The Special Committee considered that dissenters' rights of appraisal will be available to the holders of Common Shares and Series A Common Shares under Pennsylvania law.

     - The Special Committee considered that the solicitation efforts of Raymond James & Associates, Inc. with respect to other potential buyers and the length of time that had passed from Weston's announcements that it had engaged Raymond James & Associates, Inc. to consider strategic alternatives, and that it had granted exclusive negotiating rights to ACAS, provided a substantial amount of time within which to gauge the current level of interest in Weston and to permit other potential buyers to come forward.

     - The Special Committee considered the provisions of the merger agreement that permit Weston to respond meaningfully to third party proposals for alternative transactions. Specifically, the merger agreement permits Weston, if prudent for the board to assure compliance with its fiduciary duties and upon receipt of an unsolicited written offer and the board's good faith determination that the offer has all necessary financing in place or readily available and would reasonably be expected to result in a transaction more favorable to Weston's shareholders, to provide information to and negotiate with the offeror and, if ACAS does not match the alternative offer within 72 hours after being advised that Weston intends to terminate the merger agreement and accept the alternative offer, terminate the merger agreement upon payment of a $2 million termination fee and enter into the alternative transaction.

     - The Special Committee considered the history of negotiations with respect to the merger agreement and the transactions contemplated thereby as the product of arm's-length negotiations with ACAS, which, among other things, led to an increase in ACAS's offer from approximately
       $4.50 - $4.75 on a blended basis in June 2000 to the price to be received in the merger, representing an average price of approximately $5.10 per share.

     - The Special Committee, with the assistance of its advisors, evaluated the merits and viability of the indications of interest received during the solicitation process and the relative strength of the ACAS proposal and concluded that the ACAS proposal was superior to each of the other proposals based on the amount and specificity of the purchase price being offered, the viability of the financing plans and the absence of material conditions that would be likely to affect the consummation of the merger.

     - The Special Committee considered that the consideration to be received in the merger is payable in cash, eliminating any uncertainty in valuing such consideration.

     - The Special Committee considered the proposal presented by Mr. Weston in February 2001 and concluded that there was no reasonable expectation that the proposal could be implemented, the proposal would not be likely to enhance the value of the Series A Common Shares to the degree such value would be enhanced by the merger and the proposal could reasonably be expected to adversely affect Weston's ability to raise additional capital as well as its ability to attract and retain key management.

     - The Special Committee considered the commitment letters received from Bank of America and Fleet Capital Corporation and from ACAS with respect to certain debt and equity financing arrangements which included what the Special Committee concluded were customary conditions to the financing obligations. The Special Committee and its advisors reviewed the terms and conditions of, and were satisfied with, such commitment letters and with Parent's ability to finance the merger pursuant to those commitments consistent with its representations in the merger agreement.

     - The Special Committee considered that there are few regulatory approvals required to consummate the merger and the favorable prospects for receiving those approvals. The Special Committee also considered that, apart from such approvals, receipt of approval from the holders of the Common Shares and the Series A Common Shares and the confirmation by Raymond James & Associates, Inc. of its opinion, the merger agreement did not include any other conditions that the Special Committee believed could reasonably be expected to prevent completion of the merger.

     - The Special Committee considered that the interests of certain directors and members of Weston senior management in the merger were different from those of the holders of the Series A Common Shares. The Special Committee was aware of those interests and considered them in making its determination.

     - The Special Committee considered the written opinion it had received from Buck Consultants, Inc. to the effect that the magnitude of the payments to Ms. Swoyer and Messrs. Thompson, Hosking and Swoyer under their employment and consulting agreements is reasonable and falls within the boundaries of prevalent practice, particularly in light of those individuals' extensive histories with and knowledge of both Weston and the industry in which it competes. The full text of this opinion has been included as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission on March 22, 2001. The Special Committee also considered the desires of the members of the Weston family to remain involved with Weston following the merger and the value such continued involvement could have for Weston, its customers and employees.

     The Special Committee did not consider the purchases in 1999 by Weston of its Series A Common Shares and its 7% Convertible Subordinate Debentures (which are reported in this proxy statement in the section entitled "Common Share Purchase Information" on page 74).

     The foregoing discussion of the information and factors discussed by the Special Committee is not meant to be exhaustive, but includes material factors considered by the Special Committee to support its decision to recommend to the board approval by the board of the merger agreement and to determine that the transactions contemplated thereby are fair to, and in the best interests of, Weston and the holders of the Series A Common Shares. The Special Committee did not assign relative weights or additional quantifiable values to these factors; rather, the Special Committee viewed its position and recommendations as being based on the totality of the information presented to and considered by its members.

  Board of Directors

     In making its determination and recommendation as to the merger and the merger agreement at the March 9, 2001 board meeting described above, the board of directors expressly adopted all of the factors that the Special Committee considered at its meeting on March 9, described above, as well as a number of other factors, including but not limited to the following:

     - The board considered the unanimous recommendation of the Special Committee as to the fairness of the merger to the holders of the Series A Common Shares, in light of the extensive process the Special Committee had conducted in evaluating the strategic alternatives available to Weston, the independent negotiations it and its advisors had conducted with ACAS senior management and the Majority Common Shareholders, and the independence of the members of the Special Committee;

     - The board considered that the capital markets are not currently likely to provide growth capital or adequate shareholder value for Weston as a public company. As a private company, the valuation of Weston will be made by professional appraisers annually using accepted formulas, and will not be artificially affected by Weston's size, by market fluctuations or by general investment vagaries. The board also considered that the elimination of the dual-class capital structure of Weston and related voting control by the non-publicly traded Common Shares would afford Weston greater access to the capital markets and would promote unity of interests among its stakeholders.

     - The board reviewed the possible alternatives to the merger, including (i) continuing to operate Weston as a publicly-owned entity and (ii) the proposal presented by Mr. Weston in February 2001, the consideration of which by the Special Committee is described above. In this regard, the board considered whether the public markets would reflect Weston's full value, absent a strategic transaction, in light of Weston's existing capital structure, its relatively small market capitalization and lack of widespread coverage by research analysts. The board also concurred with the Special Committee's conclusion as to the proposal by Mr. Weston, as described above.

     - The board considered that effectuation of the merger would minimally disrupt Weston's operations, as its management is continuing and Weston's headquarters are expected to remain in West Chester.

     - The board considered the advantages, such as employee retention and the opportunity to influence earnings growth, of significant employee ownership for companies such as Weston, which have a skilled and educated labor force.

     - The board considered that a privately held company with significant employee ownership would be better able to focus on the needs of its customers, potentially improving both the quality of its services and Weston's responsiveness to its customers.

     - The board considered the fact that the Majority Common Shareholders had retained and were advised by their own independent legal and financial advisors.

     - The board considered the experience and past success of ACAS in structuring and closing transactions similar to the merger.

     - The board considered that the merger agreement permits the board to negotiate and consummate unsolicited third-party proposals if the board determines, in good faith and after consultation with its outside legal counsel and its independent financial advisor, that (i) such offer has all necessary financing in place or otherwise readily available and would reasonably be expected to result in a transaction more favorable to Weston's shareholders than the proposed merger and (ii) it would be prudent to assure compliance with the board's fiduciary duties to consider such offer. The board also considered that if Weston accepted such an offer, Weston would have to pay ACAS a termination fee of $2 million.

     - The board considered that the merger agreement permits the board, subject to certain limitations, to withdraw its recommendation of the merger if it has determined in good faith after consultation with outside legal counsel that such recommendation is not consistent with its fiduciary duties imposed by law.

     In view of the wide variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. In considering the factors listed above, the board believes that these factors as a whole supported its determination that the merger is procedurally and substantively fair to the holders of the Series A Common Shares, including the unaffiliated holders of the Series A Common Shares, as well as to the holders of Common Shares.

BELIEF OF THE FILING PERSONS IN THE FAIRNESS OF THE MERGER

     The rules of the Securities and Exchange Commission require that each of Weston, William L. Robertson, Chief Executive Officer of Weston, and Patrick G. McCann, President and Chief Operating Officer of Weston, expresses its or his belief as to the fairness of the merger to the holders of Weston common shares.

     The non-employee directors of Weston did not retain an independent representative to act solely on behalf of the holders of Weston's Series A Common Shares for purposes of negotiating the merger or advising such shareholders as to the fairness of the merger. The Special Committee, however, which consisted entirely of independent and disinterested directors and a majority of Weston's non-employee directors has worked with Raymond James & Associates, Inc. since October 1999 to ensure the fairness of the transaction to the unaffiliated holders of the Series A Common Shares. Neither Mr. Robertson nor Mr. McCann has undertaken any formal evaluation of the fairness of the merger to the holders of Weston's Series A Common Shares and did not find it practicable to quantify or otherwise attach relative weights to the various factors considered by them. Based, however, on their consideration of, among other things, the following factors: (1) Weston's requirement that the merger be approved by the holders of a majority of the Series A Common Shares, (2) the Special Committee consisted entirely of disinterested and independent non-employee directors, and was constituted to evaluate and negotiate strategic transactions, including the merger, exclusively on behalf of the holders of the Series A Common Shares, (3) Raymond James & Associates, Inc. has acted exclusively under the direction of the Special Committee since its presentation to the board of directors in October 1999, (4) the unanimous approval of the merger by the Special Committee and (5) all of the other factors taken into account by the Special Committee and the board of directors in their respective reviews of the merger described in this proxy statement under "SPECIAL
FACTORS -- Reasons for the Recommendation of the Merger by the Special Committee and the Board" on page 17, each of Mr. Robertson and Mr. McCann believes that the merger is procedurally and substantively fair to the unaffiliated holders of Weston's Common Shares and Series A Common Shares (by which we mean those holders who are neither (1) executive officers or directors of Weston, (2) other members of the Weston family nor (3) other members of the senior management group participating in the merger), and that if the merger were not to be completed, Weston's prospects for future growth and its ability to retain its senior managers and other key employees, and his own desire to remain with Weston, would be seriously impaired.

     A majority of the Weston board, including all of its non-employee directors, has concluded that the merger is procedurally and substantively fair to the unaffiliated holders of Weston's Series A Common Shares, as well as to the unaffiliated holders of Weston's Common Shares and has approved the merger agreement, for the reasons referred to in the preceding paragraph and those described in this proxy statement under the section entitled "SPECIAL
FACTORS -- Reasons for the Recommendation of the Merger by the Special Committee and the Board of Directors" on page 17.

     The merger, for which Weston is requiring the approval of the holders of a majority of the Common Shares and of the Series A Common Shares, voting as separate series, is not structured so that the approval of at least a majority of the unaffiliated holders of the Series A Common Shares is required, as it is possible that the holders of the Series A Common Shares who are affiliated persons (who own approximately 3% of the outstanding Series A Common Shares) could affect the outcome of the vote. Each of Mr. Robertson, Mr. McCann and the Weston board of directors was aware of this possibility in arriving at his or its belief that the merger is procedurally and substantively fair to the unaffiliated holders of the Common Shares and of the Series A Common Shares.

OPINION OF FINANCIAL ADVISOR

     Weston retained Raymond James & Associates, Inc., based upon the unanimous recommendation of the Special Committee, to assist in the consideration of strategic alternatives. Since Raymond James & Associates, Inc. made a presentation to the board in October 1999, Raymond James & Associates, Inc. has acted exclusively under the direction of the Special Committee. Raymond James & Associates, Inc. was recommended by the Special Committee based on its expertise and its experience in the environmental services industry. Raymond James & Associates, Inc. is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions.

     At the meeting of the Special Committee on March 9, 2001, Raymond James & Associates, Inc. delivered an oral presentation and written opinion to the Special Committee to the effect that, as of such date and based on and subject to the matters set forth in the opinion and as described below, the consideration to be received by the holders of Series A Common Shares in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Series A Common Shares. This presentation was reviewed with the board at its March 9, 2001 meeting. No limitations were imposed by the Special Committee upon Raymond James & Associates, Inc. with respect to the investigations it made or procedures it followed in rendering its opinion.

     The full text of the written opinion of Raymond James & Associates, Inc. dated March 9, 2001, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Shareholders of Weston are urged to read the opinion in its entirety. Raymond James & Associates, Inc.'s written opinion is addressed to the Special Committee, is directed only to the fairness, from a financial point of view, of the consideration to be paid to the holders of Weston's Series A Common Shares pursuant to the merger agreement and does not constitute a recommendation to any Weston shareholder as to how such shareholder should vote at the special meeting. The opinion does not express any opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the board to approve or consummate the merger. The terms of the merger agreement were determined pursuant to negotiations between the Special Committee and ACAS, and not pursuant to recommendations of Raymond James & Associates, Inc. Copies of the written opinion are also available for inspection and copying at the principal executive offices of Weston during regular business hours by any shareholder of Weston, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania, 19380-1499.

     In connection with Raymond James & Associates, Inc.'s review of the proposed transaction and the preparation of the opinion, Raymond James & Associates, Inc. has, among other things:

          1. reviewed the financial terms and conditions as stated in the merger agreement;

          2. reviewed the audited financial statements of Weston as of and for the years ended December 31, 1998 and 1999, and the unaudited financial statements as of and for the year ended December 31, 2000;

          3. reviewed Weston's Annual Report filed on Form 10-K for the year ended December 31, 1999, and the Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          4. reviewed other Weston financial and operating information provided by Weston, including Weston's projections for calendar years 2001 through 2003;

          5. reviewed certain other publicly available information about Weston;

          6. discussed with members of the senior management of Weston certain information relating to the aforementioned items, including certain performance assumptions for calendar 2004, and various other matters which Raymond James & Associates, Inc. deemed relevant to the opinion;

          7. reviewed certain publicly available information regarding companies deemed by Raymond James & Associates, Inc. to be comparable to Weston and regarding actual and proposed business combinations involving companies deemed by Raymond James & Associates, Inc. to be comparable to Weston and the prospects, including valuations, for such companies; and

          8. reviewed certain other information deemed by Raymond James & Associates, Inc. to be relevant for purposes of the opinion.

     In conducting its investigation and analyses and in arriving at its opinion, Raymond James & Associates, Inc. took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including a review of (i) historical and projected revenues, operating earnings, net income and capitalization of Weston and certain other publicly held companies in businesses it believed to be comparable to Weston; (ii) the current and projected financial position and results of operations of Weston; and (iii) the general condition of the securities markets.

     As described in its opinion, Raymond James & Associates, Inc. assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James & Associates, Inc. by Weston or any other party and did not attempt to verify independently any such information. In addition, Raymond James & Associates, Inc. did not make or rely upon any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Weston in preparing and delivering its opinion. Raymond James & Associates, Inc. assumed that the financial forecasts, estimates, projections, and other information with respect to Weston examined by Raymond James & Associates, Inc. had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Weston, and Raymond James & Associates, Inc. relied upon each party to advise it promptly if any such information previously provided to or discussed with Raymond James & Associates, Inc. had become inaccurate or had been required to be updated during the period of its review. In addition, Raymond James & Associates, Inc. has assumed that the transaction will be consummated substantially in accordance with the terms set forth in the merger agreement.

     The opinion was based on economic, market, and other conditions as in effect on, and the information available to it as of, March 9, 2001, the date of the opinion.

  Fairness Opinion Analyses

     The following is a summary of the analyses performed by Raymond James & Associates, Inc. in connection with the preparation of the opinion. This summary is not a complete description of the analyses underlying the opinion. Raymond James and Associates, Inc.'s opinion regarding the fairness of the merger was not based on any one analysis or any particular subset of these analyses but rather gave consideration of all of the analyses taken as a whole.

     Discounted Cash Flow Analysis. Raymond James & Associates, Inc. performed a discounted cash flow analysis based on the unlevered discounted cash flow of the projected four-year financial performance of Weston. Raymond James & Associates, Inc. prepared projections for calendar year 2004 for Weston based on Weston's projections for calendar years 2001-2003 and on certain assumptions provided by Weston management regarding Weston's 2004 performance. Terminal values were calculated by applying an earnings before interest, taxes, depreciation and amortization ("EBITDA") multiple ranging from 4.5x to 5.5x to the projected EBITDA of Weston in fiscal year 2004. This range of exit multiples was derived from an analysis of multiples on seven transactions involving comparable companies, as described below in the paragraph captioned, "Analysis of Selected Merger and Acquisition Transactions." Discount rates ranging from 12% to 16% were selected to reflect the risk inherent in Weston's business and its projections. Based on this analysis, Weston's implied per share equity value ranged from $4.45 to $5.96 with a midpoint of $5.16. Raymond James & Associates, Inc. noted in the presentation of its analysis to the Weston board that the precise exit multiple derived from the comparable transaction analysis was lower than the mid-point of exit multiples used in the discounted cash flow analysis and had the precise exit multiple been applied, the mid-point of implied values under the discounted cash flow analysis would have been reduced and would have fallen below the proposed per share Series A Common Share merger consideration. Discounted cash flow analysis is a widely used valuation methodology, but it relies on numerous assumptions, including assets and earnings growth rates, terminal values, and discount rates. This analysis is not necessarily reflective of the actual value of Weston.

     Analysis of Publicly Traded Comparable Companies. Raymond James & Associates, Inc. analyzed selected historical financial, operating, and stock market data of Weston and other publicly traded companies that Raymond James & Associates, Inc. deemed to be comparable to Weston. The eleven companies deemed by Raymond James & Associates, Inc. to be reasonably comparable to Weston in terms of services offered, markets served, and business prospects were ARCADIS, EA Engineering Science & Technology, Ecology & Environment, IT Group, Jacobs Engineering, Michael Baker, Sevenson Environmental, STV Group, TRC Companies, URS Corporation and Versar.

     Although Weston was included in the analysis for reference purposes, it was not included in any calculation of implied multiples for purposes of Raymond James & Associates, Inc.'s analysis.

     The comparable company and comparable transaction analyses, as is typical, were based on market data for companies deemed to be similar to Weston and from previous transactions involving companies deemed similar to Weston. Since no company or transaction is precisely comparable to Weston or the merger, the analyses relied on data from a group of companies and transactions. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics of Weston and other factors that could affect the public trading value of the comparable companies to which they are being compared. If single company or transaction comparisons were to be used, the implied value for Weston would vary significantly depending on which company or transaction is chosen. For this reason, the analyses present the results for not only the highest and lowest implied values for each analysis but also the results for the median and mean values for the entire group of companies or transactions analyzed.

     Raymond James & Associates, Inc. examined certain publicly available financial data of the 11 comparable companies, including the ratio of enterprise value (equity value plus total debt, including preferred stock, less cash and cash equivalents) to 2000 net revenue, EBITDA, and earnings before interest and taxes ("EBIT"). In addition, Raymond James & Associates, Inc. examined the ratio of equity value to 2000 and projected 2001 net income for each of the comparable companies and the ratio of equity value to book value. The following table summarizes the results of this analysis.

                      COMPARABLE COMPANY ANALYSIS SUMMARY

                                                                MARKET MULTIPLE
                                                          ----------------------------
                                                            RANGE       MEDIAN    MEAN
                                                          ----------    ------    ----
Enterprise Value/2000 Net Revenue.......................  0.2 -  2.4x     0.4x     0.7x
Enterprise Value/2000 EBITDA............................  2.1 - 16.6      5.3      7.1
Enterprise Value/2000 EBIT..............................  2.4 - 23.2      7.3     10.5
Equity Value/2000 Net Income............................  5.1 - 36.2     12.8     17.0
Equity Value/2001 Net Income............................  4.2 - 26.2      7.9     12.4
Price/Book..............................................  0.5 -  3.9      1.1      1.5

     Raymond James & Associates, Inc. then applied the ratios derived from its comparable company analysis to Weston's unaudited operating results for its fiscal year ended December 31, 2000 to determine an implied equity value per share. The following table summarizes the results of this analysis.

                      COMPARABLE COMPANY ANALYSIS SUMMARY

                                                        IMPLIED PRICE/ SHARE RANGE
                                                    -----------------------------------
                                                         RANGE          MEDIAN    MEAN
                                                    ----------------    ------    -----
Enterprise Value/2000 Net Revenue.................  $  2.13 - $33.79    $4.39     $8.85
Enterprise Value/2000 EBITDA......................     0.85 -  13.16     3.60      5.12
Enterprise Value/2000 EBIT........................   (0.09) -   7.32     1.68      2.79
Equity Value/2000 Net Income......................     1.27 -   8.93     3.15      4.20
Equity Value/2001 Net Income......................     1.99 -  12.44     3.74      5.88
Price/Book........................................     2.81 -  22.39     6.53      8.65

     Analysis of Selected Merger and Acquisition Transactions. Raymond James & Associates, Inc. compared the proposed merger with selected comparable merger and acquisition transactions. No transaction analyzed in Raymond James & Associates, Inc.'s comparable transaction analysis was identical to the merger. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors between Weston and the other transactions considered that could affect the acquisition value of the companies to which Weston was being compared.

     Raymond James & Associates, Inc. performed an analysis of seven merger and acquisition transactions of engineering and consulting companies that occurred between March 2000 and February 2001. The seven merger and acquisition transactions considered were:

     - Windjammer Capital Investors' acquisition of ThermoRetec Consulting Corporation;

     - Hatch Mott MacDonald's acquisition of Killam Group;

     - Futureco Environmental's acquisition of GZA Geoenvironmental Tech;

     - AMEC's acquisition of Ogden's Environmental and Energy Services;

     - AECOM's acquisition of Metcalf & Eddy;

     - The acquisition of ENSR by an investor group; and

     - Mactec's acquisition of Harding Lawson Associates.

The following table summarizes the results of this analysis.

         SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS SUMMARY

                                                                MARKET MULTIPLE
                                                         -----------------------------
                                                            RANGE       MEDIAN    MEAN
                                                         -----------    ------    ----
Enterprise Value/2000 Net Revenue......................   0.3 -  1.0x     0.5x     0.6x
Enterprise Value/2000 EBITDA...........................   3.7 -  5.5      4.6      4.7
Enterprise Value/2000 EBIT.............................   4.9 - 11.6      7.0      7.3
Equity Value/2000 Net Income...........................  12.3 - 17.1     13.6     13.9
Price/Book.............................................   0.8 -  2.1      1.1      1.2

     Raymond James & Associates, Inc. then applied the ratios derived from the comparable transaction analysis to Weston's unaudited operating results for the fiscal year ended December 31, 2000 to determine an implied equity value per share. The following table summarizes the results of this analysis.

         SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS SUMMARY

                                                          IMPLIED PRICE/SHARE RANGE
                                                      ---------------------------------
                                                          RANGE         MEDIAN    MEAN
                                                      --------------    ------    -----
Enterprise Value/2000 Net Revenue...................  $3.47 - $14.07    $6.50     $7.83
Enterprise Value/2000 EBITDA........................   2.19 -   3.78     2.96      3.05
Enterprise Value/2000 EBIT..........................   0.82 -   3.19     1.55      1.66
Equity Value/2000 Net Income........................   3.02 -   4.22     3.36      3.44
Price/Book..........................................   4.85 -  12.29     6.10      7.12

     Acquisition Premiums Analysis. Raymond James & Associates, Inc. analyzed the premiums paid for 299 mergers and acquisitions of publicly traded companies with market capitalization four weeks prior to announcement date ranging from $25 to $75 million executed between January 1, 2000 and December 31, 2000. The mean and the median premiums paid over the targets' stock prices four weeks before the announcement date, one week before the announcement date, and one day before the announcement date were 56.3 percent and 49.9 percent, 41.9 percent and 43.7 percent, and 39.4 percent and 33.4 percent, respectively.

     Raymond James & Associates, Inc. then applied the premiums derived from the acquisition premiums analysis to Weston's stock price four weeks, one week and one day prior to October 24, 2000, and March 8, 2001 to determine an implied equity value per share. March 8, 2001 was the latest date that trading data was available prior to the Special Committee's recommendation of the transaction to Weston's board of directors. October 24, 2000 was the date on which Weston announced that it had entered into exclusive negotiations with ACAS for the purchase of Weston. The following table summarizes the results of this analysis.

                 PRECEDENT TRANSACTION PREMIUM ANALYSIS SUMMARY

                                                          IMPLIED PRICE/SHARE RANGE
                                                      ---------------------------------
                                                          RANGE         MEDIAN    MEAN
                                                      --------------    ------    -----
October 24, 2000
4 week premium......................................  $3.14 - $15.18    $5.48     $5.96
1 week premium......................................   3.08 -  14.78     4.88      5.25
1 day premium.......................................   2.67 -   9.62     4.42      4.70
Average:............................................   2.96 -  13.19     4.93      5.30
March 8, 2001
4 week premium......................................  $3.70 - $17.92    $6.47     $7.03
1 week premium......................................   3.85 -  18.47     6.10      6.56
1 day premium.......................................   3.53 -  12.70     5.84      6.21
                                                                        -----     -----
Average:............................................   3.69 -  16.36     6.14      6.60
                                                                        =====     =====

     Opinion of Raymond James & Associates, Inc. The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James & Associates, Inc.'s opinion or its presentation to the Special Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James & Associates, Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James & Associates, Inc. considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James & Associates, Inc.'s view of the actual value of Weston. In undertaking its analysis, Raymond James & Associates, Inc. considered, among the other aspects of its analyses discussed above, those which indicated a potential value for Weston greater than the proposed Series A merger consideration. For example, in the case of the comparable company analysis, data from a single company increased the mean implied value for Weston because of its relatively high profit margins and strong growth rates, while data for a second company had relatively high EDITDA and EBIT multiples because of lower than average profit margins which, due to the nature of the methodology, produced higher than normal multiples for EBITDA and EBIT and further raised the mean implied value for Weston in the case of the EBITDA and EBIT analyses. In the case of the comparable transaction analysis, although both the mean and median implied values based on EBITDA, EBIT and net income fell below the proposed per share Series A Common Share merger consideration, in the analysis of net revenues, both the mean and median of the implied values exceeded the proposed per share Series A Common Share merger consideration. However, it was the opinion of Raymond James & Associates, Inc. that measurements of profitability such as net income, EBITDA and EBIT are more relevant to the determination of value than net revenues, which are not in themselves a measure of value but rather reflect the potential for a company to create value. Also, Raymond James & Associates, Inc. considered the book value analysis of Weston and comparable companies to be more relevant to valuation of a company if it were to be liquidated rather than run as an ongoing business. In the case of Weston, as would be the case with many people-intensive companies, Raymond James & Associates, Inc. believed that there would be significant expense involved in any effort to liquidate the business, including lease termination expense and employee severance costs. Further, much of Weston's business is based on long term contracts, which would likely impose significant penalties for damages if the contracts were to be terminated early. It was the opinion of Raymond James & Associates, Inc. that under a liquidation scenario the net value to be realized by Weston's shareholders would be significantly less than the book value for Weston, and most likely lower than the proposed per share Series A Common Share merger consideration. However, Raymond James & Associates, Inc. did not perform a formal liquidation analysis.

     Raymond James & Associates, Inc. also considered the impact on its acquisitions premiums analysis of the facts that the October 24, 2000 announcement did not indicate any transaction value for Weston, and that the March 9, 2001 announcement followed the repeated public statements that Weston had entered into a period of exclusive negotiations with ACAS. In the case of the March 9, 2001 announcement, Weston's stock value in the market had already risen significantly following the earlier October 24, 2000 announcement. This resulted, as could be expected, in the implied value for Weston in relation to the March 9 announcement date being higher than the proposed per share Series A Common Share merger consideration. While the proposed per share Series A Common Share merger consideration still represented a premium to Weston's market value prior to the March 9 announcement, Raymond James & Associates, Inc. did not expect this premium to be as great as the total premium observed when examining Weston's market value prior to the original October 24, 2000 announcement. It was the opinion of Raymond James & Associates, Inc. that, taken altogether, the premium analyses suggested that the proposed per share Series A Common Share merger consideration was typical of the value that could be expected when examining premiums paid in other transactions.

     In summary, while Raymond James & Associates, Inc. based its opinion on the totality of the analyses it conducted and not on any single analysis, Raymond James & Associates Inc. nonetheless examined each of the cases where the implied value under a particular analysis exceeded the proposed per share Series A Common Share merger consideration and came to the opinion that in each case there were circumstances which argued against relying solely on the results of such analysis. In considering these circumstances, as discussed above, and in considering the results of the complete set of analyses using a variety of methodologies, Raymond James & Associates, Inc. formed its opinion described herein.

     In performing its analyses, Raymond James & Associates, Inc. made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Weston. The analyses performed by Raymond James & Associates, Inc. are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James & Associates, Inc.'s analysis of the fairness of the financial terms and conditions of the transaction to Weston's holders of the Series A Common Shares from a financial point of view and were provided to the Special Committee. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of

Raymond James & Associates, Inc. was one of many factors taken into consideration by the Special Committee in making its determination to approve the transaction. Consequently, the analyses described above should not be viewed as determinative of the Special Committee's opinion with respect to the value of Weston.

     Weston has agreed to pay Raymond James & Associates, Inc. a fee of approximately $1.2 million upon the consummation of the transaction. Weston has also agreed to reimburse Raymond James & Associates, Inc. for its reasonable out-of-pocket expenses and to provide customary indemnification protection to Raymond James & Associates, Inc. In the ordinary course of business, Raymond James & Associates, Inc. may trade in the securities of Weston for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Raymond James & Associates, Inc. has consented to the descriptions of its opinion in, and the inclusion of its opinion as an appendix to, this proxy statement.

OPINION OF COMPENSATION CONSULTANT

     In July 2000, the Special Committee retained Buck Consultants, Inc. to (1) identify the typical parameters for noncompetition covenants, employment agreements and other relevant provisions for employees and others affiliated with a company in connection with a change-in-control and (2) render an opinion regarding the reasonableness of the proposed agreements with selected Weston family members who are either employed by or are otherwise associated with the Company. Those agreements are described in this proxy statement in the section entitled "THE SPECIAL MEETING -- 1. Adoption of the Merger Agreement -- Weston Family Agreements -- Consulting, Employment and Other Agreements" on page 66.

     The Special Committee selected Buck Consultants, Inc. because of Buck Consultants, Inc.'s qualifications, expertise and reputation. Since 1916, Buck Consultants, Inc. has been actively involved in the human resources consulting business. Buck Consultants, Inc. regularly works with clients to determine appropriate compensation and benefits programs for employees and directors. No limitations were imposed on Buck Consultants, Inc. by the Special Committee or others with respect to the investigations made or procedures followed by Buck Consultants, Inc. in preparing and rendering its opinion.

     Buck Consultants, Inc. delivered a written opinion to the Special Committee on March 9, 2001 that, as of March 9, 2001, the magnitude of the potential payments to be made to Katherine W. Swoyer, A. Frederick Thompson, Thomas M. Swoyer, Jr. and Wayne F. Hosking, Jr. pursuant to their respective proposed employment or consulting agreements is reasonable and within the boundaries of prevalent practice -- particularly in light of the individuals' extensive histories with and knowledge of both Weston and the industry in which Weston operates. The opinion was based on Buck Consultants, Inc.'s experience in other merger/acquisition situations, study of public disclosures of other non-compete and consulting arrangements and review of published survey information.

     In connection with Buck Consultants, Inc.'s review of the terms of the proposed agreements with the Weston family members named in the preceding paragraph, and the preparation of the opinion, Buck Consultants Inc. has, among other things:

     - reviewed the proposed form of employment agreement for each of Thomas M. Swoyer, Jr. and Wayne F. Hosking, Jr.;

     - reviewed the proposed form of consulting and non-compete agreement for each of Katherine W. Swoyer and A. Frederick Thompson;

     - discussed with advisors to the Special Committee certain information relating to the aforementioned items and various other matters that Buck Consultants, Inc. deemed relevant to the opinion;

     - relied on its experience in evaluating compensation arrangements in other merger/acquisition situations;

     - reviewed certain publicly available information from other companies regarding severance, employment, non-compete and consulting agreements; and

     - reviewed published survey information regarding relevant change-in-control provisions.

     As described in its opinion letter, Buck Consultants, Inc. assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Buck Consultants by the Company or any other party and did not attempt to verify independently any such information. The terms of these employment and consulting agreements were determined pursuant to negotiations between the Special Committee and the parties thereto and not pursuant to recommendations by Buck Consultants, Inc.

     Weston has paid Buck Consultants, Inc. a fee of $12,000 for its services to the Special Committee, including the delivery of its opinion. The full text of the written opinion delivered by Buck Consultants, Inc. is included as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission concurrently with this proxy statement. A copy of the opinion is also available for inspection and copying at the principal executive offices of Weston during regular business hours by any shareholder of Weston, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania 19380-1499. Buck Consultants, Inc. has consented to the description of its opinion in this proxy statement.

                            BACKGROUND OF THE MERGER

     In the Spring of 1999, Weston's board of directors received a preliminary unsolicited proposal to explore the possibility of a merger transaction with an unaffiliated third party. In response to this proposal, Weston's board of directors formed a special committee of independent directors. Shortly after forming the Special Committee, the board of directors clarified that the Special Committee's primary focus should be on whether a proposed transaction would be in the best interests of the holders of the Series A Common Shares, that the Special Committee should also review and evaluate any business combination transaction involving a change in the capital structure of Weston and that the Special Committee should be responsible for evaluating, not negotiating, the terms of any such transactions. The Special Committee was composed of Ambassador Richard L. Armitage, Jesse Brown, Thomas E. Carroll and James H. Wolfe, none of whom owned any Common Shares or had any other business relationship with Weston other than their positions as directors. The Special Committee elected Mr. Carroll to serve as chairman of the Special Committee. Shortly after being constituted, the Special Committee retained its own independent legal counsel.

     Discussions with the third party concerning the possibility of a merger transaction ended when the third party decided to pursue a different transaction not involving Weston. Weston's board of directors nonetheless determined that Weston should continue to explore strategic alternatives that could enhance shareholder value while providing liquidity to the holders of Common Shares. Toward that end, the Special Committee recommended that, in addition to its existing investment banker, Weston should retain an additional investment banking firm to assist in that process.

     In the summer of 1999, the Special Committee interviewed two investment banking firms which had expressed interest in advising Weston and the Special Committee and in August 1999, upon the recommendation of the Special Committee, Weston engaged Raymond James & Associates, Inc. to explore strategic alternatives, including growth opportunities, to enhance shareholder value. During the summer and early fall of 1999, Raymond James & Associates Inc. analyzed various strategic alternatives available to Weston.

     In early November 1999, the board of directors granted the Special Committee exclusive authority to evaluate and negotiate any proposed transactions with the holders of the Common Shares and any related business combination transactions and to make a recommendation to the board of directors with respect to any such transactions, subject to the final action of the board of directors with respect to any such transaction.

     In late November 1999, Raymond James & Associates, Inc. presented to the Special Committee its analysis of the potential impact on the valuation of Weston's Series A Common Shares resulting from a recapitalization of the Common Shares or from a business combination transaction. Raymond James & Associates, Inc.'s analysis addressed Weston's ability to finance a recapitalization with a strategic investor or financial partner. Because both the Special Committee and Raymond James & Associates, Inc. were aware that certain holders of Common Shares were anticipating a premium in any purchase or other recapitalization involving the Common Shares, Raymond James & Associates, Inc. also addressed the issue of a premium for the holders of the Common Shares relative to the market value of the Series A Common Shares. Raymond James & Associates, Inc. also addressed Weston's financial ability to complete a business combination transaction and the factors affecting Weston's valuation in such a transaction. The Special Committee concluded that, depending upon the valuation sought by the holders of the Common Shares in a recapitalization transaction, a recapitalization of the Common Shares was likely to be in the best interests of the holders of the Series A Common Shares only in the context of a larger business combination transaction. The Special Committee also concluded that it was not likely that Weston could obtain significant additional equity under the Company's existing capital structure, either in the form of a strategic investment, joint venture or financial partner.

     Beginning in November 1999, at the request of the board of directors, the Special Committee reviewed and, after consultation with Raymond James & Associates, Inc. and the Special Committee's legal counsel, recommended certain amendments proposed by Mr. Robertson to the employment agreements with himself, Patrick G. McCann (Weston's President and Chief Operating Officer), William G. Mecaughey (Weston's Chief Financial Officer) and Arnold P. Borish (Weston's General Counsel and Corporate Secretary). These amendments consisted primarily of certain enhanced severance benefits that Mr. Robertson believed would permit management to remain committed to Weston and dedicate their best efforts on Weston's behalf notwithstanding the ongoing consideration of strategic alternatives. The Special Committee concluded that such modifications were appropriate incentives for senior managers in the period of uncertainty during which Weston was considering strategic alternatives that could impact their future employment with Weston. The Special Committee also concluded that, apart from a basic severance benefit substantially comparable to the benefit already in place, any enhanced benefits for these four senior officers should be structured such that the amount of the enhanced benefits would be related directly to the enhanced value obtained for the holders of the Series A Common Shares in any business combination transaction. The Special Committee advised the board of directors of the Special Committee's conclusions regarding these amendments, which were approved by the board of directors in March 2000. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40 for a more detailed description of these agreements.

     In March 2000, Mr. Carroll, Raymond James & Associates, Inc. and the Special Committee's legal counsel met with the legal counsel and financial advisor to Katherine W. Swoyer, Susan W. Thompson, A. Frederick Thompson, Thomas
M. Swoyer, Jr., Wayne F. Hosking, Jr., Jennifer T. Hosking, Melissa T. Kalucki, Ansel Thompson and Patrick Swoyer. These persons and a trust and limited partnership controlled by certain of them, held a substantial majority of the Common Shares subject to a voting agreement entered into in January 1998. We refer to this agreement as the "January 1998 voting agreement" and to the shareholders named in the first sentence of this paragraph as the "Majority Common Shareholders." (The January 1998 voting agreement is described in the section of this proxy statement entitled "THE SPECIAL MEETING -- 1. Adoption of the Merger Agreement -- Weston Family Agreements -- January 1998 Voting Agreement, Pool Majority Notice and Agreement with Special Committee.") During the meeting, the financial advisor for the Majority Common Shareholders outlined what the Majority Common Shareholders believed to be the minimum fair value for the Common Shares. This presentation included an analysis of the Majority Common Shareholders' expectations regarding a premium relative to the Series A Common Shares in view of the control position of the Common Shares based on the supervoting rights of the Common Shares. The financial advisor also reported that the Majority Common Shareholders desired that certain holders of Common Shares associated with Weston enter into agreements with Weston that would include appropriate severance and similar provisions in connection with a potential change in control that could result from a recapitalization of the Common Stock or a business combination transaction.

     The minimum valuation identified by the Majority Common Shareholders substantially exceeded the valuation that Raymond James & Associates, Inc.'s analysis indicated could reasonably be expected to be supported in the context of a transaction involving only a recapitalization of the Common Shares. As a result, the Special Committee directed Raymond James & Associates, Inc. to solicit indications of interest from third parties for a business combination transaction, including other companies operating in Weston's industry.

Raymond James & Associates, Inc. then contacted nearly 40 parties, including ACAS, to ascertain their potential interest in a business combination or other transaction involving Weston. These parties included the parties that Raymond James & Associates, Inc. believed would be likely to be interested in, and financially able to complete, a business combination or other transaction involving Weston and parties that contacted Raymond James & Associates, Inc. on an unsolicited basis.

     Approximately 20 parties expressed interest in receiving a confidential information memorandum regarding Weston, and six submitted written indications of interest. On July 6, 2000, Raymond James & Associates, Inc. reported at a meeting of the Special Committee that there were only three parties whose preliminary proposals included any financing analysis and that represented valuations in excess of $4.00 per share for all the outstanding shares, which was still below the minimum valuation targeted by the Majority Common Shareholders. Two of the proposals consisted of cash purchases of all of Weston's outstanding capital stock, one from ACAS that was in the $4.50-$4.75 per share range and one from a second bidder that was in the $4.25-$4.50 per share range. The third proposal entailed the merger of the bidder into Weston, with the bidder's shares being exchanged for 6.5 million shares of Weston's Series A Common Shares, the purchase by an affiliate of the bidder of 4.0 million additional Series A Common Shares for an aggregate purchase price of $12 million, and a tender offer by Weston for 65% of the previously outstanding Series A Common Shares and Common Shares (other than any shares held by the bidder or its shareholders or affiliates) for consideration per share consisting of $4.00 in cash and a subordinated note in the principal amount of $1.10. Raymond James & Associates, Inc. advised the Special Committee that, in its judgment, the current value of such consideration for the shares tendered was approximately $4.50 per share, after giving consideration to the terms of the proposed subordinated note and the potential valuation of the Weston stock outstanding after the completion of the transactions. The Special Committee did not request, and Raymond James & Associates, Inc. did not provide, a formal opinion on this valuation.

     Upon being advised by Raymond James & Associates, Inc. that all of the offers were below the minimum values at which the Special Committee believed a transaction could be completed, both ACAS and the third bidder indicated to Raymond James & Associates, Inc. that they would be willing to improve their offers, but the second cash bidder indicated that it was not likely to do so. Each of the three bidders had been provided extensive due diligence materials relating to Weston together with a form of merger agreement prepared by counsel to Weston with the assistance of counsel for the Special Committee.

     The Special Committee concluded preliminarily that the ACAS proposal was the superior proposal. The Special Committee directed Raymond James & Associates, Inc. to discuss with ACAS and the third bidder whether there were any material issues relating to the draft merger agreement or their due diligence review that could reasonably be expected to affect their ability to enter into a definitive agreement and complete a transaction promptly. The Special Committee also asked Raymond James & Associates, Inc. to advise the bidders that they identify what employment or consulting arrangements and non-competition covenants, if any, they would seek from current employees and members of the Weston family. The Special Committee also engaged Buck Consultants, Inc., in July 2000 to advise the Special Committee regarding the reasonableness of the consideration pursuant to any material employment, consulting, non-competition and severance agreements with any member of the Weston family.

     On July 18, 2000, Raymond James & Associates, Inc. advised the Special Committee that neither ACAS nor the other remaining bidder had identified any material issues from either their due diligence review or their review of the draft merger agreement that were expected to create any major barriers to completing the transaction promptly. Raymond James & Associates, Inc. also reported that both bidders had indicated their willingness to improve the value of their proposals. During the meeting, Raymond James & Associates, Inc. also presented an analysis of valuation premiums for control shares such as the Common Shares. The Special Committee concluded that the premium for the holders of the Common Shares, if any, should not exceed 10% of the per share price paid with respect to the Series A Common Shares.

     On July 26, 2000, the Special Committee, Raymond James & Associates, Inc. and the Special Committee's counsel, together with representatives of the Majority Common Shareholders and their financial advisor and legal counsel, met with the representatives of ACAS in the morning and with representatives of the other bidder in the afternoon. During the meeting with ACAS the representatives described their transaction as a cash merger with a weighted average value that it had agreed to increase to $5.00 per share (taking into account both the Series A Common Shares and the Common Shares). After the merger, ACAS intended to establish an employee stock ownership plan, to which it would contribute a significant ownership stake in Weston over a period of years. In addition, ACAS noted that senior Weston management employees would be required to exchange their existing equity and other compensation arrangements with Weston for new equity and other compensation arrangements with the surviving company.

     During the meeting with the second bidder, its representatives outlined its proposal, which involved a series of substantially concurrent transactions. First the bidder would merge into Weston and its shares would be exchanged for
6.5 million new shares of Weston's Series A Common Shares. After the merger, an affiliate of the bidder would purchase an additional 4.0 million Series A Common Shares for an aggregate purchase price of $12 million, after which the company would tender for 65% of the Series A Common Shares owned by shareholders other than the bidder and its affiliates and former shareholders. The consideration per share in the tender offer would equal $4.00 in cash plus a subordinated note in the principal amount of $1.10. In addition, all Common Shares for which Weston did not accept tenders would be converted to Series A Common Shares. Both bidders acknowledged that Weston's outstanding Common Shares would likely receive a premium over the price paid to the holders of the Series A Common Shares, in view of the control position attributable to the Common Shares.

     On August 2, 2000, the Special Committee met to review the two proposals. The Special Committee's counsel reviewed the Special Committee's duties under Pennsylvania law. The Special Committee was advised that, since the July 26, 2000 meeting, the second bidder had increased the tender offer consideration to $4.20 per share in cash and $1.25 per share in principal amount of a subordinated note. Raymond James & Associates, Inc. reported that the principal amount of the note should be discounted due to the five year maturity date with only interest, at a relatively low rate, payable currently. Based on certain assumptions regarding the value of the Series A Common Shares that would remain outstanding after the transaction, Raymond James & Associates, Inc. advised the Special Committee that, in its judgment, the second bidder's proposal could be valued at approximately $4.75 - $5.00 per share, with an upper limit of $5.20 per share under an aggressive valuation. Raymond James & Associates, Inc. noted that this valuation included certain assumptions about the value of the Series A Common Shares after completion of the transaction, a portion of which the current holders of Series A Common Shares and Common Shares, after conversion thereof, would continue to own. The Special Committee did not request, and Raymond James & Associates, Inc. did not provide, a formal opinion on this valuation. This valuation compared to the weighted average cash price of approximately $5.00 per share from ACAS which Raymond James & Associates, Inc. had asked ACAS to consider increasing to $5.10 per share.

     The Special Committee, with the assistance of Raymond James & Associates, Inc., concluded that the debt structure of the ACAS proposal was within customary market ranges and thus should not affect the likelihood of completing a transaction. The Special Committee also determined that the senior management equity participation under the ACAS proposal was customary and within market ranges, particularly in view of the fact that those senior managers would be agreeing to exchange all of their stock options, stock appreciation rights, transaction bonuses and other compensation and employment arrangements for their equity participation in and other compensation and employment arrangements with the surviving corporation.

     Counsel for the Special Committee advised the Special Committee that the tender offer component of the second bidder's proposal would likely trigger certain rights of first refusal under the January 1998 voting agreement, whereas the merger structure of the ACAS proposal would not provide a basis for exercising those rights under current Pennsylvania law. Counsel also advised the Special Committee that the various provisions of Pennsylvania law commonly known as anti-takeover provisions would not impede the ACAS proposal, assuming the board of directors approved the transaction before it was submitted to Weston's shareholders. Counsel noted that while Weston's shareholders, if appropriate disclosures were made in the proxy materials, could render many of these provisions inapplicable to the second bidder's proposal, this proposal would likely be complicated by those provisions.

     Raymond James & Associates, Inc. also reported that the Majority Common Shareholders, after considering the Special Committee's reservations concerning any premium in excess of 10%, had expressed a willingness to accept a premium that would represent a per share price approximately 7-8% higher for the Common Shares than the Series A Common Shares, which was substantially less than the premium they had previously indicated would be acceptable. The Special Committee reviewed Raymond James & Associates, Inc.'s analysis of an approximately $.35 per share premium to the Common Shares in the context of a cash merger, in which the holders of Series A Common Shares would receive approximately $4.93 per share and holders of Common Shares would receive approximately $5.27 per share. Raymond James & Associates, Inc. noted that, measured strictly on a per share value comparison, such a premium would be in the range of 7.1%, which it believed to be within ranges of premiums paid for control shares such as the Common Shares in comparable transactions. Raymond James & Associates, Inc. also noted that, based on the number of outstanding Common Shares, the aggregate value of the control share premium under these circumstances would be approximately $731,000, or approximately 1.4% of the total equity value of the proposed transaction, which also would be within ranges of premiums paid in comparable transactions.

     The Special Committee also reviewed the terms proposed by the Majority Common Shareholders for consulting and noncompetition agreements with each of A. Frederick Thompson and Katherine W. Swoyer and for employment agreements with each of Thomas M. Swoyer, Jr. and Wayne F. Hosking, Jr. Under the proposals, each of Mr. Thompson and Ms. Swoyer would enter into three-year consulting agreements during the term of which they would be prohibited from competing with Weston. Each would receive an annual consulting fee of $120,000. Messrs. Swoyer and Hosking would enter into employment agreements under which they would continue receiving their current base salaries and incentive bonuses, but each would also receive a $75,000 retention bonus payable in three equal consecutive annual installments commencing on the date of the employment agreement.

     The Special Committee noted that Mr. Thompson had previously served as Weston's Chairman and in various other executive positions for more than 15 years, Ms. Swoyer was currently the Chair of the board, and that both Mr. Thompson and Ms. Swoyer were identified with the company and could be important consulting resources for any buyer. The Special Committee also noted that Messrs. Swoyer and Hosking, as mid-level managers for Weston, were visible members of the active Weston family involvement in Weston.

     The Special Committee concluded the August 2, 2000 meeting by instructing Raymond James & Associates, Inc. to seek an increase in the weighted average per share price (taking into account both the Series A Common Shares and the Common Shares) payable by ACAS to $5.10 per share. In August 2000, ACAS indicated in a non-binding term sheet that it was willing to increase the weighted average (taking into account both the Series A Common Shares and the Common Shares) per share price to $5.09 (which equates to $5.02 for each Series A Common Share and $5.38 for each Common Share), and to have the surviving corporation enter into the employment and consulting agreements described above for Ms. Swoyer and Messrs. Thompson, Hosking and Swoyer. At the same time, the Special Committee entered into a letter agreement with ACAS for certain exclusive negotiation rights, and agreeing to reimburse ACAS for up to $250,000 in fees and expenses if, under certain circumstances, a mutually acceptable definitive agreement were not executed, which would increase to $500,000 if American Capital Strategies was prepared to sign a definitive agreement reflecting certain agreed terms.

     Following execution of the August 9, 2000 letter agreement, ACAS initiated further due diligence investigation of Weston. During this period, the Special Committee, with the assistance of its legal counsel, Raymond James & Associates, Inc. and senior management of Weston, negotiated with the Majority Common Shareholders and their advisors the terms of the employment and consulting agreements with members of the Weston family.

     At a meeting held August 31, 2000, the Special Committee concluded that it would be advisable to have the Majority Common Shareholders provide written assurances that, if a definitive merger transaction agreement were successfully negotiated with ACAS and if that transaction involved certain agreements with certain of the Majority Common Shareholders, and if that transaction were recommended by the Special Committee, approved by the board and submitted to a shareholder vote by a specified date, the Majority

Common Shareholders would vote in favor of the transaction (and thereby ensure that all Common Shares subject to the January 1998 voting agreement were voted in favor of the proposed transaction). The Special Committee discussed at length the fact that, under Pennsylvania law and the terms of Weston's articles of incorporation and bylaws, a merger such as that proposed by ACAS could be approved by the vote of a majority of the votes cast by the holders of Weston's Common Shares and Series A Common Shares, voting as a single class. The Special Committee determined that, because the holders of the Common Shares would receive a premium under the merger, the definitive agreement should provide as a condition to Weston's obligation to complete the merger that the holders of a majority of the Series A Common Shares approve the merger, voting as a separate series.

     On October 11, 2000, the Special Committee met and reviewed the substantially final terms of the proposed consulting and employment agreements with Ms. Swoyer and Messrs. Thompson, Hosking and Swoyer and the proposed letter agreements with Mr. Swoyer and Melissa Kalucki, the daughter of Mr. Thompson. Mr. Carroll reported that the Majority Common Shareholders and their advisors had reached a consensus on the terms of the agreements in negotiations that involved himself, Raymond James & Associates, Inc., counsel to the Special Committee and senior management of Weston. The Special Committee indicated it would approve the terms of these agreements upon receipt of written confirmation from Buck Consultants, Inc. as to the reasonableness of the payments contemplated by the material agreements. Raymond James & Associates, Inc. reported that Buck Consultants, Inc. had indicated that it would be able to provide the necessary confirmation based on the terms reviewed with the Special Committee. Counsel to the Special Committee also reviewed with the Special Committee the terms of the proposed voting assurance documents to be signed by the Majority Common Shareholders. Counsel reported that the Majority Common Shareholders had agreed in substance with the terms of those documents.

     On October 23, 2000, the Special Committee entered into a letter agreement with ACAS that superseded the August 2000 agreement. Under this agreement, the exclusivity period was extended to November 20, 2000 and the proposed forms of the employment and consulting agreements with Ms. Swoyer and Messrs. Thompson, Hosking and Swoyer were added to the non-binding term sheet. The Majority Common Shareholders also delivered on October 23, 2000 notices that Weston should vote their Common Shares in favor of the merger if the definitive merger agreement provided for consideration of $5.38 per Common Share and $5.02 per Series A Common Share, the employment and consulting agreements in the form attached to the term sheet were executed as part of the transaction, the Special Committee recommended approval of the transaction and the board of directors approved the transaction and submitted it to the shareholders for their approval, and the shareholder vote on the transaction occurred on or before March 15, 2001. Those holders of Common Shares also entered into an agreement with the Special Committee that they would not take any action inconsistent with those voting instructions and would, if requested by the Special Committee, vote in favor of the transaction.

     On October 24, 2000, Weston issued a press release announcing the Special Committee's grant of exclusive negotiating rights to ACAS with respect to a potential merger. The press release also reported that the holders of a majority of Weston's Common Shares had agreed that if a definitive agreement regarding the merger were recommended by the Special Committee and approved by the board of directors and submitted for a shareholder vote, their shares would, subject to certain conditions, be voted in favor of the transaction.

     Beginning on October 24, 2000 and continuing through March 2, 2001, the Special Committee, with the assistance of its counsel, Weston's counsel, and Raymond James & Associates, Inc., engaged in a series of negotiations with ACAS and its counsel with respect to the definitive agreement for the transaction.

     On December 8, 2000 and January 4, 2001, the Special Committee met to review the status of the negotiations. At the January 4th meeting, counsel to the Special Committee reviewed in detail the structure and operation of the draft definitive agreement and outlined the remaining significant unresolved issues. Counsel noted that ACAS itself was not a party to the draft agreement but only its two affiliates, which was not unusual for transactions of this nature, particularly in the absence of a significant third party interest in Weston.

     On January 8, 2001, ACAS advised Raymond James & Associates, Inc. that its board of directors had approved the terms of the proposed transaction and had delegated to its management the authority to resolve the remaining issues in the definitive agreement.

     On January 10, 2001, a copy of the substantially final definitive agreement was circulated to each member of Weston's board of directors, including the members of the Special Committee, together with a memorandum prepared by Weston's counsel with the assistance of counsel to the Special Committee summarizing the terms of the draft definitive agreement. The draft definitive agreement reflected the resolution with ACAS of the remaining significant open issues. On January 12, 2001, Mr. Carroll updated the board of directors on the status of the transaction, noting that there were three categories of issues to be resolved:

     - certain issues under the definitive agreement that counsel to the Special Committee and Weston's counsel agreed should be able to be resolved promptly;

     - receipt of senior financing commitment for the transaction and operations of Weston after the merger; and

     - completion of the terms of the ACAS financing commitment, including final resolution of the terms of the arrangements between ACAS and senior management of Weston.

     After Mr. Carroll's update, counsel to the Special Committee then summarized the process followed by the Special Committee. Thereafter, Weston's counsel noted that the materials circulated to the board and the presentations at the current meeting were intended to explain the proposed transactions to the board of directors and to answer any questions the directors may have regarding the proposed transaction. Weston's counsel emphasized that no board action was being requested in part because, as counsel to the Special Committee noted, the Special Committee had not yet made any recommendation on the transaction. Weston's counsel then proceeded to review the terms and provisions of the draft agreement in detail.

     At a January 25, 2001 meeting of the Special Committee, Raymond James & Associates, Inc. reported on the efforts being made by ACAS to obtain the necessary financing commitments.

     On January 26, 2001, the board of directors met to receive an update on the status of the proposed transaction. Raymond James & Associates, Inc. summarized the discussions it had held over the past week with representatives of ACAS concerning its efforts to obtain the necessary financing commitments.

     On February 5, 2001, Raymond James & Associates, Inc. met with Mr. Roy F. Weston to discuss a proposal developed by Mr. Weston that he believed would be a superior alternative to the proposed transaction. The text of Mr. Weston's proposal is as follows:

    It is proposed that WESTON continue as a "cause" supporting, publicly-owned, two-tiered stock Company. Its unstable past performance and current instability would be stabilized by:

     1. Reinstating WESTON's ESOP.

     2. Establishing a program for funding the purchase of WESTON shares.

     3. Developing a transition program for changing the ownership of Common Shares from Weston Family to employees.

     4. Permitting only active employees, and possibly only key active employees, to own Common Shares and providing rules for pricing share purchases and for entering and exiting a Common Share Ownership Pool.

     5. Establishing by-laws and rules for constraining self-dealing such as:

          - A by-law establishing rules for attaining and sustaining minimum levels of profitability performance to protect Class A Share shareholders from Common shareholder self-dealing.

          - Rules relating performance and tenure to protect shareholders from Board and CEO self-dealing.

          - Mutual veto power for the Board and a Common shareholder Executive Committee that complies with legal requirements and at the same time strives to avoid crises in the election and retention of a CEO.

          - Reaffirm a WESTON Vision, Purpose and Philosophy Statement and integrate major elements of that statement into a performance monitoring and evaluation program.

     On February 15, 2001, Mr. Weston sent to each member of the Special Committee, with copies to each other director of Weston and Weston's corporate secretary and general counsel, a memorandum outlining his proposal. On March 1, 2001, the Special Committee, Raymond James & Associates, Inc. and counsel to the Special Committee met with Mr. Weston to review and discuss his proposal in view of Mr. Weston's role as Weston's founder and his tenure with Weston and his stated belief that his proposal would be superior to the proposed transaction with ACAS. During the meeting, Mr. Weston outlined his proposal as described above and the members of the Special Committee, together with representatives of Raymond James & Associates, Inc. and counsel to the Special Committee, asked Mr. Weston a series of questions in an effort to better understand the mechanics by which the concepts outlined in Mr. Weston's proposal would actually be implemented. In particular, they discussed the concept of corporate governance rules that would attempt to require minimum performance standards. Mr. Weston indicated that if Weston did not achieve objective performance standards to be established under his proposal, Weston's chief executive officer and, potentially, members of the board of directors and other key employees would be removed from their positions.

     On March 2, 2001, Weston's corporate secretary circulated to each director, including the members of the Special Committee, a notice of a Special Committee meeting and a special board meeting to be held on March 9, 2001, to consider the proposed merger. The following materials were enclosed with the notice for review by all directors before the scheduled March 9, 2001 meetings of the Special Committee and the board of directors:

     - draft definitive agreement;

     - memorandum summarizing the terms of the definitive agreement prepared by Weston counsel with the assistance of counsel to the Special Committee;

     - drafts of the employment and consulting agreements proposed to be entered into with Ms. Swoyer and Messrs. Thompson, Hosking and Swoyer;

     - draft letter agreements proposed to be entered into with Mr. Swoyer and Melissa Kalucki, the daughter of Mr. Thompson and a granddaughter of Mr. Weston;

     - draft ACAS commitment letter and related term sheet with respect to ACAS's $30 million financing commitment, including the terms of the arrangements between senior management of Weston; and

     - draft agreement pursuant to which certain senior managers of Weston would agree to exchange their current compensation arrangements for the arrangements outlined in the term sheet attached to the draft ACAS commitment letter.

     On March 5, 2001, counsel for the Majority Common Shareholders advised ACAS, Raymond James & Associates, Inc. and counsel to the Special Committee that the Majority Common Shareholders had agreed to extend the termination date of their prior voting commitment from March 15, 2001 to June 30, 2001.

     On March 8, 2001, Parent delivered a final commitment letter with respect to the terms on which ACAS would provide $30 million in subordinated debt and equity financing in connection with the proposed transactions. On the morning of March 9, 2001, Parent delivered a final commitment letter from Bank of America and Fleet Capital Corporation for the $50 million senior debt facility executed by Parent, Bank of America and Fleet Capital Corporation.

     There were no contacts, transactions, negotiations or agreements between Weston or any of its affiliates on the one hand, and ACAS or its affiliates on the other hand, before the initiation of the discussions between the parties described above.

     Beginning in the morning of March 9, 2001, the Special Committee met with its counsel and Raymond James & Associates, Inc. Counsel for the Special Committee reminded the members of the Special Committee of their duties under Pennsylvania law, after which the Special Committee reviewed the process that had taken place since its formation in April 1999. The Special Committee next reviewed the terms of Mr. Weston's proposal. Raymond James & Associates, Inc. discussed with the Special Committee the likely adverse or at best neutral impact of Mr. Weston's proposal on the market valuation for the Series A Common Shares. Raymond James & Associates, Inc. noted the retention of the two-tiered stock structure and the likely perception that the board of directors would be significantly less independent from management given that the proposal could ultimately provide key employees with exclusive ownership of the Common Shares. Based on the negotiations with the Majority Common Shareholders with respect to the proposed ACAS transaction, the consensus of the Special Committee was that the holders of Common Shares would not be willing to sell their Common Shares at the Series A Common Share market value as contemplated by Mr. Weston's proposal. Primarily for this reason, the Special Committee concluded that Mr. Weston's proposal was not likely to be consummated. The Special Committee also noted that Mr. Weston's proposal did not provide any mechanism for holders of Series A Common Shares to sell those shares other than through existing market or similar transactions, and concluded that the proposed ACAS transaction provided greater liquidity to the holders of the Series A Common Shares. The Special Committee also concluded that the ACAS proposal was likely to provide a higher valuation for the Series A Common Shares because, under Mr. Weston's proposal, that value would likely be adversely affected by the continued existence of the two-tiered stock structure and by the greater consolidation of the voting power of the Common Shares with management and other key employees, thereby creating a perception that the board of directors would be too closely aligned with management and those key employees to adequately protect the interests of the holders of Series A Common Shares. The Special Committee also expressed the view that these adverse market valuation factors would inhibit Weston's access to new sources of capital at appropriate valuations. Finally, the Special Committee concluded that, if Mr. Weston's proposal would actually require the removal of the chief executive officer and, potentially, members of the board of directors and other key employees if Weston did not meet objective performance standards, such a proposal would be likely to have an adverse impact on Weston's ability to attract and retain key management and outside directors. As a result, the Special Committee determined not to recommend or further pursue Mr. Weston's proposal.

     The Special Committee next discussed the proposed ACAS transaction. Counsel for the Special Committee reviewed in detail the terms and conditions of the proposed merger agreement. Raymond James & Associates, Inc. reviewed with the Special Committee the economic interests of Weston employees, including various levels of managers, in the surviving corporation pursuant to arrangements that had been described by ACAS for the employee stock ownership plan, the incentive compensation program and the opportunities and agreements to participate in the equity of the surviving corporation. Raymond James & Associates, Inc. also reviewed with the Special Committee the general level of the participation of management and employees in other transactions of this nature. Raymond James & Associates, Inc. also expressed its view that the projected returns for ACAS were within the market ranges for equity buyout transactions of this type.

     Raymond James & Associates, Inc. also reviewed with the Special Committee the terms of the commitment letters from the senior lenders and ACAS, advising the Special Committee that the conditions to the funding obligations of the commitments reflected customary conditions for such financing commitments. Counsel for the Special Committee reviewed with the Special Committee the other conditions to closing and the status and prospects for satisfying those conditions.

     Counsel for the Special Committee also outlined the material terms of the employment, consulting and letter agreements that would be executed effective upon closing of the merger with Ms. Swoyer, Ms. Kalucki and Messrs. Thompson, Swoyer and Hosking. Counsel also reviewed the written opinion delivered by Buck Consultants, Inc. that the magnitude of the payments contemplated by the employment and consulting agreements was reasonable and fell within the boundaries of prevalent practice, particularly in view of the individuals' extensive histories with and knowledge of Weston and the industry in which it competes.

     Raymond James & Associates, Inc. then reviewed its analysis of the alternatives to a merger or similar business combination transaction. Raymond James & Associates, Inc. reported that, in its judgment, maintaining the current capital structure and attempting to grow through acquisitions would not timely address the limited analysts' coverage, small market capitalization, limited trading volume and two-tiered stock structure that would be expected to continue inhibiting the likelihood that the market value of the Series A Common Shares would reflect their intrinsic value. Raymond James & Associates, Inc. also advised the Special Committee that a recapitalization which eliminated the two-tiered stock structure would not address the other value-inhibiting factors and would be difficult to produce a premium to the Series A Common Share market value that in the absence of a business combination transaction could provide liquidity and fair consideration to the holders of Series A Common Shares. Raymond James & Associates, Inc. also noted the extensive process it had conducted to identify interested parties, the limited responses received from its solicitation efforts, the superiority of the ACAS proposal to any other written proposal that was submitted and the absence of any new proposals since negotiations were commenced with ACAS, as support for the fact that Raymond James & Associates, Inc. and the Special Committee had used reasonable efforts to explore and identify potential business combination transactions.

     Raymond James & Associates, Inc. next presented a detailed financial analysis of the consideration to be received by the holders of the Series A Common Shares in the proposed transaction compared to valuations that could be anticipated based on an analysis of comparable companies, other similar transactions, market premiums and discounted cash flow multiples. Raymond James & Associates, Inc. advised the Special Committee that, in its opinion, the consideration to be received by the holders of Series A Common Shares was fair, from a financial point of view, to the holders of the Series A Common Shares, and delivered its written opinion to that effect.

     The Special Committee directed a series of questions to Raymond James & Associates, Inc. regarding the financial aspects of the transaction and to counsel for the Special Committee regarding the structure of the transaction and the sequence of events necessary to complete the transaction. The Special Committee then concluded, based on the advice and opinions of Raymond James & Associates, Inc., Buck Consultants, Inc. and counsel to the Special Committee, and after considering the prospects for completing the transaction, and the alternatives available to Weston to enhance shareholder value, that the consideration to be received by the holders of the Series A Common Shares was fair and in the best interests of those holders, that the terms of the merger as set forth in the definitive agreement were advisable and in the best interests of Weston and the holders of the Series A Common Shares and that the terms of the employment, consulting and letter agreements with Ms. Swoyer, Ms. Kalucki and Messrs. Thompson, Hosking and Swoyer were advisable and in the best interests of Weston and its shareholders.

     The Special Committee then unanimously recommended that the board of directors approve the definitive agreement and the employment, consulting and letter agreements.

     Following the meeting of the Special Committee on March 9, 2001, the board of directors met to consider the Special Committee's report and the proposed merger. At this meeting, the Chairman of the Special Committee summarized the report of the Special Committee as to the transaction. Counsel for Weston next reviewed with the board the requirements of the Pennsylvania business corporation law applicable to their consideration of the proposed transaction, including the fiduciary obligations of the directors under Pennsylvania law. Counsel for Weston then described the material terms of the merger agreement and the material conditions to the financings by both ACAS and Bank of America and Fleet Capital Corporation. Counsel for Weston, together with counsel for the Special Committee, then outlined the material terms of the employment, consulting and letter agreements that would be executed effective upon completion of the merger with Ms. Swoyer, Ms. Kalucki and Messrs. Thompson, Swoyer and Hosking, and reviewed the opinion delivered by Buck Consultants, Inc. as to the reasonableness of the terms of such agreements. Finally, a representative of Raymond James & Associates, Inc. described for the board the opinion it had delivered to the Special Committee as to the fairness of the Series A Common Share merger consideration to the holders of the Series A Common Shares. Mr. Carroll, on behalf of the Special Committee, then reviewed with the board of directors the process it had undertaken since being constituted, and the course of the negotiations with ACAS. He next described the Special Committee's evaluation of the proposal made by Mr. Weston and the Special Committee's reasons for deciding not to pursue such proposal.

Mr. Carroll next described the factors referred to above, considered by the Special Committee in reaching its unanimous recommendation to approve the proposed transaction.

     During the course of the presentations described above, individual directors asked questions of each of Mr. Carroll, counsel for Weston and for the Special Committee, and the representative of Raymond James & Associates, Ltd. In addition, the board of directors discussed the fact that the opinion of Raymond James & Associates, Ltd. was directed to the fairness of the Series A Common Share merger consideration to the holders of the Series A Common Shares. However, the board of directors also considered the fact that the Majority Common Shareholders had retained and were advised by their own independent legal and financial advisors.

     The board of directors, by a majority of the directors present, then concluded that the terms of the merger are advisable and fair to and in the best interests of Weston and its shareholders, and voted to approve and adopt the merger agreement, to schedule a special shareholders meeting for May 29, 2001 for a vote on the merger by each of the two series of Weston common shares, to recommend to the shareholders of Weston that they vote in favor of adoption of the merger agreement, and to approve the employment, consulting and letter agreements with the above-named members of the Weston family.

     William L. Robertson, Chief Executive Officer of Weston and a member of the board of directors, abstained from the board of directors' vote due to the potential conflict of interest posed by Mr. Robertson's continuation as a member of senior management of, and equity participation in, the surviving corporation. Thomas M. Swoyer, who attended the meeting, had to leave the meeting prior to the vote and consequently did not vote on the merger. Roy F. Weston, Chairman Emeritus of the Weston board of directors, voted against the proposed merger. At the March 9, 2001 meeting, Mr. Weston stated that, although the process undertaken by the Special Committee and the board had been good, he disagreed with the decision. He observed that Weston's profitability has been increasing, and this, in his opinion, would cause Weston's public stock price to increase, obviating the need for a fundamental change in Weston's corporate structure. Mr. Weston also reported that he had requested arbitration or mediation under certain agreements in place among the members of the Weston family and Weston, relating to actions taken by certain members of the Weston family in connection with the proposed merger. Mr. Weston has subsequently withdrawn these requests with prejudice.

     Weston issued a press release before the opening of business on March 12, 2001 announcing the execution of the definitive agreement, the scheduling of the shareholders meeting, and the agreement by the holders of a substantial majority of the outstanding Common Shares to vote in favor of the merger.

       INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     In considering the recommendation of the Special Committee and the board of directors with respect to the merger, you should be aware that certain members of the board and Weston's senior management have interests that may present actual, potential or the appearance of potential conflicts of interest in connection with the merger. Certain members of the Weston family, Katherine W. Swoyer, A. Frederick Thompson, Wayne F. Hosking, Jr. and Thomas M. Swoyer, Jr., are members of Weston's board of directors and will enter into various consulting, employment and other agreements with Weston following the merger. Melissa Kalucki, who is the daughter of A. Frederick Thompson and is currently employed by Weston, will enter into an agreement with Weston after the merger providing for certain employment rights. Roy F. Weston, the founder of Weston and Chairman Emeritus of the board, is currently party to certain agreements with Weston, which will survive the merger. Katherine W. Swoyer provides travel consulting services to Weston under a Consulting Agreement that will terminate on June 30, 2001. Jennifer Hosking, who is the daughter of A. Frederick Thompson, is the Executive Vice-President of a non-profit organization that provides certain program development services to Weston under a services agreement that will survive the merger. These agreements and arrangements are described in this proxy statement in the section entitled, "THE SPECIAL
MEETING -- 1. ADOPTION OF THE MERGER AGREEMENT -- The Merger-Weston Family Agreements" on page 66. These and certain other Weston family members are also the owners of Common Shares of Weston, entitling them to receive in the merger a higher per share merger consideration than that to which
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

holders of the Series A Common Shares are entitled. In addition, Raymond James & Associates, Inc., the financial advisor to the Special Committee, will receive a fee of approximately $1.2 million upon completion of the merger.

     William G. Mecaughey, Weston's Chief Financial Officer, and Arnold P. Borish, Weston's General Counsel and Corporate Secretary, will each receive from Weston a "change-in-control" bonus in the approximate amount of $100,000 upon consummation of the merger, in addition to the payment for the options and stock appreciation rights that they each hold upon consummation of the merger. Certain other members of senior management of Weston will own stock in Parent and have other rights following the merger, all as described below.

     The Special Committee and the board of directors were aware of these potential or actual conflicts of interest and considered them along with other matters described in this proxy statement under "BACKGROUND OF THE MERGER" on page 30.

SENIOR MANAGEMENT COMPENSATION PACKAGES.

     In accordance with a term sheet agreed to by ACAS and Parent, the following 11 members of Weston's senior management will enter into various agreements and arrangements described below, and will receive compensation packages consisting of common stock of Parent, options to acquire common stock of Parent, and employment agreements with Weston, as the surviving corporation of the merger, in exchange for the cancellation of their existing stock options, stock appreciation rights and rights under their current employment agreements (including, for Messrs. Robertson and McCann, the right to payment of a change-in-control bonus):

        William L. Robertson -- Chief Executive Officer
        Patrick G. McCann -- President; Chief Operating Officer
        John Brooks -- Vice President and Manager - National Programs and Initiatives
        John DiFilippo -- Vice President and Manager - Southern Division
        John Hammond -- Vice President and Manager - Eastern Division
        Vincent Laino -- Vice President; Chief Information Officer;
                         Manager - Knowledge Systems and Solutions
        Edmund Pettiss -- Vice President and Manager - Marketing
        Alan Solow -- Vice President and Manager - Federal Division
        Kurt Stimpson -- Vice President and Manager - Midwest Division
        Abraham Thomas -- Vice President and Manager - National Account Division Lloyd Wagner -- Vice President and Manager - Western Division

     The senior management group as a whole will receive in this exchange a total of 958,480 shares of common stock and options to acquire a total of 1,068,298 shares of common stock of Parent. In addition, simultaneously with the merger, other managers and key employees of Weston may be offered the opportunity to acquire equity securities of Parent or may receive options to acquire common stock of Parent. These options will consist initially of performance-based options to acquire up to an aggregate of 430,000 shares of common stock of Parent and time-vested options to acquire up to an aggregate of 638,298 shares of common stock of Parent. The performance-based options will vest upon the earlier of six years from the date of grant or achievement of certain performance benchmarks. The time-vested options will vest over five years from the date of grant. In addition, Messrs. Robertson and McCann have the right to designate other managers and key employees who will receive performance-based options to acquire an aggregate of 806,617 shares of common stock of Parent. All options granted at the effective time of the merger will have an exercise price of $.05 per share. If the senior management group purchases 62,808 shares of each of Series A preferred stock and associated common stock of Parent in addition to the shares of Series A preferred stock that the group is purchasing described below, performance-based options to acquire an additional 121,870 shares of common stock of Parent will be authorized.

     Each member of the senior management group is expected to enter into an employment agreement with the surviving corporation at the effective time of the merger. Material terms of the employment agreement of
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

each of Mr. Robertson and Mr. McCann are set forth below, at the end of this section. The employment agreements of the other members of the senior management group will provide for (i) base salaries comparable to members' existing base salaries (with the exception of one senior manager who will receive a salary increase because his duties and responsibilities will be expanded after the merger), (ii) continued participation in the existing Weston Pay for Performance Incentive Compensation Program at their respective current levels, (iii) obligations on the part of such officers to maintain the confidentiality of Weston's and the surviving corporation's information and not to compete with the surviving corporation and (iv) the right to certain specified severance benefits plus 12 months of continued base salary payments if Weston terminates their employment other than for Cause (as defined in each employment agreement), death or disability.

SENIOR MANAGEMENT SERIES A PREFERRED STOCK AND ASSOCIATED COMMON STOCK.

     In addition to receiving their compensation packages, the senior management group will purchase an aggregate of at least 438,796 shares of non-convertible Series A preferred stock of Parent for $2.229 per share and an identical number of additional shares of common stock of Parent for $.05 per share. In connection with their purchases of Series A preferred stock and associated common stock, each of Messrs. Robertson and McCann is entitled, upon his request, to receive a loan from the surviving corporation of up to $375,000 on the terms described in this proxy statement in the section entitled, "FINANCING OF THE MERGER" on page
45. Each of Messrs. Robertson and McCann has also agreed, in addition to any shares purchased with these borrowed funds, that he and/or his Individual Retirement Account will purchase at least $250,000 of Series A preferred stock and associated common stock of Parent.

     In connection with the merger, in addition to the stock to be purchased by the senior management group described in the preceding paragraph, the senior management group and a limited number of other managers and key employees of Weston will also be offered the opportunity to acquire in a private placement up to $2,000,000 of Series A preferred stock and associated common stock at the same price described in the preceding paragraph.

     The Series A preferred stock will carry no voting rights other than the right to approve any proposed corporate action that would change the rights and privileges of the Series A preferred stock. The Series A preferred stock will have a liquidation preference of $2.229 per share, will pay a cumulating annual fixed dividend of 8% of the liquidation preference, and will rank senior in liquidation to the Series B preferred stock of Parent that ACAS may acquire upon the exercise of warrants described in this proxy statement in the section entitled "FINANCING OF THE MERGER" on page 45.

     Subject to certain conditions, after the earliest to occur of (i) the ninth anniversary of the completion of the merger, (ii) a sale, merger or consolidation of Parent or Weston involving a change in control of Weston, (iii) a sale of assets of Parent or Weston having a fair market value of 80% or more of the fair market value of all the assets of Parent or Weston, as applicable, or (iv) the termination of employment of any member of the senior management group without cause, due to death or disability, or due to retirement at or after age 65, a member of the senior management group (or his estate) can require Parent to redeem his shares of Series A preferred stock and the associated common stock in return for an amount equal to what we refer to as the "Series A Put Price" (which is the fair market value of the associated common stock on the date the senior manager exercises his right plus the lesser of (i) 100% of the residual equity value of Parent divided by the number of outstanding shares of Series A preferred stock or (ii) $2.229 per share). If the employment of any member of the senior management group is terminated for any reason after the merger, Parent may redeem his shares of Series A preferred stock and his associated shares of common stock for the Series A Put Price on the date of redemption.

     The members of senior management will also have pre-emptive rights with respect to their Series A preferred stock, which is the right of a holder to purchase his or her pro rata share of any equity securities that the surviving corporation proposes to sell, except for sales by Parent in connection with an initial public offering or a merger or acquisition.

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

STOCKHOLDERS' AGREEMENT

     At the effective time of the merger, the members of the senior management group and any other Weston employee who purchases stock or receives options to purchase common stock of Parent will enter into a stockholders' agreement with Parent and ACAS. Under the agreement, provided that the senior secured subordinated notes and the junior subordinated notes held by ACAS have been repaid in full, and ACAS proposes to sell Weston, Parent or assets of Weston or Parent having a fair market value of 80% or more of the fair market value of all of the assets of Weston or Parent, as the case may be, the parties to the stockholders' agreement other than ACAS would have a "right of first offer" to purchase American Capital Strategies Ltd.'s remaining equity interest in Parent. Also, in the event of a sale by ACAS to a third party of more than 50% of its holdings of any class of securities of Parent, the other parties to the stockholders' agreement would have "tag-along" rights with respect to any of the same class of securities held by those other parties, i.e., the right to sell their securities to such third party on the same terms and conditions as the sale by ACAS of its securities.

     The foregoing description of the stockholders' agreement is based on certain terms contained in a term sheet issued by ACAS in connection with the financing that ACAS is providing in connection with the merger. The stockholders' agreement has not yet been completed. The foregoing description does not contain all the information in the term sheet that may be important to you. You should read carefully the entire copy of the term sheet, which has been filed with the Securities and Exchange Commission as an exhibit to Weston's Transaction Statement filed on Schedule 13E-3.

RIGHTS OF MESSRS. ROBERTSON AND MCCANN

     Listed below, for each of Messrs. Robertson and McCann, are the number of shares of capital stock of Parent that he will own after the merger and any other rights that he may have, as discussed generally above in respect of the senior management group as a whole.

  William L. Robertson:

     - will receive 339,858 shares of common stock of Parent as part of his replacement compensation package;

     - will enter into an employment agreement with Weston, as the surviving corporation, as part of his replacement compensation package, with the following material terms:

        - Mr. Robertson will be employed as Chairman and Chief Executive Officer of Weston, for a one-year minimum term and on an at-will basis thereafter;

        - Mr. Robertson will receive a base salary of $315,322, subject to annual review, plus specified benefits, will be eligible to participate in all benefit plans of Weston in which senior officers are entitled to participate, and will receive an annual incentive payment of 30% of his base salary if Weston meets annual performance criteria under its Pay for Performance Incentive Compensation Program;

        - Mr. Robertson may not own more than 5% of any competitor of Weston, compete with Weston, render services to any entity to which Weston is providing services on the date Mr. Robertson's employment ceases, or solicit any employees of Weston for (i) 365 days after cessation of Mr. Robertson's employment if his employment is terminated for Cause (as defined in the employment agreement), by reason of his disability or voluntarily by him other than by resigning for Good Reason (as defined in the employment agreement) or (ii) 730 days after cessation of Mr. Robertson's employment if his employment is terminated other than for Cause or by reason of his disability, or if he resigns for Good Reason; and

        - If Mr. Robertson's employment is terminated by Weston other than for Cause, death or disability or if he resigns for Good Reason, he is entitled to receive certain specified severance benefits plus severance payments equal to his monthly salary for 24 months after termination of his employment.

     - and/or his Individual Retirement Account will purchase at least $250,000 of shares of Series A preferred stock and associated common stock of Parent;

     - is entitled to borrow up to $375,000 from Parent for additional purchases of Series A preferred stock and associated common stock;

     - has the right (subject to certain conditions) to require Parent to redeem his Series A preferred stock and associated shares of common stock at the Series A Put Price described above, if he leaves the employ of Weston (except if terminated for cause) at any time after the earlier of (i) the fifth anniversary of completion of the merger or (ii) repayment in full of the senior secured subordinated notes and junior subordinated notes issued by Weston, as the surviving corporation, in connection with the financing of the merger (see "FINANCING OF THE MERGER" on page 45 of this proxy statement); and

     - will receive performance-based options to acquire 60,000 shares of common stock and time-vested options to acquire 100,378 shares of common stock at the effective time of the merger.

  Patrick G. McCann

     - will receive 249,641 shares of common stock of Parent as part of his replacement compensation package;

     - will enter into an employment agreement with Weston, as the surviving corporation, as part of his replacement compensation package, with the following material terms:

        - Mr. McCann will be employed as President and Chief Operating Officer of Weston, for a one-year minimum term and on an at-will basis thereafter;

        - Mr. McCann will receive a base salary of $270,400, subject to annual review, plus specified benefits, will be eligible to participate in all benefit plans of Weston in which senior officers are entitled to participate, and will receive an annual incentive payment of 30% of his base salary if Weston meets annual performance criteria under its Pay for Performance Incentive Compensation Program;

        - Mr. McCann may not own more than 5% of any competitor of Weston, compete with Weston, render services to any entity to which Weston is providing services on the date Mr. McCann's employment ceases, or solicit any employees of Weston for (i) 365 days after cessation of Mr. McCann's employment if his employment is terminated for Cause (as defined in the employment agreement), by reason of his disability or voluntarily by him other than by resigning for Good Reason (as defined in the employment agreement) or (ii) 730 days after cessation of Mr. McCann's employment if his employment is terminated other than for Cause or by reason of his disability, or if he resigns for Good Reason; and

        - If Mr. McCann's employment is terminated by Weston other than for Cause, death or disability, or if he resigns for Good Reason, he is entitled to receive certain specified severance benefits plus severance payments equal to his monthly salary for 24 months after termination of his employment.

     - and/or his Individual Retirement Account will purchase at least $250,000 of Series A preferred stock and associated common stock of Parent;

     - is entitled to borrow up to $375,000 from Parent for additional purchases of Series A preferred stock and associated common stock; and

     - will receive performance-based options to acquire 55,000 shares of common stock and time-vested options to acquire 95,843 shares of common stock at the effective time of the merger.

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

     You should read carefully the entire employment agreements for Messrs. Robertson and McCann, which have been filed with the Securities and Exchange Commission as exhibits to Weston's Transaction Statement filed on Schedule 13E-3.

                            FINANCING OF THE MERGER

GENERAL

     The total amount of funds necessary to fund the payment of the merger consideration, redeem Weston's outstanding 7% Convertible Subordinated Debentures, pay off other indebtedness of Weston and pay the fees and expenses in connection with the merger is expected to be approximately $67.5 million. Weston, as the surviving corporation of the merger, intends to finance these transactions and the related fees and expenses from equity and debt financings as follows:

     - $3 million of common stock of Parent and Series A preferred stock of Parent will be purchased by ACAS;

     - approximately $27 million of senior secured subordinated notes (issued by Weston and guaranteed by Parent and its subsidiaries) and junior subordinated notes issued jointly by Weston and Parent, each accompanied by warrants to purchase Series B preferred stock of Parent, will be purchased by ACAS with terms as described below;

     - up to $3 million, but not less than $1 million, of Parent common stock and Parent Series A preferred stock, will be purchased by certain members of senior management of Weston, other managers and key employees of Weston and their Individual Retirement Accounts;

     - approximately $36.5 million will be provided to Weston, as the surviving corporation of the merger, under a senior secured credit facility, as described below.

The actual amount of the junior subordinated notes to be purchased by ACAS may be reduced by any equity investment made by the senior management group and other managers and key employees of Weston, and their Individual Retirement Accounts, in excess of $1 million. Weston does not have in place any alternative financing plans if the proposed financing arrangements described below are not consummated.

SENIOR SECURED CREDIT FACILITY

     Parent has obtained a commitment from Bank of America, N.A. and Fleet Capital Corporation to provide Weston (as the surviving corporation of the merger), or to amend Weston's existing credit facility with Bank of America, N.A. to provide, a senior secured credit facility in an aggregate amount of $50 million. Bank of America, N.A. will act as agent for itself, Fleet Capital Corporation and one or more other lenders under the credit facility. Each of Bank of America, N.A. and Fleet Capital Corporation has committed to provide up to $25 million of the credit facility. The credit facility will consist of a $40 million five-year revolving credit facility and a $10 million five-year real estate term loan. We refer to Bank of America, N.A., Fleet Capital Corporation and any other lenders under the credit facility collectively as the "Banks."

     Weston and Parent will be the joint obligors on the senior secured credit facility. The senior secured credit facility will be secured by first-priority security interests in substantially all assets of Weston, as the surviving corporation of the merger. Weston will be required to satisfy customary financial ratio covenants under the senior secured credit facility, and will be subject to restrictions on its ability to make capital expenditures, incur additional indebtedness, enter into merger and other acquisition transactions, pay dividends, make change-in-control and other payments to management and make investments. The Banks' obligation to provide the senior secured credit facility is subject to customary conditions, including those described below under the caption "Conditions to the Financings."

     The interest rate under the senior secured credit facility will be either
(1) 1% in excess of the Reference Rate (the rate publicly announced by Bank of America, N.A. as its prime rate) or, at Weston's option, (2) LIBOR plus a margin. The initial margin for LIBOR on the loan made under the revolving credit facility will be 3.35%, and the initial margin for LIBOR on the loan made under the real estate term loan will be

3.35%. The margin will vary according to a pricing matrix that is based upon Weston's total-funded-debt-to-EBITDA ratio and certain other factors.

FINANCING FROM AMERICAN CAPITAL STRATEGIES, LTD.

     Parent has obtained a commitment from ACAS to purchase from Parent $17 million of senior secured subordinated notes of Weston, guaranteed by Parent and its subsidiaries (accompanied by warrants to purchase 1,179,817 shares of Series B preferred stock of Parent), and up to $10 million of junior subordinated notes of Weston and Parent jointly (accompanied by warrants to purchase 1,544,216 shares of Series B preferred stock of Parent) to assist in financing of the merger. We refer to the senior secured subordinated notes and the junior subordinated notes collectively as the "Notes." ACAS's obligation to purchase the Notes is subject to customary conditions, including those described below under the caption "Conditions to the Financings."

     The senior secured subordinated notes will bear interest at a rate of 12.5% per year, payable quarterly in arrears, will mature seven years after the merger and will be repaid in equal quarterly payments beginning on the first month after the sixth anniversary of the merger. The junior subordinated notes will bear interest at a rate of 13% per year, payable quarterly in arrears, will mature eight years after the merger, and will be repaid in one lump sum on their maturity date. The interest payable on the junior subordinated notes will automatically become pay-in-kind interest after (and for as long a period of time as) Weston fails to meet certain financial ratio covenants.

     The senior secured subordinated notes will be secured by substantially all of the assets of each of Parent and Weston, subordinate only to the security interest held by the lenders under the senior secured credit facility described above. The Notes can be prepaid at Weston's option, but are required to be prepaid upon (i) a public offering of Parent's or Weston's securities, (ii) a change in control, merger, sale of assets of Parent (or Weston) having a fair market value of 80% or more of the fair market value of all the assets of Parent (or Weston), or similar transaction or (iii) termination of the employment of Patrick J. McCann (unless a replacement acceptable to ACAS is found within 180 days). Until the Notes are repaid in full, ACAS will be the assigned beneficiary of a $2 million insurance policy on the life of each of William L. Robertson and Patrick J. McCann, the proceeds of which will be applied to reduce the balance of the Notes.

     Together with the senior secured subordinated notes, ACAS will be issued 10-year warrants to purchase 1,179,817 shares of Series B convertible preferred stock of Parent, and together with the junior subordinated notes, ACAS will be issued 10-year warrants to purchase 1,544,216 shares of Series B convertible preferred stock of Parent.

     In addition, ACAS will be issued certain conditional warrants to purchase up to 680,548 shares of Series B preferred stock exercisable only upon the occurrence of a merger transaction, a sale of assets or other fundamental transaction, where ACAS fails to receive certain specified minimum internal rates of return on certain securities of Parent held by it. The Series B convertible preferred stock will be convertible into common stock of Parent and will be subordinate in liquidation priority to the Series A preferred stock of Parent. The Series B preferred stock will carry voting rights, as if it had been converted into common stock of Parent.

     ACAS will also purchase 1,323,463 shares of Series A (non-convertible) preferred stock of Parent and 1,000,000 accompanying shares of common stock of Parent for an aggregate consideration of $3,000,000. In addition, ACAS will be issued a conditional warrant to purchase up to 478,000 shares of common stock of Parent exercisable only upon the occurrence of a merger transaction, a sale of assets or other fundamental transaction, where ACAS fails to meet a specified rate of return on certain securities of Parent held by it.

     ACAS will have registration rights with respect to its shares of Series A preferred stock, Series B preferred stock and common stock of Parent upon an initial public offering by Parent of its stock.

     The proceeds from all of the financing provided by ACAS will be made available to Weston after the merger. The documentation for the financing will have representations and warranties, financial covenants, affirmative and negative covenants, and events of default customary for financings of a similar size and nature.

SENIOR MANAGEMENT EQUITY INVESTMENT

     The nature of the equity investment to be made by the members of Weston's senior management is described in the section of this proxy statement entitled, "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40. In addition to the purchases of $250,000 of Series A preferred stock and associated common stock of Parent that each of William J. Robertson and Patrick
J. McCann and/or his Individual Retirement Account will make as part of that equity investment by the senior management group, each of Messrs. Robertson and McCann is entitled to borrow up to $375,000 from Weston to purchase other Series A preferred stock of Parent and associated common stock of Parent. Interest on such loans would be payable annually at a rate equal to the Applicable Federal Rate (as found in the Internal Revenue Bulletin published by the Internal Revenue Service) in effect on the date of completion of the merger. The loans would mature in five years (or upon the departure of the borrower from Weston), repayable in a single principal payment at maturity with no prepayment penalties. The loans would be recourse loans, secured by all stock of Parent held by Mr. Robertson or Mr. McCann.

CONDITIONS TO THE FINANCINGS

     The funding of the senior secured credit facility with the Banks is subject to the satisfaction of certain conditions, including, among others, the following:

          (1) funding of the financing from ACAS;

          (2) delivery to the Banks of pro forma and fair saleable value balance sheets of Weston dated as of the date of, and reflecting completion of, the merger and no material changes from the most recent pro forma balance sheet previously delivered to the Banks, and reasonable satisfaction of the Banks that Weston will have sufficient working capital to pay its debts as they become due; and

          (3) an unused loan availability at the time of the merger of at least $7 million after giving effect to all transactions to occur at the time of the merger and after deducting the amount of accounts payable more than 30 days past due.

     The funding of the financing from ACAS is subject to the satisfaction of certain conditions, including, without limitation, the following:

          (1) Execution of employment agreements between the surviving corporation and each member of the Weston senior management group participating in the merger;

          (2) funding of the senior secured credit facility; and

          (3) the purchase by William J. Robertson and Patrick J. McCann and/or their Individual Retirement Accounts of a minimum of $500,000 (net of any loans by Weston to them) of Series A preferred stock of Parent and associated common stock of Parent at the time of completion of the merger, as referred to above in the section of this proxy statement entitled, "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40.

     The funding of each of the senior secured credit facility with the Banks and the financing by ACAS is subject to the satisfaction of customary conditions for debt financings, including, without limitation, the following:

          (1) Execution of definitive financing documentation;

          (2) execution of definitive agreements relating to the merger consistent with the drafts of such agreements previously reviewed by the Banks or by ACAS; and

          (3) the absence of any material adverse change in the business, operations, profits or prospects of Weston since Weston's third-quarter financial statements dated September 30, 2000 in the case of the senior secured credit facility, and since the date of the financing term sheet (March 9, 2001) in the case of the financing from ACAS.

ARRANGEMENTS TO REPAY BORROWINGS

     After the merger is completed, Weston plans to rely principally on cash flow from operations to meet its debt service requirements and repay the financing incurred in connection with the merger.

                              CERTAIN PROJECTIONS

     In connection with the solicitation of indications of interest from potential interested parties, Weston provided certain nonpublic estimates reflecting the possible future performance of Weston. Weston does not as a matter of course publicly disclose estimates of future revenues, earnings or other financial information. These projections subsequently were updated by Weston in December 2000 and provided to ACAS. These updated projections are set forth below. They were not prepared with a view toward public disclosure or in compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Weston is not including these projections in this proxy statement to influence your vote with respect to the proposed merger, but solely because these projections were made available to ACAS.

     The projections reflect numerous assumptions, all made by Weston's management as of the dates on which the projections were prepared, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Weston's control. In addition, the projections do not reflect completion of the merger. Accordingly, there can be no assurance that any of the projections set forth below will prove accurate. Moreover, there will usually be differences between projected and actual results because events and circumstances do not occur as expected and these differences may be material. The inclusion of the projections in this proxy statement should not be regarded as an indication that Weston or Parent and Subsidiary or any of their respective financial advisors or other representatives, or their respective officers and directors, considers such information to be an accurate prediction of future events or necessarily achievable. In light of the uncertainties inherent in forward-looking information of any kind, we caution against undue reliance on such information. We do not intend to update, revise or correct such projections if they are or become inaccurate, even in the short term.

                                                            2001        2002        2003
                                                          ESTIMATE    ESTIMATE    ESTIMATE
                                                          --------    --------    --------
                                                               (MILLIONS OF DOLLARS)
Gross revenues..........................................   $275.7      $289.5      $304.0
Direct project costs....................................    109.4       114.9       120.6
                                                           ------      ------      ------
  Net revenues..........................................    166.3       174.6       183.4
                                                           ------      ------      ------
Direct salaries and other operating costs...............    142.5       149.4       156.7
General and administrative expenses.....................     16.6        17.5        18.4
                                                           ------      ------      ------
  Total operating costs.................................    159.1       166.9       175.1
                                                           ------      ------      ------
  Income from operations................................      7.2         7.7         8.3
Other income (expense)..................................      1.1         1.2         1.2
                                                           ------      ------      ------
Income before income taxes..............................      8.3         8.9         9.5
Provision for income taxes (40%)........................      3.3         3.6         3.8
                                                           ------      ------      ------
  Net income............................................   $  5.0      $  5.3      $  5.7
                                                           ------      ------      ------

                      GOVERNMENTAL AND REGULATORY APPROVAL

     Weston does not believe that any material federal or state regulatory approvals, filings or notices are required by Weston in connection with the merger other than the filing of a certificate of merger with the Secretary of the Commonwealth of Pennsylvania and a Premerger Notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the "HSR Act").

     Under the HSR Act, certain acquisition transactions may not be completed until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and specified waiting period requirements have been satisfied. Weston and Parent and Subsidiary filed the required notifications on March 16, 2001 and on March 27, 2001 were granted early termination of the waiting period specified in the HSR Act. At any time before or after consummation of the merger, the Federal Trade Commission, the Department of Justice or state attorneys' general could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on the information available to them, Weston and Parent and Subsidiary believe that the merger can be effected in compliance with federal and state antitrust laws. However, there is no assurance that a challenge to the consummation of the merger on antitrust grounds will not be made or that, if such challenge were made, Weston and Parent and Subsidiary would prevail or would not be required to accept certain conditions, including the divestitures of certain assets, in order to consummate the merger.

                               EXPENSES AND FEES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger will be paid by the party incurring such expenses, except that Parent will pay all filing fees assessed against Parent relating to the filings required under the HSR Act. Weston has agreed to pay the fees of legal counsel to the senior management group and to the Weston family as well as the fees of the financial advisor to the Weston family. Weston has agreed that if the merger is consummated, Weston will reimburse ACAS and Bank of America for all reasonable out-of-pocket expenses incurred by each of ACAS and Bank of America in connection with the financing each is providing, before and at the time of completion of the merger, such as legal fees, travel expenses, costs of performing environmental due diligence, consulting fees and general research and investigation costs. Estimated fees to be incurred in connection with the merger, the financing and related transactions are as follows:

SEC Filing Fees.............................................  $   10,500
Special Committee Financial Advisor's Fees and Expenses.....  $1,240,000
Special Committee Legal and Consulting Fees.................  $  300,000
Legal and Accounting Fees and Expenses......................  $  480,000
Printing and Solicitation Fees and Expenses.................  $  100,000
Financing Fees and Expenses.................................  $4,420,000
Other Expenses*.............................................  $  800,000
Total.......................................................  $7,350,500

---------------
* Includes, among other expenses, expenses and fees of financial and legal advisors to Majority Common Shareholders, and of legal advisor to senior management.

                         INFORMATION ABOUT THE PARTIES

WESTON

  General

     Weston is an infrastructure redevelopment organization that provides integrated environmental engineering solutions to produce economic value for industrial and governmental clients. Weston's services include development of cost-effective technologies and solutions to environmental problems, selection of sites, assistance in obtaining governmental permits, and the preparation of specifications and designs for constructing remedial systems and facilities; and construction, startup and operation of facilities. These services are made available to clients through Weston's staff of professional and support personnel. Weston assists its clients from the initial identification and definition of a problem, through the planning, evaluation and design stages, to the implementation of cost-effective, technologically feasible, and publicly acceptable solutions.

     Since its incorporation in 1957, Weston has been a pioneer in providing solutions to environmental, health and safety problems. As environmental concerns have grown in complexity and become the subject of heightened public awareness and extensive governmental regulation, Weston's strategy has been to build an organization with a high level of sophisticated professional skills and a broad range of scientific, technological and management resources. Weston uses a total systems approach that involves studying its clients' needs and providing cost-effective, customized solutions that address those needs.

  Background Information about Management

     Set forth in the table below are (i) the names of each director and executive officer of Weston, (ii) the present principal occupation or employment of each such person, (iii) the name, address and principal business of the corporation or other organization in which such occupation or employment of each such person is conducted, (iv) the material occupations, positions, offices and employment of each such person for the last five years and (v) the name, principal business and address of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Unless otherwise stated, the address of each person listed below is c/o Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania 19380-1499 and the telephone number of each is (610) 701-3000.

                                  PRINCIPAL OCCUPATION AND BUSINESS
                                    EXPERIENCE IN PAST FIVE YEARS
NAME                                     (WITH ADDRESSES)(1)              OTHER DIRECTORSHIPS (WITH ADDRESSES)
----                             ------------------------------------    --------------------------------------
Jesse Brown....................  President and Chief Executive           Maximus, Inc. -- 11419 Sunset Hills
  (director since 1997)            Officer, Brown & Associates --        Road, Reston, VA 20190; PEC Solutions
                                   consulting -- Suite 103, 6743 Kirk    12750 Fair Lakes Circle, Fairfax, VA
                                   Lane, Warrington, VA 20187-9320       22033.
                                   (1997); Secretary for the United
                                   States Department of Veterans
                                   Affairs (1993-1997).

Thomas E. Carroll..............  Consultant (2000); President and        --
  (director since 1998)            Chief Executive Officer, Mediq
                                   Incorporated -- One Mediq Plaza,
                                   Pennsauken, NJ 08110-1460
                                   (1995-2000) -- medical equipment
                                   rental.

Tom Harvey.....................  Chief Executive Officer, -- Clean       Chairman of board, Global Initiatives,
  (director since 1997)            Fuels Technology, Inc. -- fuel        Inc. -- 5720 Neil Rd., Reno, NV 89502.
                                   technology -- 5270 Neil Rd., Reno,
                                   NV 89502 (1999-2001); President,
                                   A-55, Inc. (1998-1999);
                                   previously, numerous senior
                                   positions with the U.S. Army,
                                   Department of Defense, White House
                                   and Congressional offices.

Wayne F. Hosking, Jr...........  Government Relations Director           --
  (director since 1996)            (1996).

                                  PRINCIPAL OCCUPATION AND BUSINESS
                                    EXPERIENCE IN PAST FIVE YEARS
NAME                                     (WITH ADDRESSES)(1)              OTHER DIRECTORSHIPS (WITH ADDRESSES)
----                             ------------------------------------    --------------------------------------
William L. Robertson...........  Chief Executive Officer (1999);         --
  (director since 1998;            Chairman and Chief Executive
  Chief Executive Officer since    Officer (1998-1999); President and
  1999)                            Chief Executive Officer
                                   (1997-1998); Chairman and Founder,
                                   OneSoft, Inc. -- software
                                   development -- Suite 250, 7010
                                   Little River Turnpike, Annandale,
                                   VA 22003-9998 (1996-1997).

Katherine W. Swoyer............  Chair of board (1999); Travel           --
  (director since 1992)            Consultant -- independent (1998);
                                   Vice-Chairman of board
                                   (1997-1999); Owner and President,
                                   International Corporate Travel
                                   Services, Inc. -- travel
                                   agency -- 8 Mystic Lane, P.O. Box
                                   759, Fraser, PA 19355 (1994-1998).

Thomas M. Swoyer, Jr...........  Branch Office Manager, San Antonio      --
  (director since 1996)            TX officer (2000); Operations
                                   Manager, San Antonio, TX office
                                   (1998-2000); Junior Marketing
                                   Analyst and Market Development
                                   Professional in Strategic
                                   Marketing Department and Proposal
                                   Management Department, and Client
                                   Service Manager in Southern
                                   Division (1991-1998).

A. Frederick Thompson..........  Program Director, Environmental         --
  (director since 1975)            Technology, National Science
                                   Foundation -- 4201 Wilson
                                   Boulevard, Room 565, Arlington, VA
                                   22230 (1997); Chairman of board
                                   (1991-1996).

Roy F. Weston..................  Retired founder (since 1997);           --
  (director since 1957)            Chairman Emeritus (1991-3/1996)
                                   (resumed 7/1996); Chairman of
                                   board (3/1996-7/1996); Chief
                                   Executive Officer and Chairman of
                                   board (1957-1991).

James H. Wolfe.................  Certified Public Accountant --          --
  (director since 1998)            independent accounting and
                                   financial consulting (1994);
                                   Partner, Coopers & Lybrand
                                   L.L.P. -- accounting and
                                   consulting -- Suite 1700, 2001
                                   Market St., Philadelphia, PA 19103
                                   (1968-1994).

Patrick G. McCann..............  President, Advanced Environmental       --
  (President since 1998; Chief     Technical Services, an affiliate
  Operating Officer since 1997)    of Chemical Waste Management --
                                   environmental services -- 3 Gold
                                   Mine Road, Flanders, NJ 07836
                                   (1995-1996).

                                  PRINCIPAL OCCUPATION AND BUSINESS
                                    EXPERIENCE IN PAST FIVE YEARS
NAME                                     (WITH ADDRESSES)(1)              OTHER DIRECTORSHIPS (WITH ADDRESSES)
----                             ------------------------------------    --------------------------------------
William G. Mecaughey...........  Vice President and Corporate            --
  (Chief Financial Officer and     Controller (1991-1997).
  Treasurer since 1997)

---------------
(1) Positions or offices not otherwise identified are with Weston.

     Richard L. Armitage resigned from Weston's board of directors and from the Special Committee effective March 26, 2001 to begin service as Deputy Secretary of State of the United States. Ambassador Armitage had served as a director of Weston from 1997 until his resignation. From 1993 until his appointment as Deputy Secretary of State of the United States, Ambassador Armitage served as President of Armitage Associates, L.C., a consulting firm that provided strategic business opportunity development services to companies.

Additional information concerning Weston's directors and executive officers, and executive compensation, is contained in Weston's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and is incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION" on page 75.

PARENT AND SUBSIDIARY

     Parent is a portfolio company of American Capital Strategies, Ltd. and Subsidiary is a wholly-owned subsidiary of Parent. Both corporations were recently formed by American Capital Strategies, Ltd. for the purpose of consummating the merger. Subsidiary, a Pennsylvania corporation, will be merged with and into Weston at the effective time of the merger, and its separate corporate existence will thereafter cease. Parent, a Delaware corporation, has not conducted any business since its formation. Parent does not have any assets or liabilities other than those that will arise in connection with completion of the merger, or engage in any activities other than those incident to its formation and capitalization and the merger. The principal business address of both Parent and Subsidiary is c/o American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814 and the telephone number of each is (301) 951-6122.

AMERICAN CAPITAL STRATEGIES, LTD.

  General

     American Capital Strategies, Ltd., which we refer to as "ACAS," is a publicly-traded buyout and mezzanine fund. It is an equity partner in management and employee buyouts, invests in debt and equity of companies led by private equity firms, and provides capital directly to private and small public companies. ACAS funds growth, acquisitions and recapitalizations.

     ACAS is a Delaware corporation with principal executive offices located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, telephone number
(301) 951-6122.

  Background Information about Management

     Set forth in the table below are (i) the names of each director and executive officer of ACAS, (ii) the present principal occupation or employment of each such person, (iii) the name and principal business of the corporation or other organization in which such occupation or employment of each such person is conducted, (iv) the material occupations, positions, offices and employment of each such person for the last five years and (v) the name and principal business of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years.

                                 PRINCIPAL OCCUPATION AND BUSINESS
NAME                             EXPERIENCE IN PAST FIVE YEARS(1)         OTHER DIRECTORSHIPS
----                             ---------------------------------  --------------------------------
Philip R. Harper...............  Chairman, Chief Executive Officer  --
  (director since 1997)            and President, US
                                   Investigations Services,
                                   Inc. -- private investigations
                                   company (1996).
Malon Wilkus...................  Chairman of board of directors     National Center for Employee
  (director since 1986);           (1998); President (1986-1999);   Ownership; member of board of
  (Chief Executive Officer         Vice Chairman of board of        Governors of ESOP Association.
  since 1986, and founder)         directors (1997-1998).
David Gladstone................  Chairman of board (1997-1998);     Trustee, Capital Automotive
  (director since 1997;            various positions with Allied    REIT; Trustee Emeritus of The
  Vice Chairman of                 Capital Corporation --           George Washington University;
  board since 1998)                specialty finance company        Chairman, Coastal Berry Company;
                                   (1974-1997); Director,           Member Emeritus of Capital
                                   President and Chief Executive    Investor; Adviser to Women's
                                   Officer, Business Mortgage       Growth Fund.
                                   Investors -- real estate
                                   investment trust (1992-1997).
Alvin N. Puryear...............  Lawrence N. Field Professor of     GreenPoint Bank; GreenPoint
  (director since 1998)            Entrepreneurship, Baruch         Financial Corporation.
                                   College of the City University
                                   of New York (1970).
Adam Blumenthal................  Executive Vice President (1995-    Mobile Tool International, Inc.
  (director since 1993;            1999).
  (President and Chief
  Operating Officer
  since 1999)
Neil M. Hahl...................  President, The Weitling Group --   Buckeye Management Company.
  (director since 1997)            business consulting (1996).
Stan Lundine...................  Of Counsel, Sotir and Goldman --   US Investigations Services,
  (director since 1997)            law firm (1995); Executive       Inc.; National Forge Holdings.
                                   Director, Foundation for
                                   Enterprise Development (1997).
Mary C. Baskin.................  Managing Director, Ansley                         --
  (director since 2000)            Consulting Group -- executive
                                   search firm (1999); Partner and
                                   co-founder, Quayle Partners --
                                   consulting firm (1997-1999);
                                   Vice President and Senior
                                   Relationship Manager, Harris
                                   Trust and Savings Bank
                                   (1996-1997); Director, Real
                                   Estate Division and Account
                                   Officer, Special Accounts
                                   Management Unit, Bank of
                                   Montreal (1990-1996).
Kenneth D. Peterson............  Chief Executive Officer, Columbia  Member, board of directors of
  (director since 2001)            Ventures Operation -- aluminum   International Aluminum
                                   processing and smelting          Corporation.
                                   business (1996).
Roland H. Cline................  Vice President (1998-2000).                       --
  (Senior Vice President
  since 2001)

                                 PRINCIPAL OCCUPATION AND BUSINESS
NAME                             EXPERIENCE IN PAST FIVE YEARS(1)         OTHER DIRECTORSHIPS
----                             ---------------------------------  --------------------------------
John E. Erickson...............  Vice President (1998-2001); Chief                 --
  (Chief Financial Officer         Financial Officer, Storage USA,
  since 1998; Secretary            Inc. -- self-storage facilities
  since 1999; Executive            operator (1990-1996);
  Vice President since             President, Storage USA
  2001)                            Franchise Corp. -- subsidiary
                                   of Storage USA, Inc.
                                   (1996-1998).
Ira Wagner.....................  Senior Investment Officer (1997);  --
  (Senior Vice President           Senior Vice President, MONY
  since 2001)                      Capital Markets -- specialty
                                   self-employed consultant and
                                   financial advisor (1993-1997).
John Freal.....................  Senior Investment Officer (1997)   --
  (Senior Vice President           private investor and consultant
  since 2001)                      (1996-1997).

---------------
(1) Positions or offices not otherwise identified are with ACAS.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is accompanied by the Notice of Special Meeting and proxy cards solicited by the Weston board of directors for use at the special meeting of Weston shareholders to be held on June 1, 2001, at 9:00 a.m., local time, at 1400 Weston Way, West Chester, PA.

MATTERS TO BE CONSIDERED

     At the special meeting, Weston shareholders will be asked to consider and vote upon a proposal to approve the merger and to approve and adopt the terms of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Appendix A, and the merger agreement is summarized in the discussion of the proposal numbered "1" in this section of the proxy statement. Under the merger agreement, each outstanding Weston Series A Common Share will be converted into the right to receive $5.02 cash and each outstanding Weston Common Share will be converted into the right to receive $5.38 cash (except, in each case, for shares held by dissenting shareholders, as explained below).

RECOMMENDATION OF THE WESTON BOARD OF DIRECTORS

     Weston's board of directors appointed an independent Special Committee to, among other things, investigate and evaluate the strategic alternatives available to Weston and, in its discretion, to negotiate the terms of any such transaction and to make a recommendation to the board of directors with respect to such a transaction. The Special Committee consisted of Ambassador Richard L. Armitage, Thomas E. Carroll, Jesse Brown and James H. Wolfe, none of whom is an employee of Weston or will have any continuing equity interest in Weston after the merger. Ambassador Armitage resigned from the Special Committee and from Weston's board of directors effective March 26, 2001 to begin service as Deputy Secretary of State of the United States. Ambassador Armitage served as a member of the Special Committee at all relevant times, including when the Special Committee unanimously recommended the merger to the board of directors. Messrs. Armitage, Brown and Wolfe selected Mr. Carroll as chairman of the Special Committee. The Special Committee unanimously concluded that the terms and provisions of the merger agreement and the merger are advisable and in the best interests of Weston and the holders of Weston's Series A Common Shares, and unanimously recommended that the board approve the merger agreement. At a meeting held on March 9, 2001, acting in part on the unanimous recommendation of the Special Committee, the board of directors, by a majority vote, concluded that the terms of the merger are advisable and fair to and in the best interests of Weston and its shareholders, and voted to approve and adopt the merger agreement and recommend to the shareholders of Weston that they vote in favor of the merger and the adoption of the merger agreement.

Mr. Robertson abstained from the board's vote, and Mr. Weston voted against the merger, as described in the section of this proxy statement entitled, "BACKGROUND OF THE MERGER" on page 30.

     The Special Committee and the board of directors considered a number of factors in reaching their respective decisions, including the opinion of Raymond James & Associates, Inc., delivered to the Special Committee, that as of the date of such opinion and based on and subject to various considerations, assumptions and limitations stated in such opinion, the $5.02 cash consideration to be received by the holders of Weston Series A Common Shares (more than 97% of which are held by persons who are neither (1) executive officers or directors of Weston, (2) other members of the Weston family nor (3) other members of the senior management group participating in the merger) is fair from a financial point of view to the holders of Weston Series A Common Shares. A copy of the opinion of Raymond James and Associates, Inc. is attached as Appendix B to this proxy statement. For more detailed information about the Special Committee's and board's decisions and about the Raymond James opinion, see "SPECIAL
FACTORS -- Opinion of Financial Advisor" on page 23 of this proxy statement and "BACKGROUND OF THE MERGER" on page 30 of this proxy statement.

     BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; QUORUM

     The board of directors has fixed the close of business on April 16, 2001 as the record date for the special meeting. Accordingly, only Weston shareholders of record at the close of business on such date will be entitled to notice of and to vote at the special meeting.

     At the close of business on the record date, there were 7,895,898 Series A Common Shares outstanding, held of record by approximately 2,143 registered holders, and 2,089,019 Common Shares outstanding, held of record by approximately 26 registered holders. Holders of Series A Common Shares are entitled to one-tenth of one vote per share and holders of Common Shares are entitled to one vote per share.

     The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders of record as of the record date will constitute a quorum for the conduct of business at the special meeting.

REQUIRED VOTE

     Pennsylvania corporation law requires that, for the merger to be approved and the merger agreement to be adopted and approved, the affirmative vote of a majority of the total votes cast by the holders of the outstanding Series A Common Shares and Common Shares entitled to vote on such matter is needed. For the adoption and approval of the merger agreement, however, Weston is requiring more than is required by the Pennsylvania corporation law. Specifically, Weston is requiring the separate affirmative vote of the holders of a majority of each series of Weston's outstanding shares (i.e., the outstanding Series A Common Shares and the outstanding Common Shares). Certain members of the Weston family (and a trust and limited partnership controlled by certain of them) own 1,838,375 Common Shares in the aggregate, representing approximately 88% of the outstanding Common Shares and a majority of the voting power of all outstanding Weston common shares as of the record date. These Weston family members and affiliated entities have committed to vote their shares in favor of the merger agreement, as further described in this proxy statement in the section entitled, "THE SPECIAL MEETING-1. Adoption of the Merger Agreement-Weston Family Agreements" on page 66. This does not assure adoption and approval of the merger agreement, however, because Weston is requiring the separate approval of the holders of a majority of the Series A Common Shares.

     Abstentions, the failure to return an executed proxy card, to vote using the telephone or Internet procedures or to vote in person at the special meeting, and broker non-votes are not typically considered the equivalent of a vote against any of the matters to be acted upon at the special meeting. Because the separate approval of the holders of a majority of the outstanding shares of each series of Weston's common shares is required, however, an abstention, a failure to return an executed proxy card or failure to vote by any other means, and a broker non-vote will have the effect of a vote against the merger agreement.

VOTING AND REVOCATION OF PROXIES

     You may give a proxy to be voted at the meeting (1) over the telephone by calling the toll-free number identified in the proxy card enclosed with this proxy statement, (2) over the Internet or (3) by completing and returning the enclosed proxy card.

     The telephone and Internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions contained in the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy card to Weston before the meeting, and we will vote your shares as you direct.

     You may revoke your proxy at any time before it is exercised in any of three ways:

          (1) by notifying Weston's Corporate Secretary in writing;

          (2) by submitting another proxy by telephone, via the Internet or by mail that is received later and, if by mail, that is properly signed; or

          (3) by voting in person at the meeting.

You will not revoke a proxy merely by attending the meeting -- to revoke a proxy you must take one of the foregoing actions. The persons named in the enclosed proxy card will vote as you direct in the proxy card or cards that you fill out.

If you return a proxy card but do not specify on your proxy card how your proxy is to be voted, it will be voted "FOR" the adoption of the principal terms of the merger agreement. Shareholders who own shares of both series of common shares -- the Common Shares and the Series A Common Shares -- will receive two proxy cards, a yellow card for the Series A Common Shares and a blue card for the Common Shares, and should fill out both cards.

     The Weston board is unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, the persons named in the proxies will vote on those matters in accordance with their best judgment, subject to the applicable rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES

     Weston will pay the costs of soliciting the proxies from the Weston shareholders. In addition to soliciting proxies by mail, Weston is requesting banks, brokers and other record holders to send proxy material to the beneficial owners of shares of Weston and request authority for the execution of their proxies. Weston will reimburse those record holders for their reasonable out-of-pocket expenses in doing so. In addition to solicitation by mail, certain directors, officers and employees of Weston may, without receiving any additional compensation, solicit proxies by telephone, electronic mail, telecopy or in person. Weston has retained Georgeson Shareholder Communications Inc. to assist it in soliciting proxies at an estimated cost of $10,000.

                      1. ADOPTION OF THE MERGER AGREEMENT

THE MERGER

  General

     In the merger, Weston Acquisition Corporation, which we refer to as "Subsidiary," will merge with and into Weston, and Weston will survive the merger. Subsidiary is wholly-owned by Weston ACAS Holdings, Inc. which we refer to as "Parent" and which is a portfolio company of ACAS. Both Subsidiary and Parent were formed by ACAS for the purpose of carrying out the merger. Parent was formed as "ACAS Acquisitions (Weston), Inc." and entered into the merger agreement and certain other agreements relating to the proposed merger before its name was changed to "Weston ACAS Holdings, Inc." In the merger, Weston shareholders are entitled to receive $5.02 cash for each Series A Common Share they own and $5.38 cash for each Common Share they own. Each holder of options to purchase Series A Common Shares of Weston outstanding on the effective date of the merger (except for certain senior officers of Weston, as described below) will receive, whether or not the options are then exercisable, a cash payment for each option equal to the excess, if any, of $5.02 over the exercise price per share of Weston's Series A Common Shares subject to his or her options. Each holder of stock appreciation rights (except for members of Weston's senior management described below) will receive a cash payment based on a "share price" of $5.02 per share.

     At the time of the merger, certain members of Weston's senior management will participate in the merger by acquiring common stock and stock options to acquire common stock of Parent and by entering into new employment agreements with Weston, all in exchange for the cancellation of their existing stock options, stock appreciation rights and rights under their current employment agreements. The stock ownership of Weston's senior management in Parent is described in more detail in the section entitled, "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40 of this proxy statement. Immediately after the merger, Weston will be owned 100% by Parent, which in turn will be owned approximately 73% by ACAS (assuming the exercise by ACAS of all warrants to purchase capital stock of Parent that would be exercisable immediately after the merger and the conversion of all shares of convertible capital stock held by ACAS that would be convertible immediately after the merger) and approximately 27% by the members of senior management (without giving effect to the exercise by the senior managers of any options).

     In addition, at the time of completion of the merger, the surviving corporation will amend Weston's existing 401(k) Retirement Savings Plan to provide for contributions of 4,500,000 shares of common stock of Parent to the plan, instead of cash contributions as currently provided, in the years following the merger.

  Consummation of the Merger

     Weston anticipates that the merger will occur promptly after the approval of the merger agreement by the Weston shareholders at the special meeting and after all closing conditions in the merger agreement have been satisfied or, to the extent permitted, waived. If the board of directors of Weston were to waive a condition that Weston is permitted by the merger agreement to waive, this action could be subject to conflicts of interest of directors. For further information about conflicts to which the board is subject, see the sections of this proxy statement entitled "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40 and "THE SPECIAL MEETING -- 1. Adoption of the Merger Agreement -- Weston Family Agreements" on page 66. The merger will become effective upon the filing of a certificate of merger with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

BOARD OF DIRECTORS OF WESTON FOLLOWING THE MERGER

     ACAS will have the right to designate a majority of the directors of the surviving corporation after the merger for so long as ACAS holds any of the Notes described in this proxy statement in the section entitled, "FINANCING OF THE MERGER" on page 45 or for so long as it holds at least 33% of the outstanding equity securities of Parent and, in any event, ACAS will have the right to designate one director of the surviving corporation for so long as it owns any securities of Parent.

     The board of directors of the surviving corporation is expected to consist of William L. Robertson (currently the Chief Executive Officer and a director of Weston), Patrick G. McCann (currently the President and Chief Operating Officer, and a director, of Weston), Tom Harvey (currently a director of Weston), Adam Blumenthal (currently the President and Chief Operating Officer, and a director, of ACAS), David Ehrenfest Steinglass (currently a Principal and Vice President of ACAS), Philip R. Harper (President and Chief Executive Officer, US Investigations Services, Inc.) and John Worthington (currently the President and Chief Executive Officer of TransCore, Inc., a privately held company that provides transportation services and products).

     Information about each current director of ACAS (as well as the executive officers) of ACAS is contained in the section entitled, "INFORMATION ABOUT THE PARTIES -- American Capital Strategies, Ltd. -- Background Information about Management" on page 52 of this proxy statement.

THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. You should read carefully the entire copy of the merger agreement before you decide how to vote.

  The Merger

     The merger agreement provides that the merger will become effective at such time as is stated in articles of merger to be filed with the Secretary of the Commonwealth of Pennsylvania. If the merger agreement is adopted at the special meeting by the Weston shareholders, it is currently anticipated that the merger will become effective promptly after the special meeting; there can be no assurance, however, as to the timing of the merger or that the merger will be consummated.

     At the effective time of the merger, Subsidiary will be merged with and into Weston, the separate corporate existence of Subsidiary will cease and Weston will continue its existence under the laws of the Commonwealth of Pennsylvania. In this summary of the merger agreement, we refer to Weston after the merger as the "Surviving Corporation."

  Merger Consideration

     At the effective time of the merger:

     - each issued and outstanding Series A Common Share of Weston will be converted into the right to receive $5.02 in cash (the "Series A Common Share Merger Consideration") and each issued and outstanding Common Share of Weston will be converted into the right to receive $5.38 in cash (the "Common Share Merger Consideration"), except for shares held by dissenting shareholders and shares held by Weston or Parent (or their subsidiaries), as described below;

     - each share of Weston capital stock issued and outstanding immediately before the effective time that is owned by Weston or Parent (or any direct or indirect subsidiary of Weston or Parent) will automatically be cancelled and cease to exist and no payment will be made with respect thereto;

     - each share of Subsidiary's capital stock issued and outstanding immediately before the effective time will be converted into and will become one share of common stock of the Surviving Corporation; and

     - dissenting shareholders, who do not vote to adopt the merger agreement and who have demanded and perfected their demand for appraisal of their shares and have otherwise strictly complied with the provisions of the Pennsylvania Business Corporation Law regarding statutory appraisal rights, have a right to seek a determination of the fair value of their shares and payment in cash therefor instead of the merger consideration. See "Appraisal Rights" on page 68.

     Each certificate representing shares that have converted into the right to receive the Series A Common Share Merger Consideration or the Common Share Merger Consideration under the terms of the merger agreement will, after the effective time, evidence only the right to receive, upon the surrender of such certificate, the cash merger consideration to which such shares are entitled.

  Treatment of Options and Stock Appreciation Rights

     At the effective time of the merger, each outstanding option to acquire Series A Common Shares (except those held by certain members of senior management, as described below), whether vested or unvested, will automatically become exercisable and each option holder will have the right to receive from Subsidiary a cash payment with respect to each option equal to the excess, if any, of $5.02 over the exercise price per share of Weston's Series A Common Shares subject to his or her options (the "Option Consideration").

     At the effective time of the merger, each Stock Appreciation Right granted by Weston, whether vested or unvested, to any person (other than certain members of senior management, as described below) will automatically become fully vested and each holder of a Stock Appreciation Right will have the right to receive from the Surviving Corporation all sums due under each Stock Appreciation Right using the Series A Common Share Merger Consideration as the "share price."

     All options and stock appreciation rights held by certain members of Weston senior management, and any other rights under such person's employment agreements, will be cancelled at the effective time of the merger in exchange for receipt by such senior managers of common stock of Parent, stock options to acquire common stock of Parent and new employment agreements with Weston. The arrangements between such officers and Parent and Weston are described in "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" on page 40 of this proxy statement.

  Surrender of Securities; Payment for Shares and Options

     At or before the effective time of the merger, Parent will enter into an agreement with a bank or trust company selected by Parent (the "Exchange Agent"), and Subsidiary will remit to the Exchange Agent an amount equal to the Series A Common Share Merger Consideration and the Common Share Merger Consideration and the Option Consideration (such amounts being hereinafter collectively referred to as the "Payment Fund") for the benefit of holders of shares and options converted into the right to receive the cash consideration pursuant to the merger agreement.

     Promptly, and in any event within three business days, after completion of the merger, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of the stock certificates and option agreements a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration and option agreements in exchange for the Option Consideration. No shareholder or option holder should surrender any stock certificates or option agreements until he or she receives the letter of transmittal and any other materials for such surrender.

     Upon surrender of a certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the Common Share Merger Consideration or the Series A Common Share Merger Consideration, as applicable, multiplied by the number of shares represented by such certificate, less any amounts required to be withheld under applicable tax laws.

     If any portion of the Series A Common Share Merger Consideration or the Common Share Merger Consideration, as applicable, or the Option Consideration is to be made to a person other than the person in whose name the stock certificate or option agreement is registered, it will be a condition of payment that the certificate or option agreement so surrendered be properly endorsed or in proper form for transfer, and that the person requesting such payment pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Series A Common Share Merger Consideration, Common Share Merger Consideration, or Option Consideration, as applicable, to a person other than the registered holder of such certificate or option agreement, or establish to the satisfaction of Parent and the Exchange Agent that such tax has been paid or is not applicable.

     SHAREHOLDERS AND OPTION HOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES OR OPTION AGREEMENTS NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO THEM PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER. In all cases the merger consideration and option consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

     Promptly after the first anniversary of the completion of the merger, the Exchange Agent will deliver to the Surviving Corporation any portion of the Payment Fund that remains undistributed to or unclaimed by the holders of certificates or option agreements (including the proceeds of any investments thereof), and any holders of certificates or option agreements who have not theretofore complied with the above described procedures to receive payment of the merger consideration or Option Consideration may look only to the Surviving Corporation for payment of the merger consideration or Option Consideration to which they are entitled.

  Transfers of Shares

     At the effective time of the merger, Weston's share transfer books will be closed and there will be no further registration of transfers of shares on Weston's records.

  Representations and Warranties

     The merger agreement contains certain representations and warranties of Parent, Subsidiary and Weston.

     The representations of Parent and Subsidiary relate to, among other things:

     - their respective organization and qualification to do business, and corporate power and authority to enter into the merger agreement and to complete the transactions contemplated thereby;

     - the absence of a conflict of the merger agreement (and the transactions contemplated thereby), with laws applicable to, and material agreements of, Parent or Subsidiary;

     - the consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

     - the accuracy of the information provided by Parent or Subsidiary for inclusion in this proxy statement;

     - the absence of any contract with any person that could result in the obligation of Parent or Subsidiary to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated by the merger agreement;

     - the absence of ownership by Parent and Subsidiary of any capital stock of Weston; and

     - the availability of financing.

     The representations of Weston relate to, among other things:

     - the organization and qualification to do business, and the corporate power and authority of Weston and its subsidiaries to carry on their business;

     - the capitalization of Weston;

     - Weston's authority to enter into the merger agreement;

     - the absence of a conflict of the merger agreement and the transactions contemplated thereby with the laws applicable to, and certain material agreements of, Weston or any of its subsidiaries;

     - certain consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

     - filings made with the Securities and Exchange Commission;

     - obligations of Weston under certain material contracts and noncompetition agreements;

     - the absence of certain undisclosed liabilities;

     - the absence of certain changes in the business of Weston;

     - the absence of pending or threatened material litigation;

     - the compliance with law and accuracy of this proxy statement;

     - the absence of violations of law by Weston and its subsidiaries;

     - the absence of material breach or defaults under Weston's or its subsidiaries' organizational instruments and contracts;

     - the filing of tax returns and payment of taxes by Weston and its subsidiaries;

     - benefit plans and other related employment matters;

     - the absence of any material labor controversies;

     - environmental matters;

     - real property owned or leased by Weston and its subsidiaries and the condition of its property, plant and equipment;

     - intellectual property and software matters;

     - the shareholder vote required by Weston to approve the merger;

     - brokers' and finders' fees and expenses;

     - the opinion of Weston's financial advisor;

     - the absence of ownership by Weston or its subsidiaries of any shares of capital stock of Parent;

     - transactions between Weston and its affiliates;

     - insurance policies; and

     - government contract regulatory matters.

  Certain Covenants

     Weston has agreed to operate, and cause each of its subsidiaries to operate, their respective businesses in the ordinary and usual course, and to use commercially reasonable efforts to preserve their respective business organizations and goodwill intact and to maintain insurance on their tangible assets and their businesses.

     Weston has also agreed that, subject to certain exceptions in the merger agreement as described generally below, it and its subsidiaries will not, before the effective time of the merger:

     - authorize, issue or sell, or redeem or purchase any additional shares of its own capital stock or any options or other securities carrying rights to acquire its capital stock;

     - split, combine or reclassify its capital stock, or declare any dividends;

     - sell, transfer or pledge any stock owned by it in any of its subsidiaries;

     - increase or accelerate payment of benefits or compensation to directors (except Weston may do so for certain specified officers and other employees in the ordinary course and in accordance with regular review and promotion cycles); pay benefits not required under any existing benefit plan to officers and directors (except Weston may do so for other employees in the ordinary course and in accordance with regular review and promotion cycles); adopt new benefit plans; grant severance pay to any director, officer or other employee except in the ordinary course or as required by existing plans; enter into employment or severance agreements with any director officer or other employee (with certain exceptions); or adopt, amend or waive any performance or vesting criteria, or exercise price, for equity-based awards;

     - adopt a plan of liquidation, dissolution, merger, restructuring recapitalization or other reorganization for itself or any subsidiary;

     - make any material acquisition of a corporation or other entity, or make a material acquisition of any assets or businesses, except expenditures for current assets in the ordinary course and capital expenditures of not more than $1,500,000 in the aggregate;

     - sell or pledge any material assets, except in the ordinary course;

     - make loans to anyone (except for notes receivable to customers or subsidiaries in the ordinary course, or customary loans to employees for business travel or relocation expenses).

     - enter into, amend, terminate or waive any rights under certain agreements;

     - cancel or forgive indebtedness exceeding $100,000 owed to the Company by non-affiliates or any indebtedness owed to the Company by affiliates; or

     - settle or compromise any material litigation or claims, except in the ordinary course.

     Weston has also agreed not to amend, revise or release any shareholder obligation under certain voting agreements it has with members of the Weston family, which are described in this proxy statement under "Weston Family Agreements -- January 1998 Voting Agreement, Pool Majority Notice and Agreement with Special Committee" on page 66.

  Articles of Incorporation and Bylaws; Indemnification and Insurance

     Following the merger, the Surviving Corporation's articles of incorporation and bylaws will be the same as those of Weston before the merger. Under the merger agreement, for a period of three years after the merger, the Surviving Corporation will not amend or repeal the provisions relating to indemnification of Weston's directors, officers employees or agents against liabilities incurred in performing their duties as directors, officers, employees or agents of Weston (or any entity for which they have served as directors, officers, employees or agents at the request of Weston), in any matter that would adversely affect the rights of the individuals entitled to indemnification. In addition, for a period of four years after the merger, the Surviving Corporation will indemnify Weston's current directors and officers against any liabilities incurred by them in connection with events occurring before the merger or in connection with the merger.

     For a period of six years after the merger, the Surviving Corporation is obligated to maintain in effect Weston's current directors' and officers' liability insurance policies with respect to matters arising on or before the closing date of the merger (except that Parent may substitute its own insurance policies having at least the same coverage and amounts as Weston's policies); provided, that the Surviving Corporation is not required to pay an annual premium of more than 150% of the last annual premium paid by Weston before the date of the merger agreement, and if the Surviving Corporation is not able to obtain this insurance, it must obtain as much comparable insurance as possible equal to that maximum amount. Parent need not, however, provide this insurance if it obtains prepaid policies before the closing date of the merger, which provide Weston's directors and officers with substantially similar coverage.

  Certain Conditions

     The respective obligations of Parent, Subsidiary and Weston to carry out the merger are subject to the following conditions, among others:

     - the merger agreement must be approved by the vote of Weston's shareholders required by applicable law and listing requirements;

     - all required governmental approvals must be obtained; and

     - there must not be in effect any injunction or governmental order that prevents completion of the merger;

     Weston's obligations to complete the merger are also subject to the following additional conditions:

     - approval of the merger by vote of the holders of a majority of the outstanding Series A Common Shares and of the outstanding Common Shares, voting separately;
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     - Parent's and Subsidiary's representations in the merger agreement must be true as of the date the merger agreement was signed and as of closing, except for untrue representations that have not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a loss to the business, assets, financial condition or results of operations of Parent or Subsidiary of more than $3,250,000 (a "Parent Aggregate Material Adverse Effect"); Parent or Subsidiary each has an opportunity to cure in all material respects any untrue representation;

     - Parent and Subsidiary must have complied with all of their obligations, including their covenants, under the merger agreement by the closing date, except for non-compliances that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Aggregate Material Adverse Effect; and

     - receipt by Weston on the closing date of confirmation of the opinion of Raymond James & Associates, Inc. concerning the fairness from a financial point of view to the holders of Weston's Series A Common Shares of the merger consideration to be paid them.

     Parent's and Subsidiary's obligations to effect the merger are also subject to the following additional conditions:

     - Weston's representations must be true as of the date the merger agreement was signed and as of closing, except for untrue representations that have not resulted, and would not reasonably be expected to result, individually or in the aggregate, in a loss to the business, assets, financial condition or results of operations of Weston of more than $3,250,000 (a "Company Material Adverse Effect"); Weston has an opportunity to cure in all material respects any untrue representation;

     - Weston must have complied with all of its obligations, including its covenants, under the merger agreement by the closing date, except for non-compliances that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

     - after the effective time of the merger, no person may have any right under employee benefit plans to acquire equity securities of Weston;

     - there must not be any action taken, law or judgment in effect, or lawsuit pending (that, in the written opinion of outside counsel to Parent, has a reasonable likelihood of success), that makes the merger illegal, would reasonably be expected to have a Company Material Adverse Effect, imposes certain impediments, jeopardizes Parent's or Subsidiary's ability to exercise full rights of ownership of shares of Weston, or otherwise delays or prohibits completion of the merger in any material respect;

     - shares held by dissenting shareholders make up no more than 5% of all outstanding shares of Weston; and

     - there must not have been any Company Material Adverse Effect since September 30, 2000.

     Unless prohibited by law, Weston or Parent or Subsidiary may waive a condition that has not been satisfied and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived, or that we will complete the merger. If Weston's board of directors were to waive any condition, this action could be subject to conflicts of interest among the directors. However, Weston does not expect to waive any condition that if not satisfied would constitute a material change in the transaction, and will resolicit proxies if required to do so by the federal securities laws.

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  No Solicitation; Superior Proposals

     The merger agreement provides that Weston may not solicit, negotiate, or otherwise encourage an offer that competes with the transactions contemplated by the merger agreement, except in the following circumstances:

     If Weston receives an unsolicited, written bona fide offer, and the board of directors determines, in good faith and after consultation with its outside legal counsel and its independent financial advisor, that:

     (i) such offer has all necessary financing in place or otherwise readily available, and would reasonably be expected to result in a transaction more favorable to Weston's shareholders than the merger with ACAS (we refer to such an offer as a "Superior Proposal"), and

     (ii) it would be prudent to assure compliance with the board's fiduciary duties to consider such offer,

then Weston can share confidential information, and negotiate, with the party making the Superior Proposal (a "Potential Acquiror"). If the Company terminates the merger agreement in these circumstances (see description of the merger agreement's termination provision below) and pays the termination fee (see description of the termination fees provision below), it may enter into agreements with the Potential Acquiror.

     In addition, Weston has agreed that it will promptly inform Subsidiary if its board of directors receives any such competing proposal or offer, or inquiry or contact is made with any person or entity with respect thereto, and will inform Subsidiary of the material terms and conditions of such proposal or offer for a competing transaction and, to the extent not prohibited by the terms of such proposal, the identity of the person or entity making the offer.

  Termination

     The parties to the merger agreement can terminate the agreement by mutual written consent.

     Weston may terminate the agreement:

     - upon a material breach by Parent or Subsidiary of any of its representations or warranties (that has not been cured in all material respects within 15 days after receiving notice from Weston of the breach), in a manner that prevents Weston's closing conditions relating to breaches of representations and warranties from being satisfied;

     - if Parent or Subsidiary materially fails to perform any of its covenants (and does not materially cure its default within 15 business days after receiving notice from Weston of such default) in a manner that prevents Weston's closing conditions relating to breaches of covenants from being satisfied;

     - if the merger is not completed by June 30, 2001 (as long as such failure of the merger to be completed is not attributable to Weston's failure to perform its obligations under the merger agreement);

     - if the merger is enjoined by a court or other governmental authority not entered with the support of Weston and if Weston has used commercially reasonable efforts to prevent entry of the order;

     - if Weston receives, and determines to accept, a Superior Proposal (see definition in description of the merger agreement's provision on solicitation of competing offers above), as long as:

        (i) the board of directors in good faith, after consultation with Weston's outside legal counsel, has determined that such action is prudent to assure compliance with its fiduciary duties and

        (ii) Weston first provides Parent with at least 72 hours' written notice of its intent to terminate the merger agreement, during which period Parent will have the opportunity to match the consideration and other terms of the Superior Proposal (and, if matched, Weston must accept Parent's new offer);

     - if a Potential Acquiror (see definition in description of the merger agreement's provision on solicitation of competing offers above), other than an affiliate of Weston, commences a tender or exchange offer

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

       for at least 51% of the outstanding Series A Common Shares and at least 51% of the outstanding Common Shares, and the board of directors:

        (i) determines in good faith and after consultation with an independent financial advisor and outside legal counsel, that such offer is a Superior Proposal and

        (ii) resolves, in good faith and after consultation with outside legal counsel to Weston, to recommend to the shareholders that they tender their shares in such tender or exchange offer pursuant to a determination that such recommendation would be prudent to assure compliance with its fiduciary duties; or

     - if the holders of a majority of the Series A Common Shares do not approve the merger.

     Parent may terminate the merger agreement:

     - upon a material breach by Weston of any of its representations or warranties (that has not been cured in all material respects within 15 days after receiving notice from Parent or Subsidiary of the breach) in a manner that prevents Parent's and Subsidiary's closing conditions relating to breaches of representations and warranties from being satisfied;

     - if Weston materially fails to perform any of its covenants (and does not materially cure its default within 15 business days after receiving notice from Parent of such default) in a manner that prevents Parent's and Subsidiary's closing conditions relating to breaches of covenants from being satisfied;

     - if the merger is not completed by June 30, 2001 (as long as such failure of the merger to be completed is not attributable to Parent's failure to perform its obligations under the merger agreement);

     - if the merger is enjoined by a court or other governmental authority not entered with the support of Parent and if Parent has used commercially reasonable efforts to prevent entry of the order;

     - if a Potential Acquiror (see definition in description of the merger agreement's provision on solicitation of competing offers above), other than an affiliate of Parent, commences a tender or exchange offer for at least 51% of the outstanding Series A Common Shares and at least 51% of the outstanding Common Shares, and the board of directors resolves to recommend to the shareholders that they tender their shares in such tender or exchange offer; or

     - the shareholders of Weston fail to approve the merger.

  Termination Fees

     The merger agreement provides that Weston must pay Parent a $2,000,000 fee if the agreement is terminated (i) by Weston because Weston has determined to accept a Superior Proposal (see description of the merger agreement's provision on solicitation of competing offers above) or because Weston has determined (after meeting certain requirements described above in the description of the merger agreement's provision on termination) to recommend to its shareholders a tender or exchange offer for at least 51% of each series of Weston's outstanding common shares or (ii) by Parent because Weston has determined to recommend to its shareholders such a tender or exchange offer. The merger agreement also obligates Weston to pay Parent a $500,000 fee if Parent terminates the agreement because Weston has breached one or more representations or warranties or covenants under the agreement in a manner that prevents Parent's and Subsidiary's closing conditions (relating to breaches of representations and warranties or covenants) from being satisfied (as described above regarding the merger agreement's provision on termination).

  Expenses and Fees

     The merger agreement provides that whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except that Weston will pay the first $200,000 of Parent's bank commitment fee.

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

WESTON FAMILY AGREEMENTS

  January 1998 Voting Agreement, Pool Majority Notice and Agreement with Special Committee

     Members of the Weston family, and a trust and limited partnership controlled by certain of them, who own approximately 2,028,375 Common Shares of Weston have entered into certain voting arrangements with respect to their Common Shares. Because the descriptions below of the January 1998 voting agreement, the Pool Majority Notice and the Agreement with the Special Committee are summaries, they do not contain all the information that may be important to you. You should read carefully the entire copy of the Pool Majority Notice and the Agreement with the Special Committee, each of which has been filed with the Securities and Exchange Commission as an exhibit to Weston's Transaction Statement filed on Schedule 13E-3, and the January 1998 voting agreement, which has been filed as an exhibit to Weston's Annual Report on Form 10-K for the year ended December 31, 1997.

     January 1998 Voting Agreement. In January 1998, certain members of the Weston family, and a trust and limited partnership controlled by certain of them, and certain other persons, all of whom are holders of Common Shares of Weston, entered into a voting agreement, under which all Common Shares held by the parties to the agreement (we refer to all such Common Shares as the "Pooled Shares") must be voted on any given matter in accordance with either (i) the voting instructions of parties to the January 1998 voting agreement entitled to vote more than 50% of the Pooled Shares or (ii) the majority vote of the Pooled Shares. The January 1998 voting agreement also contains certain restrictions on transfer and rights of first offer upon transfers.

     Pool Majority Notice. On October 23, 2000, certain Weston family members, and a trust and limited partnership controlled by certain of them, who are party to the January 1998 voting agreement and who are entitled to vote more than 50% of the Pooled Shares, executed a Pool Majority Notice in accordance with procedures under the January 1998 voting agreement. As amended on March 9, 2001, the notice instructs Weston to vote all of the Pooled Shares in favor of the merger described in this proxy statement at the special shareholders' meeting at which the merger is submitted to the shareholders of Weston for their approval, provided that (i) the merger has been recommended by the Special Committee of the board of directors and approved by the board of directors, (ii) the merger price is $5.02 for the Series A Common Shares and $5.38 for the Common Shares,
(iii) the terms of the transaction include Weston entering into the consulting, employment and/or other agreements with certain Weston family members described in the subsection entitled "Consulting, Employment and Other Agreements" below, and (iv) the shareholder vote is taken no later than June 30, 2001.

     Agreement with Special Committee. Also on October 23, 2000, the Weston family members, and the trust and limited partnership controlled by certain of them, that executed the Pool Majority Notice entered into an agreement with the Special Committee of Weston's board of directors, which was amended on March 9, 2001, under which they agreed:

     - if requested to do so by the Special Committee, to complete and return a ballot that is consistent with the voting instructions given by them in the Pool Majority Notice;

     - to refrain from taking any action inconsistent with such voting instructions; and

     - to refrain from selling, assigning, transferring or disposing of any of the Pooled Shares to anyone other than a party to the Agreement with the Special Committee before June 30, 2001.

Roy F. Weston had requested arbitration and mediation of the legal consequences of the Agreement with the Special Committee under the January 1998 voting agreement. Mr. Weston subsequently has withdrawn these requests with prejudice.

  Consulting, Employment and Other Agreements

     As required under the Pool Majority Notice, certain members of the Weston family will enter into consulting or employment agreements with Weston in connection with the merger. Because the descriptions below of the consulting, employment and other agreements are summaries, they do not contain all the

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information that may be important to you. You should read carefully the entire copy of each of them, which has been filed with the Securities and Exchange Commission as an exhibit to Weston's Transaction Statement filed on Schedule 13E-3.

     Consulting Agreements

     At the effective time of the merger, Weston will enter into a three-year Consulting and Non-Compete Agreement with each of Katherine W. Swoyer, the daughter of Roy F. Weston, and A. Frederick Thompson, the brother-in-law of Ms. Swoyer. Each consulting agreement provides that Ms. Swoyer and Dr. Thompson would each provide consulting services (not to exceed 15 hours per month) to Weston as requested by the Chief Executive Officer of Weston with respect to its business. In consideration for their services, Weston would pay each of Ms. Swoyer and Dr. Thompson at the annual rate of $120,000 (with any unpaid amount to be paid to their estates in the event of death before the end of the term of the agreement). Each agreement also includes a covenant not to compete during, and for one year after, the term of the agreement. Ms. Swoyer currently serves as Chair of Weston's board of directors, and Dr. Thompson currently serves as a director of Weston. For more information about them, see "INFORMATION ABOUT THE PARTIES -- Weston -- Background Information about Management" on page 52 of this proxy statement.

     Employment Agreements

     Wayne F. Hosking, Jr. and Thomas M. Swoyer, Jr. At the effective time of the merger, Weston will enter into an at-will employment agreement with each of Wayne F. Hosking, Jr. and Thomas M. Swoyer, Jr. Mr. Hosking is the spouse of Jennifer T. Hosking, the granddaughter of Roy F. Weston and daughter of A. Frederick Thompson and Susan W. Thompson. Mr. Hosking currently serves as a director of Weston and is employed by Weston as Government Relations Director. Mr. Swoyer is the grandson of Roy F. Weston and son of Katherine W. Swoyer. He currently serves as a director of Weston and is employed by Weston as Branch Office Manager for Weston's San Antonio, Texas office. Except as otherwise noted in this discussion, the provisions of Mr. Hosking's and Mr. Swoyer's employment agreements are the same.

     Under the terms of their respective employment agreements, Mr. Hosking and Mr. Swoyer would continue in their current positions with Weston at annual base salaries of $106,000 and $88,000, respectively. Each would also receive incentive payments under Weston's Pay for Performance Incentive Compensation Program, a $75,000 retention bonus payable in three equal annual cash installments and specified employee benefits.

     As to each of Mr. Swoyer and Mr. Hosking, if he were to resign for Good Reason (as defined in his employment agreement) or Weston were to terminate his employment for any reason other than For Cause (as defined in the agreement), death or Disability (as defined in the agreement), (i) on or before the first anniversary of the date his employment agreement, he would be entitled to receive as severance his monthly salary until the third anniversary of the date his employment agreement or (ii) any time after the first anniversary of the date of his employment agreement but on or before the third anniversary, he would be entitled to receive as severance his monthly salary for 24 months. In either case, each of Mr. Swoyer and Mr. Hosking would be entitled to receive certain additional severance benefits, none of which, except for a retention bonus, would be payable to Mr. Swoyer or Mr. Hosking if he voluntarily terminated his employment other than by resigning for Good Reason, or if Weston terminated his employment For Cause or due to his death or Disability. In addition, each employment agreement contains certain confidentiality, noncompetition and employee nonsolicitation obligations.

     Melissa T. Kalucki. At the effective time of the merger, Weston will enter into an amended employment agreement with Melissa T. Kalucki, who currently serves as Financial Analyst at Weston. Ms. Kalucki is the daughter of A. Frederick Thompson, a director of Weston, and Susan W. Thompson, the daughter of Roy F. Weston. Ms. Kalucki would be entitled to certain severance payments if, within three years after the merger, Weston terminates her employment other than for intentional misconduct or she discontinues her employment with Weston for good reason (as described in the agreement). The severance would consist of the continuation of Ms. Kalucki's salary and benefits for two years after the date of termination of

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her employment. In addition, Weston would be obligated to permit Ms. Kalucki the opportunity to apply for certain job opportunities at Weston's headquarters. If Weston accepted her application, Weston would pay or reimburse her relocation expenses on terms comparable to those available under Weston's current policies.

     Other Agreements

     Roy F. Weston, the founder of Weston and Chairman Emeritus of the board of directors, entered into a Continuing Services/Retirement Agreement with Weston in 1997. Under the agreement, Mr. Weston may provide certain services to Weston's board, officers and employees. Mr. Weston is entitled to receive, until his death, an annual principal retirement benefit calculated in the same manner as his salary payment was calculated under a prior employment agreement with Weston; his wife is entitled to receive the retirement benefit if Mr. Weston predeceases her. Mr. Weston is also entitled to receive the fringe benefits that he received under his prior employment agreement. In connection with completion of the merger, the surviving corporation is required to assume all obligations of Weston under the agreement. In March 2001, Mr. Weston entered into a second agreement among Weston, Katherine W. Swoyer, Susan W. Thompson and Parent in which, among other provisions, Weston agreed to provide Mr. Weston with access to certain financial and other information and to invite Mr. Weston, on at least a quarterly basis, to meetings of the board of directors of Weston after the merger. Mr. Weston, among other provisions, agreed not to commence any legal proceeding to oppose the merger. This agreement also provides for the withdrawal with prejudice of the arbitration and mediation proceedings mentioned in this proxy statement in the section entitled "BACKGROUND OF THE MERGER" on page 30.

     At the effective time of the merger, Weston will enter into an agreement with Thomas M. Swoyer, Jr., whose employment agreement is described above. Under the agreement, if, after the merger, Weston were to form a real estate development entity, then Mr. Swoyer would be given the opportunity to apply for employment with such entity if a position for which he were qualified became available and invest in such entity on terms at least as favorable as those offered to the other non-affiliated equity investors. If Weston were to form an entity to purchase an interest in a single real estate development project or property, and if members of Weston management were offered the opportunity to invest in such entity, Mr. Swoyer would be given the opportunity to invest in such entity on terms at least as favorable as those offered to such other members of Weston management.

     Katherine W. Swoyer currently provides to Weston travel management consulting services under a Consulting Agreement with Weston. The Consulting Agreement will terminate on June 30, 2001.

     Jennifer Hosking, who is the daughter of A. Frederick Thompson, serves as the paid Executive Vice-President of the Infrastructure Revitalization Institute, a 501(c)(3) non-profit organization whose mission is to promote infrastructure redevelopment as the sustainable choice for growing businesses and communities. This Institute provides certain program development services to Weston under a Master Services Agreement. The Master Services Agreement is expected to remain in effect after the merger until December 31, 2001.

     Certain members of the Weston family who are shareholders of Weston, will also enter into a non-disparagement agreement with Weston.

APPRAISAL RIGHTS

     Holders of Weston common shares (whether Series A Common Shares or Common Shares) have the right to dissent from approval of the merger and demand payment of the fair value of their shares, under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, or "PBCL." Under the merger agreement, if holders of shares representing more than five percent of the outstanding common shares of Weston exercise their dissenters' rights, Parent will not be obligated to complete the merger.

     Below is a summary of the dissenters' rights of shareholders.

     Any shareholder considering exercising dissenters' rights under the PBCL is advised to consult legal counsel. A shareholder who fails to follow with particularity all of the steps required to preserve and perfect his or her dissenters' rights loses the status as a "Dissenter" under the PBCL and will thereafter lose the benefit of
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the dissenters' rights provisions of the PBCL, in which event, upon the surrender of certificates representing common shares held by such shareholder, such shareholder will receive $5.02 per Series A Common Share held by him or her and $5.38 per Common Share held by him or her.

     The "fair value" of a shareholder's common shares is defined in the PBCL as the fair value of the shares immediately before the effective time of the merger, taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the merger; shareholders considering exercising dissenters' rights should recognize that the fair value could be more than, the same as or less than the $5.02 per Series A Common Share or $5.38 per Common Share they are to receive pursuant to the terms of the merger if they do not exercise dissenters' rights with respect to their shares. Opinions of investment banking firms as to the fairness from a financial point of view of consideration received in a merger are not necessarily determinative of fair value under the PBCL.

     Except as otherwise provided in this paragraph, only a record holder of common shares is entitled to assert dissenters' rights with respect to the common shares registered in such holder's name. A beneficial owner who is not a record holder and who wishes to exercise dissenters' rights may do so only if he or she submits a written consent of the record holder with his or her demand for payment (the demand for payment is described below). Accordingly, beneficial owners are advised to consult promptly with the appropriate record holder as to the timely exercise of dissenters' rights. If a shareholder holds common shares through a broker who in turn holds the common shares through a central securities depository nominee such as Cede & Co., a demand for payment with respect to such common shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record, except that such a broker can assert dissenters' rights with the written consent of the depository nominee which is the holder of record.

     A record holder, such as a broker or depository nominee, who holds common shares as a nominee for others, may exercise dissenters' rights with respect to all of the common shares of a single series held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the demand for payment (which is described below) should set forth the name and address of the person or persons on whose behalf the dissenters' rights are being exercised. A beneficial owner may not assert dissenters' rights with respect to some but less than all common shares of the same series owned by him or her, whether or not all of the shares so owned by him or her are registered in his or her name.

     To exercise his or her dissenters' rights, a shareholder must:

          1. notify Weston in writing (at the address set forth in the section in this proxy statement entitled "WHERE YOU CAN FIND MORE INFORMATION" on page 75), before the date of the special meeting, of his or her intention to demand that he or she be paid the fair value of his or her shares;

          2. make no change in the beneficial ownership of his or her shares from the date of the notice of intention to dissent continuously through the date of completion of the merger; and

          3. refrain from voting his or shares to approve the merger (a failure to vote against the merger, however, will not constitute a waiver of a shareholder's dissenters' rights).

Voting against the merger, whether in person or by proxy, will not be considered the written notice required under item 1 above.

     If the merger is approved at the special meeting, Weston will mail to each shareholder who complied with the procedures in items 1 through 3 above a notice stating where and when a demand for payment of the fair value of one's shares must be sent, and where and when stock certificates must be deposited. The notice will be accompanied by a demand for payment form, which will include a request that the dissenting shareholder certify the date on which he or she (or the person on whose behalf the shareholder dissents) acquired beneficial ownership of the shares. Dissenting shareholders will have 30 days from the date that Weston mails its notice to send in their demand for payment form and to deposit their stock certificates. If a dissenting shareholder fails to send in his or her demand for payment or stock certificate on a timely basis, the

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shareholder will lose his or her dissenters' rights under the PBCL, but will retain all other rights of a Weston shareholder until those rights are modified by completion of the merger.

     Promptly after completion of the merger, Weston will either remit to shareholders who have made their demand for payment and have deposited their stock certificates the amount it estimates to be the fair value of the common shares, or give written notice that no remittance will be made. The remittance or notice will be accompanied by:

          (1) The closing balance sheet and statement of income of Weston for the fiscal year ending December 31, 2000 together with the latest available interim financial statements;

          (2) A statement of Weston's estimate of the fair value of each of the common shares, and

          (3) A notice of the right of the dissenting shareholder to demand payment or supplemental payment, as the case may be.

     If Weston does not remit the amount of its estimate of the fair value of the common shares as provided above, it will return all stock certificates that have been deposited. Weston may make a notation on any such certificate that a demand for payment has been made. If common shares with respect to which notation has been so made are transferred, a transferee of such common shares will not acquire by such transfer any rights in Weston other than those that the original dissenter had after making demand for payment.

     If Weston gives notice of its estimate of the fair value of the common shares without remitting such amount, or remits payment of such amount for any shareholder's common shares, and a shareholder believes that the amount stated or remitted is less than the fair value of his or her common shares, he or she will be permitted to send Weston his or her own estimate of the fair value of the common shares, which will be deemed a demand for payment of the amount or the deficiency, as the case may be. If the shareholder does not file his or her own estimate within 30 days after the mailing by Weston of its notice or remittance, the shareholder will be entitled to no more than the amount stated in the notice or remitted to him or her by Weston.

     Within 60 days after effectuation of the proposed merger, if any demands for payment remain unsettled, Weston may file in court an application for relief requesting that the fair value of the common shares be determined by the court. The court's determination of fair value may be higher or lower than the merger consideration payable to Weston's shareholders.

     Any dissenting shareholders, wherever residing, whose demands have not been settled will be made parties to the proceeding as in an action against their common shares. A copy of the application will be served on each remaining dissenting shareholder. If a shareholder is a nonresident, the copy will be served in the manner provided or prescribed by or pursuant to applicable provisions of Pennsylvania law relating to bases of jurisdiction and interstate and international procedure. The jurisdiction of the court will be plenary and exclusive. Such court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser will have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each holder who is made a party will be entitled to recover the amount by which the fair value of his or her common shares is found to exceed the amount, if any, previously remitted, plus interest.

     Interest from the effective time of the merger until the date of payment will be at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate paid by Weston on its principal bank loans.

     If Weston fails to file an application relating to a court proceeding, as described above, any shareholder who made a demand for payment and who has not settled his or her claim against Weston will be entitled to do so in the name of Weston at any time within 30 days after the expiration of the 60-day period referred to above. If a shareholder does not file an application within such 30-day period, each such holder entitled to file an application will be paid Weston's estimate of the fair value of the common shares and no more, and may bring an action to recover any such amount not previously remitted.

     The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Weston, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting shareholders who are parties and whose action in demanding the payment or supplemental payment in accordance with their estimate of the fair value of their shares, as described above, the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against Weston and in favor of any or all dissenting shareholders if Weston failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the PBCL and may be assessed against either Weston or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D.

     If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated and should not be assessed against Weston, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

     From and after the effective time of the merger, dissenting shareholders are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on their shares.

                               2. OTHER BUSINESS

     As of the date of this proxy statement, the Weston board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters shall properly come before either the special meeting or any adjournments or postponements of the special meeting to be voted upon, your proxy will be deemed to confer discretionary authority on the individuals named as proxies in the proxy card to vote the shares represented by such proxy as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Weston board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 16, 2001, certain information regarding the beneficial ownership of Weston's Common Shares and Series A Common Shares by each person known by Weston to beneficially own more than 5% of any class of Weston's outstanding capital stock, each director of Weston, each executive officer of Weston, and all directors and executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by each of them.

                                                                                                                PERCENTAGE
                                     NUMBER OF                       PERCENTAGE   PERCENTAGE                        OF
                                      COMMON         NUMBER OF           OF           OF        PERCENTAGE      AGGREGATE
                                      SHARES      SERIES A COMMON     CAPITAL       COMMON      OF SERIES A    VOTING POWER
NAME AND ADDRESS(1)                   (2)(19)    SHARES(2)(12)(20)     STOCK        SHARES     COMMON SHARES     (3)(19)
-------------------                  ---------   -----------------   ----------   ----------   -------------   ------------
Vanguard Fiduciary Trust Company,
  as Trustee(4)....................         --        927,942            9.3           --          11.8             3.2
FMR Corp(5)........................         --        682,300            6.8           --           8.6             2.4
Acquisitor plc(6)..................         --        532,000            5.3           --           6.7             1.8
Franklin Advisory Services,
  LLC(7)...........................         --        460,000            4.6           --           5.8             1.6
Dimensional Fund Advisors,
  Inc.(8)..........................         --        477,600            4.8           --           6.0             1.7
Edward W. Wedbush, et al.(9).......         --        523,600            5.2           --           6.6             1.8
RFW Partnership Limited(10)........    438,081             --            4.4         21.0            --            15.2

                                                                                                                PERCENTAGE
                                     NUMBER OF                       PERCENTAGE   PERCENTAGE                        OF
                                      COMMON         NUMBER OF           OF           OF        PERCENTAGE      AGGREGATE
                                      SHARES      SERIES A COMMON     CAPITAL       COMMON      OF SERIES A    VOTING POWER
NAME AND ADDRESS(1)                   (2)(19)    SHARES(2)(12)(20)     STOCK        SHARES     COMMON SHARES     (3)(19)
-------------------                  ---------   -----------------   ----------   ----------   -------------   ------------
Katherine W. Swoyer and Susan W.
  Thompson, as Trustees(11)........    108,075             --            1.6          5.2            --             3.8
William L. Robertson...............         --        102,800              *           --           1.3               *
Patrick G. McCann..................         --         72,780              *           --             *               *
William G. Mecaughey(13)...........         --         39,062              *           --             *               *
Jesse Brown........................         --          7,154              *           --             *               *
Thomas E. Carroll..................         --          8,154              *           --             *               *
Tom Harvey.........................         --          9,554              *           --             *               *
Wayne F. Hosking, Jr.(11)(14)......    103,181          9,679            1.1          4.9             *             3.6
Katherine W. Swoyer(10)(11)........    353,813            872            3.6         16.9             *            12.3
Thomas M. Swoyer, Jr.(11)(15)......    103,181          1,456            1.0          4.9             *             3.6
A. Frederick
  Thompson(10)(11)(16).............    386,338          3,103            3.9         18.5             *            13.4
Roy F. Weston(10)(17)..............    190,000         40,448            2.3          9.1             *             6.7
James H. Wolfe.....................         --          7,154              *           --             *               *
All directors and executive
  officers as a group(18)..........  1,682,669        302,216           19.5         80.6           3.8            58.9

---------------
  *  Less than 1%.

 (1) Except as indicated below, the business address of each beneficial owner is c/o Roy F. Weston, Inc., 1400 Weston Way, West Chester, PA 19380-1499.

 (2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of April 16, 2001, including, but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

 (3) Aggregate voting power is calculated by multiplying the total number of Common Shares and Series A Common Shares outstanding by one vote and one-tenth of one vote per share, respectively. The numbers in the column exclude Series A Common Shares issuable upon the exercise of options.

 (4) Vanguard Fiduciary Trust Company, P.O. Box 2900, Valley Forge, PA 19482, is the trustee under the Roy F. Weston, Inc. Retirement Savings Plan. Under the terms of the Retirement Savings Plan, as amended in August 2000, each plan participant who has been allocated Series A Common Shares may direct Vanguard how to vote the shares allocated to him, in accordance with procedures established under the Trust Agreement between Weston and Vanguard.

 (5) Reflects ownership as reported on a Schedule 13G, dated February 14, 2001, filed with the SEC by FMR Corp., 82 Devonshire Street, Boston, MA 02109.

 (6) Reflects ownership as reported on a Schedule 13D, dated March 23, 2001, filed by Acquisitor plc, 190, The Strand, London, England WC2R1JN.

 (7) Reflects ownership as reported on a Schedule 13G, dated February 9, 2001, filed with the SEC by: Franklin Advisory Services, LLC, One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024; Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, California 94404, as parent holding company; and Charles B. Johnson and Rupert H. Johnson, Jr., 777 Mariners Island Blvd., San Mateo, California 94404, as Principal Shareholders of Franklin Resources, Inc.

 (8) Reflects ownership as reported on a Schedule 13G, dated February 16, 2001, filed with the SEC by Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

 (9) Reflects ownership as reported on Schedule 13G, dated December 22, 2000, filed with the SEC by: E* Capital Corporation, P.O. Box 71029, Los Angeles, CA 90071-0029, Edward W. Wedbush, P.O.

     Box 30014, Los Angeles, CA 90030 and Wedbush Morgan Securities Employees' Retirement Plans, P.O. Box 30014, Los Angeles, CA 90030.

(10) RFW Partnership Limited is a limited partnership in which RFW Enterprises, Inc., Susan W. Thompson, and Katherine W. Swoyer are general partners. Ms. Thompson and Ms. Swoyer are the daughters of Roy F. Weston, and Ms. Thompson is the spouse of Dr. A. Frederick Thompson. Mr. Weston is the President of RFW Enterprises, Inc., which is owned in equal one-third shares by Mr. Weston, Ms. Thompson and Ms. Swoyer. Under the partnership agreement, the shares held by the partnership are voted by direction of a majority of the general partners. Ms. Thompson and Ms. Swoyer have agreed with Mr. Weston to dissolve RFW Partnership Limited after completion of the merger. Upon dissolution, the net assets of the partnership will be distributed among the partners in accordance with their respective partnership interests.

(11) Ms. Swoyer and Ms. Thompson share voting power, as trustees under a Deed of Trust dated March 5, 1969, over 108,075 Common Shares. Thomas M. Swoyer, Jr., a beneficiary of the trust, is entitled to distribution of 13,509 Common Shares from the trust on his 35th birthday. Jennifer T. Hosking, a beneficiary of the trust who is the spouse of Wayne F. Hosking, Jr., is entitled to distribution of 13,509 Common Shares from the trust on her 35th birthday. A minor daughter of Ms. Swoyer is one of the trust beneficiaries and is entitled to distribution of 13,509 Common Shares from the trust on each of her 25th, 30th and 35th birthdays. The trustees of the trust have agreed that the trustees will vote the trust shares as may be directed by the adult beneficiaries of the trust, and that if those instructions are conflicting, they will vote the trust shares pursuant to such instructions, allocating the votes on a pro rata basis based on the adult beneficiaries' respective beneficial ownership interests in the trust. None of the shares reported in the table as beneficially owned by the trust is included in the shares listed as beneficially owned by Mr. or Ms. Hosking, Mr. Swoyer, Jr., Ms. Swoyer or Dr. Thompson.

(12) Includes the following number of Series A Common Shares which may be obtained upon the exercise of options exercisable within 60 days of April 16, 2001: Mr. Robertson, 91,200 shares, Mr. McCann, 65,280 shares and Mr. Mecaughey, 30,179 shares; and all directors and executive officers as a group, 186,659 shares. Messrs. Robertson and McCann have agreed not to exercise the options held by each of them before the merger is completed.

(13) Mr. Mecaughey's shares include 1,275 shares owned by his spouse.

(14) Of the Common Shares reported as beneficially owned by Mr. Hosking, 103,181 shares are owned by his spouse and 1 share is owned by his spouse as custodian for their minor child. Of the Series A Common Shares reported as beneficially owned by Mr. Hosking, 155 shares are owned by his spouse, 4,700 shares are owned by his spouse as custodian for their minor child, and 1,944 shares are owned jointly by Mr. Hosking and his spouse.

(15) Of the Series A Common Shares reported as beneficially owned by Mr. Swoyer, 658 shares are owned by his spouse.

(16) Of the Common Shares reported as beneficially owned by Dr. Thompson, 341,083 shares are owned by his spouse.

(17) Of the Common Shares reported as beneficially owned by Mr. Weston, 70,000 shares are owned by his spouse.

(18) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.

(19) All Common Shares included in the table are held subject to a voting agreement among Weston and certain holders of Weston's Common Shares, including all Common shareholders listed in the Table. The voting agreement is described in the section of this proxy statement entitled, "THE SPECIAL MEETING -- 1. Adoption of the Merger Agreement -- Weston Family Agreements" on page 66.

(20) Does not reflect 617 Series A Common Shares issued to each of Messrs. Brown, Carroll, Harvey and Wolfe after April 16, 2001 under the Roy F. Weston, Inc. Director Stock Compensation Plan.

MARKET AND TRANSACTIONAL INFORMATION ABOUT WESTON SECURITIES

  Common Share Market Price; Dividend Information

     The Series A Common Shares of Weston are traded on the Nasdaq National Market System under the symbol "WSTNA." There is no established public trading market for Weston's Common Shares. As of April 16, 2001, there were approximately 2,143 holders of record of Series A Common Shares and approximately 26 holders of record of Common Shares. Weston has not paid any cash dividends since 1978, and does not intend to pay dividends in the foreseeable future. The table below sets forth, for the fiscal quarters indicated, the range of high and low per share sales prices for the Series A Common Shares, as reported by the Nasdaq:

                                                              HIGH      LOW
                                                              -----    -----
Year Ended December 31, 2001
  First Quarter.............................................  $4.88    $4.25
  Second Quarter (through April 27, 2001)...................  $4.93    $4.75
Year Ended December 31, 2000
  First Quarter.............................................  $2.75    $2.03
  Second Quarter............................................  $3.52    $2.00
  Third Quarter.............................................  $4.00    $2.88
  Fourth Quarter............................................  $4.94    $3.31
Year Ended December 31, 1999:
  First Quarter.............................................  $3.00    $2.00
  Second Quarter............................................  $3.50    $2.13
  Third Quarter.............................................  $3.06    $2.50
  Fourth Quarter............................................  $3.00    $1.88

     On April 26, 2000, the last full trading day before the public announcement that Weston had hired Raymond James & Associates, Inc. to explore strategic alternatives, the reported closing price of Weston Series A Common Shares on the Nasdaq was $2.03 per share.

     On October 23, 2000, the last full trading day before the public announcement that the Special Committee was negotiating a potential merger transaction with ACAS, the reported closing price of Weston Series A Common Shares on the Nasdaq was $3.31 per share.

     On March 9, 2001, the last full trading day before the public announcement that the board of directors had approved the merger agreement, the reported closing price of Weston Series A Common Shares on the Nasdaq was $4.41 per share.

     On April 27, 2001, the most recent practicable date before the printing of this proxy statement, the reported closing price of Weston Series A Common Shares on the Nasdaq was $4.80 per share.

  Common Share Purchase Information

     The following table indicates, with respect to any purchases of Weston Series A Common Shares or Weston Common Shares made by Weston, William L. Robertson or Patrick G. McCann since January 1, 1999, the number of shares purchased in each quarter during such period, the range of prices paid for such shares in the corresponding quarter, and the average purchase price for such shares in the corresponding quarter.

                                                                                     RANGE OF
                                                               NUMBER OF              PRICES
                                                                SHARES               AVERAGE
PURCHASER                                  QUARTERLY PERIOD    PURCHASED    PRICE    PURCHASE
---------                                  ----------------    ---------    -----    --------
Weston...................................      3Q,1999           2400       2.19       2.19

In addition, during 1999 Weston repurchased $1,635,000 of its 7% Convertible Subordinate Debentures and during 2000 repurchased $6,068,000 of these Debentures.

RECENT TRANSACTIONS IN WESTON SECURITIES

     There were no transactions in either Common Shares or Series A Common Shares of Weston effected during the 60 days preceding the date on which this proxy statement was initially filed with the Securities and Exchange Commission by (i) Weston, (ii) any of Weston's executive officers or directors, (iii) any majority-owned subsidiary of Weston, (iv) any pension, profit-sharing or similar plan of Weston or (v) any relative or spouse of an executive officer or director of Weston (or any relative of such spouse) who has the same home as such executive officer or director of Weston or who is a director or officer of any of Weston's subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have not authorized anyone to give any information or make any representation about the merger or Weston that differs from or adds to the information in this proxy statement or in our documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

     Because the merger is a "going-private" transaction, Weston and its Chief Executive Officer and President, William L. Robertson and Patrick G. McCann, respectively, have jointly filed with the Securities and Exchange Commission a Transaction Statement on Schedule 13E-3 under the Securities Exchange Act of 1934 with respect to the merger. Although the Schedule 13E-3 incorporates by reference most of the information in this proxy statement, the Schedule 13E-3, including its exhibits, contains additional information. Copies of the Schedule 13E-3 and its exhibits are available for inspection and copying at Weston's principal executive offices during regular business hours by any shareholder of Weston or a representative who has been designated in writing by the shareholder; copies may also be obtained by mail, by written request directed to Arnold P. Borish, Esq., General Counsel, Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania 19380-1499, or from the Securities and Exchange Commission as described below.

     Weston files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Weston files with the Commission at the Commission's public reference room in Washington, D.C. at 450 Fifth Street, N.W., 20549 or at the Commission's regional offices in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Many of these Commission filings are also available to the public on the World Wide Web through the Commission's Internet address at "http://www.sec.gov." Reports, proxy statements and other information filed by Weston are also available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     You should rely only on the information contained or incorporated by reference in this proxy statement. Because there is no safe harbor for forward-looking statements in connection with a going-private transaction, the reports incorporated by reference in this proxy statement are incorporated exclusive of the language claiming the safe harbor. Weston has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 1, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or such other date as this proxy statement indicates. The mailing of this proxy statement to Weston shareholders does not create any implication to the contrary.

WESTON INCORPORATED DOCUMENTS

     The Commission allows Weston to "incorporate by reference" information into this proxy statement, which means that Weston can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

     In general, if a public company such as Weston makes forward-looking statements in certain documents that it files with the Securities and Exchange Commission, the company would have no liability with respect to those forward-looking statements in any private lawsuit against the company based on there being in such documents material misstatements or omissions. This exception to liability is generally referred to as a "safe harbor." Because there is no safe harbor for forward-looking statements in connection with a going-private transaction, however, the Weston reports incorporated by reference into this proxy statement are incorporated exclusive of the language in those reports claiming the safe harbor.

     This proxy statement incorporates by reference Weston's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which Weston has previously filed with the Commission. The Annual Report on Form 10-K, a copy of which is enclosed with this proxy statement, contains important information about Weston and its finances and should be reviewed carefully and fully. This proxy statement also incorporates by reference Weston's Current Report on Form 8-K filed with the Commission on March 12, 2001.

     All documents filed by Weston under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and before the date of the special meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of this proxy statement from the date of such filing. Any statement contained in a document incorporated by reference into this proxy statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement. Any such statement so modified or superseded will not be deemed to constitute a part hereof, except as so modified or superseded.

DELIVERY OF DOCUMENTS

     This proxy statement is accompanied by a copy of Weston's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     In addition, Weston undertakes to deliver by first-class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any document that is incorporated by reference into this proxy statement but does not accompany this proxy statement (excluding exhibits, unless specifically incorporated into this proxy statement). Please direct your requests to Arnold
P. Borish, Esq., General Counsel, Roy F. Weston, Inc., 1400 Weston Way, West Chester, Pennsylvania 19380-1499, telephone number (610) 701-3000.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Weston makes forward-looking statements in this proxy statement and in its documents filed with the Securities Exchange Commission, to which we refer you. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include some of the statements set forth under "SUMMARY TERM SHEET -- the Merger," "BACKGROUND OF THE MERGER," "SPECIAL
FACTORS -- Opinion of Financial Advisor," "SPECIAL FACTORS -- Certain Effects of the Merger," "CERTAIN PROJECTIONS" and "FINANCING OF THE MERGER." In addition, when we use any of the words "believes," "expects," "anticipates," "plans," "intends," "hopes," "will" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of Weston after the merger. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the merger. These possible events or factors include, in addition to those discussed elsewhere in this document and those discussed in our documents filed with the Securities and Exchange Commission, the following:

          1. Delays in receiving regulatory and other approvals required for completion of the merger;

          2. the failure of shareholders to adopt the merger agreement;

          3. the highly competitive marketplace in which Weston operates;

          4. changes in and levels of enforcement of federal, state and local environmental legislation and regulations;

          5. Weston's ability to obtain new contracts from existing as well as new clients, and the uncertain timing of awards and contracts;

          6. Weston's ability to execute new projects and those currently in backlog within reasonable cost estimates, as well as other contract performance risks, including successful resolution of any contract disputes;

          7. funding appropriation, funding delay and the issuance of work orders on government projects;

          8. Weston's ability to achieve any planned overhead or other cost reductions while maintaining adequate work flow;

          9. Weston's ability to obtain adequate financing for its current operations, including adequate financing to fund working capital needs;

          10. Weston's ability to execute its strategic plan through successful marketing activities and continued cost containment;

          11. the nature of Weston's work with hazardous materials, toxic wastes and other pollutants, and the potential for uninsured claims or claims in excess of insurance limits, including professional liability and pollution claims;

          12. Weston's ability to retain key personnel; and

          13. the potential for loss of key personnel, including members of Weston's senior management, if the merger is not approved.

Weston disclaims any intent or obligation to update forward-looking statements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of Weston for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 included in Weston's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated by reference in this proxy statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report in the Annual Report on Form 10-K. The PricewaterhouseCoopers LLP report incorporated in this proxy statement relates to Weston's historical financial information. It does not extend to the prospective financial information and should not be read to do so. PricewaterhouseCoopers LLP has neither examined nor compiled such prospective financial information and accordingly does not provide any form of assurance with respect to such statements.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting, and will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

     If the merger is consummated, there will be no public shareholders of Weston and no public participation in any future meetings of shareholders of Weston. If the merger is not consummated, however, Weston's public shareholders will continue to be entitled to attend and participate in Weston's shareholders' meetings. In the event that Weston's annual meeting is held, any proposals of Weston shareholders intended to be presented at the 2001 annual meeting of Weston shareholders will be required to be received by the Corporate Secretary of Weston a reasonable time before Weston mails out its proxy statement relating to that meeting, in order to be considered for inclusion in the Weston 2001 annual meeting proxy materials. Proposals submitted by shareholders outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for the 2001 annual meeting will be required to be received by the same date. Weston will announce the date in a filing with the Securities and Exchange Commission.

                                                                      APPENDIX A

  AGREEMENT AND PLAN OF MERGER BY AND AMONG ACAS ACQUISITIONS (WESTON), INC.,
             WESTON ACQUISITION CORPORATION AND ROY F. WESTON, INC.

                                                      EXECUTION COPY -- [3/7/01]

                                  CONFIDENTIAL

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 9, 2001

                                  BY AND AMONG

                        ACAS ACQUISITIONS (WESTON), INC.

                         WESTON ACQUISITION CORPORATION

                                      AND

                              ROY F. WESTON, INC.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2001 (this "Agreement"), is made and entered into by and among ACAS Acquisitions (Weston), Inc., a Delaware corporation ("Parent"), Weston Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), and Roy F. Weston, Inc., a Pennsylvania corporation (the "Company"). An index to the defined terms used in this Agreement appears at the back of this Agreement.

     WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have approved the merger of Subsidiary with and into the Company on the terms set forth in this Agreement (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL"), Subsidiary shall be merged with and into the Company. In its capacity as the surviving corporation in the Merger, the Company is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in articles of merger, in a form mutually acceptable to Subsidiary and the Company, to be filed with the Secretary of the Commonwealth of Pennsylvania in accordance with the PBCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.4. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof and to fiduciary duties of the Company's Board of Directors, use their commercially reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with
Section 1.4.

     SECTION 1.3 Effects of the Merger. At the Effective Time, the separate corporate existence of Subsidiary shall cease and the Company shall continue its existence under the laws of the Commonwealth of Pennsylvania, and the Merger shall have the effects set forth in the applicable sections of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Subsidiary and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Subsidiary and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     SECTION 1.4 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Subsidiary and the Company as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Subsidiary and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                                   ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1 Articles of Incorporation. The articles of incorporation of the Company as in effect immediately before the Effective Time shall be the articles of incorporation of the Surviving Corporation after the Effective Time until thereafter amended (subject to Section 7.4 hereof) in accordance with their terms and as provided in the PBCL.

     SECTION 2.2 Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time until thereafter amended (subject to Section 7.4 hereof) in accordance with their terms, the articles of incorporation of the Surviving Corporation and the PBCL.

     SECTION 2.3 Directors. The directors of Subsidiary immediately before the Effective Time shall be the directors of the Surviving Corporation, and such directors shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     SECTION 2.4 Officers. The officers of Subsidiary in office immediately before the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, and such officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              MERGER CONSIDERATION

     SECTION 3.1 Cancellation of Company Shares. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of any party hereto or the holders of any of the following securities:

          (a) Each common share of the Company, $.10 par value (the "Common Shares"), and each Series A common share of the Company, $.10 par value (the "Series A Common Shares" and, together with the Common Shares, the "Shares"), issued and outstanding immediately before the Effective Time, other than Shares cancelled pursuant to Section 3.1(b) and Dissenting Shares, shall be cancelled, extinguished and converted into and become, respectively, a right to receive $5.38 in cash per Common Share, without any interest thereon (the "Common Share Merger Consideration"), and $5.02 in cash per Series A Common Share, without any interest thereon (the "Series A Common Share Merger Consideration" and, together with the Common Share Merger Consideration, the "Merger Consideration"), subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange occurring before the Effective Time.

          (b) Each Share that is issued and outstanding immediately before the Effective Time and owned by the Company or Parent or any direct or indirect subsidiary of the Company or Parent, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

          (c) Each share of Subsidiary's capital stock issued and outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (d) As a result of the actions described in Section 3.1(a), all Shares (excluding any Dissenting Shares and any Shares described in Section 3.1(b)) issued and outstanding immediately before the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired, and each certificate ("Certificate") previously evidencing such Shares (other than Dissenting Shares and Shares described in Section 3.1(b)) ("Converted Shares") shall thereafter solely represent the right to receive the Merger Consideration. At the Effective Time, the holders of Certificates or Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law.

     SECTION 3.2 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder (a "Dissenting Shareholder") who has demanded and perfected his or her demand for appraisal of his or her Shares in accordance with Subchapter D of Chapter 15 of the PBCL and, as of the Effective Time, has neither effectively withdrawn nor lost his or her right to such appraisal, shall not represent a right to receive the Merger Consideration for such Shares pursuant to Section 3.1 above, but in lieu thereof such holder shall be entitled only to such rights of appraisal as are granted by the PBCL. The Surviving Corporation shall make any and all payments to Dissenting Shareholders required under the PBCL.

     (b) Notwithstanding the provisions of Section 3.2(a) above, if any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's Shares ("Dissenting Shares") under the PBCL shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive, with respect to such Dissenting Shares, the Merger Consideration, as provided in Section 3.1 above, less any amounts required to be withheld pursuant to applicable tax laws, upon surrender of the certificate or certificates representing such Dissenting Shares.

     (c) The Company shall give Parent prompt notice of any (i) demands by a Dissenting Shareholder for payment of his or her Dissenting Shares, or notices of intent to demand payment received by the Company under Section 1574 of the PBCL, (ii) withdrawals of such demands and (iii) other instruments served pursuant to the PBCL and received by the Company. The Company shall not, except with the prior written consent of Parent (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

     SECTION 3.3 Company Plans.

     (a) At the Effective Time, each option to acquire Series A Common Shares, but not including any such options held by those persons listed in Section 3.3 of the Company Disclosure Schedule, that is outstanding immediately before the Effective Time under the Company's Stock-Based Incentive Compensation Plan (the "Option Plan"), as amended, whether vested or unvested (each, an "Option," collectively, the "Options"), shall automatically become immediately and fully vested and exercisable and each holder of any Option shall have the right to receive from Subsidiary, as of the Effective Time, a cash payment (less applicable withholding taxes) in an amount equal to the positive difference, if any, between the Series A Common Share Merger Consideration for each Series A Common Share then underlying such Option less the product of (i) for each Option with a given exercise price, the exercise price per Series A Common Share then underlying such Option and (ii) the total number of Series A Common Shares then underlying such Option (the "Option Consideration"). The Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to this Section 3.3) as are necessary to fully advise holders of Options of their rights under this Agreement and the Options and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in this Section 3.3, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his Options equal to the Option Consideration, and the Surviving Corporation shall take all reasonably necessary actions to terminate the Option Plan.

     (b) At the Effective Time, (i) each Stock Appreciation Right ("SAR") granted by the Company, whether vested or unvested, to any person other than those persons listed in Section 3.3 of the Company Disclosure Schedule, shall automatically become immediately and fully vested, (ii) the Series A Common Share Merger Consideration shall be deemed to be the "share price" for purposes of such SAR and (iii) the Surviving Corporation shall pay each holder of any such SAR in full all sums due thereunder.

     (c) At the Effective Time, notwithstanding any other provision of this Agreement, any options to purchase Series A Common Shares, any Stock Appreciation Rights and any other rights under employment agreements held by the persons listed in Section 3.3 of the Company Disclosure Schedule, including but not limited to the rights of William L. Robertson and Patrick G. McCann to receive a change in control bonus, shall be extinguished and cancelled without any further obligation of the Company to any of such persons under any such option or SAR or employment agreement, it being understood that Parent has agreed to provide such persons with compensation packages in lieu thereof as described in agreements between such persons and Parent.

     SECTION 3.4 Surrender of Securities; Funding of Payments; Stock Transfer Books.

     (a) Pursuant to an agreement reasonably satisfactory to the Company and Parent entered into before the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares and Options (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration and documents representing Options (the "Option Agreements") for the Option Consideration. The fees and expenses of the Exchange Agent shall be paid by the Surviving Corporation.

     (b) At or before the Effective Time, Subsidiary shall remit to the Exchange Agent an amount equal to the Merger Consideration and the Option Consideration necessary to pay in full the holders of the Converted Shares and Options (collectively, the "Payment Fund").

     (c) Parent agrees that, as soon as practicable after the Effective Time and in no event later than three business days thereafter, the Surviving Corporation shall cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of a letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration with respect thereto and in effecting the surrender of the Option Agreements for payment of the Option Consideration therefor. If any Certificate or Option Agreement shall have been lost or destroyed, the Exchange Agent, subject to such other conditions as the Surviving Corporation may reasonably impose (including the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to any Certificate alleged to be lost or destroyed), shall be authorized to accept an affidavit from the record holder of such Certificate or Option Agreement in a form reasonably satisfactory to Parent. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay to holders of such Certificates out of the Payment Fund the Merger Consideration with respect thereto, multiplied by the number of Converted Shares represented by such Certificates, less any amounts required to be withheld pursuant to applicable tax laws. Upon the surrender of each such Option Agreement formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay such holders the Option Consideration for such Option, less any amounts required to be withheld pursuant to applicable tax laws.

     (d) If any portion of the Merger Consideration or Option Consideration is to be paid to a Person other than the Person in whose name a Certificate or Option Agreement is registered, it shall be a condition to such payment that such Certificate or Option Agreement shall be surrendered and shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such Certificate or Option Agreement surrendered or shall have established to the satisfaction of Parent and the Exchange Agent that such tax either has been paid or is not payable. Nothing herein shall be deemed to permit the transfer or assignment of any Option not otherwise transferable or assignable.

     (e) At the Effective Time, the share transfer books of the Company shall be closed and there shall not be any further registration of transfers of Shares on the records of the Company.

     (f) To the extent not immediately required for payment on surrendered Shares and Options, proceeds in the Payment Fund shall be invested by the Exchange Agent, as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Rating Group, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

     (g) From and after the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered Certificates.

     (h) From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein or under applicable state corporation law. No interest shall be paid on any Merger Consideration or Option Consideration payable to former holders of Shares or Options, respectively.

     (i) Promptly after the first anniversary of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all of the remaining Payment Fund and the Exchange Agent's duties shall terminate.

Thereafter, each holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) shall receive the Merger Consideration and/or Option Consideration, as applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Shares or Options for any amount delivered to a public official pursuant to applicable escheat or similar law.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Parent and Subsidiary each, jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item on the Parent Disclosure Schedule shall be deemed disclosure with respect to all sections of this Agreement to which a specific reference is made in the Parent Disclosure
Schedule:

     SECTION 4.1 Organization and Qualification.  Each of Parent and Subsidiary
(i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations, certifications, approvals, registrations and other authorizations (collectively, the "Parent Permits") necessary to enable it to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (iii) is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in the case of clause (ii) or (iii) above, where the failure to possess such franchises, licenses, permits, authorizations or approvals or to be so qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes of this Agreement, a "Parent Material Adverse Effect" means any change, event, violation, circumstance or effect, individually or when aggregated with other such changes, events, violations, inaccuracies, circumstances or effects, that would reasonably be expected to cause or result in a loss to the business, assets, financial condition or results of operations of the Parent and its subsidiaries in the amount of $300,000 or more or that would reasonably be expected to prevent or delay consummation of the Merger; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute nor shall any change, event, violation, circumstance or effect that results from any of the following be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (i) changes affecting the United States or regional economy generally; (ii) the taking of any actions by Parent or Subsidiary that have been approved in writing by the Company or (iii) compliance by any of the parties hereto with the terms of this Agreement. True, accurate and complete copies of each of Parent's and Subsidiary's certificate or articles (as applicable) of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     SECTION 4.2 Authority; Non-Contravention; Approvals.

     (a) Parent and Subsidiary each have all necessary corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Subsidiary and the consummation by them of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Subsidiary. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution, delivery and performance of this Agreement by each of Parent and Subsidiary and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective articles (or certificates) of incorporation or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties listed in Section 4.2 of the Parent Disclosure Schedule.

     (c) Except for (i) the filings by Parent or its affiliates required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the making of the Merger Filing with the Secretary of the Commonwealth of Pennsylvania in connection with the Merger (the filings and approvals referred to in clauses (i) and (ii) being collectively referred to as the "Parent Required Statutory Approvals"), and (iii) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body, agency or authority, including, without limitation, any governmental or regulatory body, agency or authority outside of the United States (a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby.

     SECTION 4.3 Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, either at the time of mailing of the Proxy Statement or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.4 Brokers and Finders. Neither Parent nor Subsidiary has entered into any contract, arrangement or understanding with any Person that may result in the obligation of Parent or Subsidiary to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by Parent or Subsidiary of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.5 Ownership of Company Capital Stock. Neither Parent nor any of its subsidiaries beneficially owns any Shares of the Company as of the date hereof.

     SECTION 4.6 Available Funds. Parent has or has available to it through commitments from financial institutions or other Persons, and will make available to Subsidiary, all funds necessary to satisfy all of Parent's and Subsidiary's obligations under this Agreement and in connection with the transactions contemplated hereby. Parent has heretofore delivered or made available to the Company true and complete copies of the financing commitment letters obtained from financial institutions or other Persons with respect to the Merger, and any amendments or supplements thereto.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company

Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all sections of this Agreement to which a specific reference is made in the Company Disclosure Schedule):

     SECTION 5.1 Organization and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) has the requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations, certifications, approvals, registrations, and any other authorizations (collectively, the "Company Permits") necessary to enable it to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (iii) is qualified to transact business and is in good standing in each jurisdiction listed in Section 5.1 of the Company Disclosure Schedule, which jurisdictions are the only jurisdictions in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except, in the case of clause (ii) or (iii) above, where the failure to possess any such Company Permits or to be so qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. For purposes of this Agreement, a "Company Adverse Impact" means any change, event, violation, circumstance or effect, individually or when aggregated with other such changes, events, violations, circumstances or effects, that would reasonably be expected to cause or result in any loss or damage, including penalties or surcharges or other fees, to the net assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, in the amount of $300,000 or more; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any change, event, violation, circumstance or effect that results from any of the following be taken into account in determining whether there has been or will be, a Company Adverse Impact: (i) changes affecting the United States or regional economy generally, (ii) the taking of any actions by the Company that have been approved in writing by Parent or Subsidiary or (iii) compliance by any of the parties hereto with the terms of this Agreement. True, accurate and complete copies of the Company's articles of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     SECTION 5.2 Capitalization.

     (a) The authorized capital stock of the Company consists of 10,500,000 Common Shares and 20,500,000 Series A Common Shares. As of December 31, 2000,
(i) 2,089,019 Common Shares and 7,895,898 Series A Common Shares were issued and outstanding, all of which were validly issued and are fully paid and nonassessable, (ii) 1,081,275 Common Shares and 754,880 Series A Common Shares were held in the treasury of the Company and (iii) 1,066,784 Series A Common Shares were reserved for issuance upon exercise of options issued and outstanding pursuant to the stock option plans of the Company. Since December 31, 2000, except as permitted by this Agreement, no shares of capital stock of the Company have been issued except in connection with the exercise or conversion of the securities referred to in the preceding sentence.

     (b) No bonds, debentures, notes or other indebtedness of the Company giving the holders thereof (prior to exercise of any conversion rights with respect thereto) the right to vote on any matters on which shareholders of the Company may vote are issued or outstanding.

     (c) Except as disclosed in Section 5.2 of the Company Disclosure Schedule or in Section 5.2(a), as of the date hereof, there are no outstanding debentures, subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company or any subsidiary of the Company to issue, deliver or sell, redeem or repurchase, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as disclosed in Section 5.2 of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company. The Series A Common Shares constitutes the only series of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SECTION 5.3 Subsidiaries. Section 5.3 of the Company Disclosure Schedule lists all direct or indirect subsidiaries of the Company. Each such direct and indirect subsidiary of the Company (i) is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation as listed in Section 5.3 of the Company Disclosure Schedule, (ii) has the requisite power and authority and possesses all Company Permits necessary to enable it to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (iii) is qualified to transact business, and is in good standing, in each jurisdiction listed in
Section 5.3 of the Company Disclosure Schedule, which jurisdictions are the only jurisdictions in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except, in the case of clause (ii) or clause (iii) above, where the failure to possess such Company Permits or to be so qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. The capitalization and outstanding securities of each of the direct and indirect subsidiaries of the Company is as listed in Section 5.3 of the Company Disclosure Schedule. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any material liens, claims, encumbrances and security interests. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of or interest in any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Accurate and complete copies of the organizational documents of each subsidiary, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been made available to Parent. As used in this Agreement, the term "subsidiary" shall have the same meaning as that given in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

     SECTION 5.4 Authority; Non-Contravention; Approvals.

     (a) The Company has all necessary corporate power and authority to enter into this Agreement and, subject to obtaining the affirmative vote of the holders of a majority of each series of the outstanding shares (i.e. the Series A Common Shares and the Common Shares) (the "Company Shareholders' Approval"), to consummate the Merger and the other transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Shareholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective articles of incorporation or bylaws (or other applicable organizational documents) of the Company or any of its subsidiaries,
(ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction or writ of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any Company Permit or any note, bond, mortgage, indenture, deed of trust, license, franchise, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected subject
(x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (before the Effective Time) the Company Required Statutory Approvals and the Company Shareholders' Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (before the Effective Time) consents required from commercial lenders, lessors or other third parties listed in Section 5.4(b) of the Company Disclosure Schedule. Excluded from the foregoing sentence of this paragraph (b), insofar as it applies to the terms, conditions or provisions described in clause (iii) thereof (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests or encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (c) Except for (i) filings by the Company required by the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, (iii) the making of the Merger Filing with the Secretary of the Commonwealth of Pennsylvania in connection with the Merger (the filings and approvals referred to in clauses (i) through (iii) being collectively referred to as the "Company Required Statutory Approvals"), (iv) those required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions that are listed in Section 5.4(c) of the Company Disclosure Schedule, (v) those filings or approvals required under the rules and regulations of Nasdaq, (vi) those filings listed in Section 5.4(c) of the Company Disclosure Schedule required under any Federal governmental security clearance regulations, and (vii) those novations or consents listed in Section 5.4(c) of the Company Disclosure Schedule required in connection with Current Government Contracts, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     SECTION 5.5 Reports and Financial Statements; Material Contracts.

     (a) Since December 31, 1997, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations thereunder, all of which, as amended (if applicable), complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered or made available to Parent copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the years ended December 31, 1999, 1998 and 1997, as filed with the SEC, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) after December 31, 1997, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by the Company with the SEC since December 31, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) filed prior to the date of this Agreement are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (including material incorporated by reference into such reports) did not (except with respect to the subject matter of any exhibits thereto, as to which no representation is made) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the years ended December 31, 1997, 1998 and 1999, and the unaudited consolidated interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2000 (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end adjustments, none of which, individually or in the aggregate, would be reasonably be expected to have a Company Adverse Impact).

     (b) As of the date of this Agreement, except as set forth in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) or (ii) any non-competition agreement or any other agreement or arrangement that similarly limits, in any material respect, the Company or any of its subsidiaries or any of their respective affiliates, or that would, after the Effective Time, similarly limit, in any material respect, Parent or the Surviving Corporation or any successor thereto, from engaging or competing in any line of business currently conducted by the Company or in any geographic area.

     SECTION 5.6 Absence of Undisclosed Liabilities.  Except as disclosed in
Section 5.6 of the Company Disclosure Schedule or in the Company Financial Statements, neither the Company nor any of its subsidiaries had at September 30, 2000 or since that date and as of the date hereof, has incurred, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies that (i) are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, (ii) were incurred in the ordinary course of business and consistent with past practices, (iii) have not had and would not reasonably be expected to have, individually or in aggregate, a Company Adverse Impact or (iv) have been discharged or paid prior to the date hereof.

     SECTION 5.7 Absence of Certain Changes or Events.  Except as set forth in
Section 5.7 of the Company Disclosure Schedule or for any actions taken or failed to have been taken by the Company or any of its subsidiaries pursuant to the Agreement, since September 30, 2000, the Company and its subsidiaries have not taken or failed to have taken any action that, if taken or not taken after the date hereof, would require Parent's consent under Section 6.2(a).

     SECTION 5.8 Litigation. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or threatened in writing against, relating to or affecting the Company or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator (i) that seek to restrain the consummation of the Merger or (ii) that, if adversely determined, would be reasonably expected to have, individually or in the aggregate, a Company Adverse Impact. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator (i) that prohibits or restricts the consummation of the transactions contemplated hereby or (ii) that has had or would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     SECTION 5.9 Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the time of mailing of the Proxy Statement and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Subsidiary or any shareholder of Parent for inclusion therein.

     SECTION 5.10 No Violation of Law. Except as disclosed in Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is, or, since December 31, 1995, has been, in violation of or charged with any violation of any law (including the federal Foreign Corrupt Practices Act), statute, order, rule, regulation, ordinance or judgment (excluding such violations and charges as are based on any applicable Environmental Law, which matters are addressed exclusively in Section 5.15 hereof) of any Governmental Authority, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or any other violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     SECTION 5.11 Compliance with Agreements.  Except as disclosed in Section
5.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred that, with lapse of time or action by a third party, would result in a default under, (a) the respective articles or certificates of incorporation, bylaws or similar organizational instruments of the Company or any of its subsidiaries, or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (b) of this
Section 5.11, breaches, violations and defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     SECTION 5.12 Taxes.

     (a) The Company and its subsidiaries have (i) timely filed with the appropriate Governmental Authorities all material Tax Returns required to be filed by or with respect to them for all periods ending on or prior to the Effective Time, and (ii) paid in full or made adequate provision on the Company Financial Statements in accordance with generally accepted accounting principles for the payment of all Taxes for all past and current periods, except where the failure to pay or make adequate provision therefor has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. All Tax Returns filed by or with respect to the Company or any of its subsidiaries are complete and accurate in all material respects. There are no unresolved material issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the United States Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries other than such which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (b) Neither the Company nor any subsidiary has obtained an extension of the time within which to file any material Tax Return that has not yet been filed.

      (c) The Company and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor, except where the failure to withhold or pay such Taxes has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (d) There are no material liens for Taxes upon the assets of the Company or any of its subsidiaries other than liens for Taxes not yet due.

      (e) Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person that is not included in the Company's consolidated United States federal Tax Return (i) under Section 1.1502-6 of the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code") or under any similar provision of state, local or foreign law, (ii) as a transferee or successor, (iii) by contract or (iv) otherwise. Neither the Company nor any subsidiary has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method.

      (f) Neither the Company nor of its subsidiaries is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement with any Person that is not (or at the time of the filing of the relevant Tax Return was not) included in the Company's consolidated United States federal Tax Return.

      (g) Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could require it to make any payments, that would not be deductible as a result of the provisions set forth in Sections 162(a)(1), 162(m) or 280G of the Code or the proposed Treasury regulations thereunder or would result in an excise tax liability with respect to any such payment under Section 4999 of the Code.

     (h) All material elections with respect to income Taxes affecting the Company and its subsidiaries are set forth in Section 5.12 of the Company Disclosure Schedule.

      (i) The Company is not nor has it, within the last five years, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      (j) Within the last five years, neither the Company nor any of its subsidiaries has executed or entered into any agreement conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting the Company or any of its subsidiaries pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

     (k) No unresolved claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns or pay Taxes that the Company or such subsidiary was, is or may be subject to any Tax by that jurisdiction which, if determined adversely, would reasonably be expected to have a Company Adverse Impact.

      (l) For purposes of this Agreement, the term "Taxes" shall mean all taxes, however denominated, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency of any of the foregoing, whether computed on a separate, consolidated, unitary, combined, or any other basis, and such term shall include any interest, fines, penalties or additional amounts of any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments or with respect to a failure to file any Tax Return when and as required.

     (m) For purposes of this Agreement, the term "Tax Return" shall mean any return, report, estimate, information statement or other written submission, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including, without limitation, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents' report (federal, state or local) and settlement documents.

     SECTION 5.13 Employee Benefit Plans; ERISA.

      (a) Section 5.13(a) of the Company Disclosure Schedule contains a true and complete list of each Company Plan. With respect to each Company Plan, Section 5.13(a) of the Company Disclosure Schedule identifies each entity that sponsors, maintains, or contributes or is obligated to contribute to the Company Plan and each entity whose current employees, directors or consultants or former employees, directors or consultants, are covered by the Company Plan or entitled to benefits thereunder. Except as set forth in Section 5.13(a) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan that would affect any current employee, director or consultant, or former employee, director or consultant, of the Company in any material respect.

     (b) With respect to each of the Company Plans, the Company has heretofore made available to Parent true and complete copies of each of the following documents: (i) such Company Plan and related documents (including all amendments thereto); (ii) the two most recent annual reports, actuarial reports, and financial statements related thereto, if any; (iii) the most recent summary plan description or other plan description, all modifications and updates thereto, and all material employee communications relating to such Company Plan; and (iv) the most recent determination letter and/or opinion letter received from the IRS with respect to such Company Plan intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code and all material communications to or from the IRS or any other governmental or regulatory authority within the last three years relating to such Company Plan.

      (c) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Company or any ERISA Affiliate of incurring a liability under such Title other than liability for the payment of PBGC premiums, which have been or will be paid when due. No Company Plan subject to Section 412 of the Code or Section 302 of ERISA has incurred an accumulated funding deficiency, whether or not waived.

     (d) Except as set forth in Section 5.13(d) of the Company Disclosure Schedule, neither the Company nor any of its ERISA Affiliates maintains, or has maintained since the effective date of ERISA, an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. With respect to any Company Plan subject to Title IV of ERISA, as of the Closing Date, the then fair market value of the assets held under each such Company Plan will be sufficient so as to permit a "standard termination" of such Company Plan under Section 4041(b) of ERISA without the need to make any additional contributions to such Company Plan. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any Company Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement.

      (e) Except as set forth in Section 5.13(e) of the Company Disclosure Schedule, neither the Company nor any of its ERISA Affiliates contributes to or is obligated to contribute to, or has since the effective date of ERISA contributed to or been obligated to contribute to, a "multi-employer plan," as that term is defined in Section 3(37) of ERISA. Except as set forth in Section 5.13(e) of the Company Disclosure Schedule, with respect to any Company Plan that is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a partial withdrawal and (iii) neither the Company nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and no circumstances exist that present a material risk that any such plan will go into reorganization, which in each case would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

      (f) Neither the Company nor any ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof or other person has engaged in a transaction in connection with which the Company, any Company Plan, any such trust, any trustee or administrator thereof, or any other person that the Company may have an obligation to indemnify, could, directly or indirectly, be subject to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, or a tax imposed pursuant to Section 4975, 4976, 4980B or 4980D of the Code.

      (g) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that the Company or any ERISA Affiliate is required to pay under applicable law, including Section 412 of the Code, or the terms of the Company Plans, and all such amounts accrued through the Closing Date will be paid on or prior to the Closing Date or will be properly recorded on the Company financial statements.

     (h) None of the Company Plans is a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

      (i) Each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and a favorable determination to that effect has been issued by the IRS with respect to each such Company Plan. Each of the Company Plans intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements. Each of the Company Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to, ERISA and the Code.

      (j) Except as set forth in Section 5.13(j) of the Company Disclosure Schedule, each Company Plan may be amended or terminated or otherwise discontinued without liability to the Company or any ERISA Affiliate, except as specifically prohibited by federal law. No amounts payable under the Company Plans will fail to be deductible for federal income tax purposes under Section 162(m) or 280G of the Code. Each person who performs services for Company has been, and is, properly classified by the Company as an employee or independent contractor.

     (k) There are no actions, suits, or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits and compensation) against any Company Plan, the assets of any Company Plan or against the Company or any ERISA Affiliate with respect to any Company Plan that would be reasonably expected to have a Company Adverse Impact. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Company Plan or any fiduciary thereof (other than rules of general applicability). Except as set forth in Section 5.13(k) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened audits, inquiries, proceedings or investigations by any governmental body, commission or agency involving any Company Plan.

      (l) Except as set forth in Section 5.13(l) of the Company Disclosure Schedule, no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to any current employee, director or consultant, or former employee, director or consultant, of the Company or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates, or (iv) benefits, the full cost of which is borne by the current or former employee, director or consultant (or his beneficiary)).

     (m) Except as set forth in Section 5.13(m) of the Company Disclosure Schedule, none of the assets of the Company Plans (i) constitute employer real property or employer securities (within the meaning of Section 407(d) of ERISA), or (ii) are invested in any property, security or other ownership interest that is not publicly traded.

     (n) Except as set forth in Section 5.13(n) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in, or be a precondition to, (i) any current employee, director or consultant, or former employee, director or consultant of the Company or any ERISA Affiliate becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee, director or consultant, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee, director or consultant.

      (o) Except as set forth in Section 5.13(o) of the Company Disclosure Schedule, each Company Plan that is an "employee welfare benefit plan" (as that term is defined in Section 3(1) of ERISA) is funded through an insurance contract. All premiums or other payments for all periods ending on or before the Closing Date will have been paid with respect to each Company Plan that is an employee welfare benefit plan.

     (p) Except as set forth is Section 5.13(p) of the Company Disclosure Schedule, neither the Company nor any of its ERISA Affiliates is bound by any collective bargaining agreement or legally binding agreement to maintain or contribute to any Company Plan.

     (q) The Company SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employment arrangements with "executive officers" (as defined in Rule 405 promulgated under the Securities Act or in Rule 3b-7 promulgated under the Exchange Act) which provide for payments upon the resignation, retirement or other termination of any such officer's employment in connection with a "change-in-control" of the Company or a change in such Executive Officer's responsibilities following a change-in-control, and that involve an amount (including all periodic payments or installments) in excess of $100,000.

      (r) For purposes of this Agreement, (i) "Company Plan" shall mean any plan, agreement, binding arrangement or commitment that is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, disability, sick pay or accident insurance plan, severance, holiday or vacation plan, or any other employee benefit plan, agreement, arrangement or commitment, sponsored, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current employee, director or consultant, or former employee, director or consultant, of the Company whether formal or informal and whether written or unwritten; (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and (iii) "ERISA Affiliate" shall mean any trade or business whether or not incorporated, under common control with the Company within the meaning of
Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

     SECTION 5.14 Labor Controversies. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees, except for such controversies that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. Except as set forth in Section 5.14 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 5.15 Environmental Matters.

      (a) Except as set forth in Section 5.15(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has incurred, since January 1, 1996, or is now subject to, any Environmental Liabilities that have had or would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (b) Except as disclosed in Section 5.15(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries has obtained, possesses and is in compliance with all Company Permits required under any and all Environmental Laws, except where any such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. Except as disclosed in Section 5.15(b) of the Company Disclosure Schedule, all of the Company's, and the Company's subsidiaries', operations and activities are in full compliance with all Environmental Laws, except where any such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (c) There are no underground storage tanks (including as that term is defined, construed and otherwise used in the Resource Conservation and Recovery Act (42 U.S.C Section 6901 et. seq.), as amended, and all rules, regulations, standards, guidelines and publications issued thereunder, and in comparable state and local laws) ("USTs") located in, at, on, or under the West Chester Campus.

     (d) There are no locations at which Pollutants have been released, or otherwise come to be, in, at, on, under, a part of, or otherwise related to the West Chester Campus, other than those locations identified in Section 5.15(d) of the Company Disclosure Schedule, and all such locations are in full compliance with all Environmental Laws except, in each instance, where such release or other action, or such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (e) Except as disclosed in Section 5.15(e) of the Company Disclosure Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the West Chester Campus (including, without limitation, any building, structure, or other improvement that is a part of the West Chester Campus); and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified therein are in full compliance with all Environmental Laws except, in each instance, where the presence of materials or such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (f) Except as disclosed in Section 5.15(f) of the Company Disclosure Schedule, no on-site sources of water for human consumption or other human contact in or at the West Chester Campus, and no subsurface waters under the West Chester Campus, contain a Pollutant at a level exceeding a level which is established in Environmental Laws.

     (g) For purposes of this Agreement, the following terms shall have the following indicated meanings: (i) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604, et seq.), as amended, and rules, regulations, standards, guidelines and publications issued thereunder; (ii) "Environmental Laws" shall mean United States and foreign federal, state and local laws, statutes, rules, regulations, ordinances, codes, orders, requirements, standards, guidelines, and the like, which address, are related to, or are otherwise concerned with environmental, health or safety issues (including occupational safety and health); (iii) "Environmental Liabilities" shall mean any obligations or liabilities (including any notices, claims, complaints, suits or other assertions of obligations or liabilities) that are: (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and (b) based upon or related to (A) any provision of past or present United States or foreign Environmental Law (including CERCLA and RCRA) or common law, or (B) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise; and shall include (x) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (y) defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability); and (z) financial responsibility for
(A) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (B) any other compliance or remedial measures; (iv) "Pollutant" shall mean any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards and guidelines issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; (v) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the discarding or abandonment of any barrel, container or other receptacle containing any Pollutant or other material); and
(vi) "Removal," "Remedial" and "Response" actions shall mean the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are taken by a government entity or by any other person under "removal," "remedial," or other "response" actions.

     SECTION 5.16 Title to and Sufficiency and Condition of Assets; Real
Property.

     (a) Each of the Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other assets and properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all material mortgages, liens, equitable interests, covenants, deed restrictions, notice or registration requirements, pledges, charges or encumbrances (including, without limitation, such matters as are based on Environmental Laws), except (i) as listed in Section 5.16 of the Company Disclosure Schedule, (ii) liens for current Taxes, payments of which are not yet delinquent and (iii) such imperfections in title and easements, liens, pledges, charges and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of, the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner currently carried on by the Company). All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which, with notice or lapse of time or both, would become a default other than failures to be in good standing, valid and effective and defaults under such leases which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (b) Section 5.16(b) of the Disclosure Schedule sets forth all real property (the "Properties") owned, leased, managed, used, held, controlled or operated by the Company or any of its subsidiaries as of the date hereof or since January 1, 1990.

     (c) Except for scheduled capital improvements that are identified in
Section 5.16(c) of the Company Disclosure Schedule, the plants, structures, facilities, machinery, equipment, automobiles, trucks, tools and other properties and assets owned or leased by the Company or any of its subsidiaries that are material to the business of the Company or any of its subsidiaries are, in the aggregate, in sufficient condition to continue the conduct of the Company's business as currently conducted.

     SECTION 5.17 Intellectual Property; Software.

     (a) Each of the Company and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, patent disclosures, assumed names, trademarks, trade names, service marks, copyrights, trade secrets, know-how, technology, intellectual property, or other property rights and registrations and applications therefor that are material to its business as currently conducted (the "Company Intellectual Property Rights"). Section 5.17 of the Company Disclosure contains a listing of all governmental registrations of Company Intellectual Property Rights and applications therefor.

     (b) The validity of the Company Intellectual Property Rights and the title or rights thereto of the Company or any subsidiary, as the case may be, has not been questioned or challenged in writing by any person and is not being questioned in any litigation to which the Company or any subsidiary is a party. Except as would not, individually or in the aggregate, be reasonably expected to have a Company Adverse Impact, all granted and issued patents and all registered trademarks and service marks and all copyrights held by the Company or any of its subsidiaries are valid, enforceable and subsisting.

     (c) The conduct of the business of the Company and its subsidiaries as now conducted does not, to the Company's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others in any manner that would reasonably be expected to have a Company Adverse Impact. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights. To the knowledge of the Company, no Person or entity is infringing or has misappropriated any Company Intellectual Property Rights.

     (d) The hardware and software of the Company and its subsidiaries, in all material respects, (i) has accurately and consistently processed date information before, during and after January 1, 2000, including, but not limited to accepting input, providing date output and performing calculations on dates or portions of dates, and (ii) has functioned accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century.

     SECTION 5.18 Company Shareholders' Approval. The Company Shareholders' Approval shall satisfy the requirements of the PBCL and the Company's Articles of Incorporation for approval and adoption of the Merger by the shareholders of the Company.

     SECTION 5.19 Brokers and Finders. Except for its agreements with Raymond James & Associates, Inc. and Environmental Financial Consulting Group, Inc., complete and accurate copies of which have been provided to Parent, the Company has not entered into any contract, arrangement or understanding with any Person that may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

     SECTION 5.20 Opinion of Financial Advisor. The financial advisor of the Company, Raymond James & Associates, Inc., has rendered an opinion to the special committee of the Board of Directors of the Company appointed by the Board of Directors in connection with the merger to the effect that, as of the date
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

of such opinion, the Series A Common Share Merger Consideration was fair from a financial point of view to the holders of the Series A Common Shares of the Company; it being understood and acknowledged by Parent and Subsidiary that such opinion is not intended to, and may not, be relied upon by Parent, its affiliates or their respective subsidiaries except by the Surviving Corporation in connection with the fulfillment of its indemnification obligations to officers, directors and employees of the Company.

     SECTION 5.21 Ownership of Parent Stock. Neither the Company nor any of its subsidiaries beneficially owns any shares of capital stock of Parent.

     SECTION 5.22 Affiliate Transactions. Except as disclosed in Section 5.22 of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between the Company or any of its subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     SECTION 5.23 Insurance. The material insurance policies maintained by the Company (the "Insurance Policies") are listed in Section 5.23 of the Company Disclosure Schedule. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy.

     SECTION 5.24 Government Contract Regulatory Matters.

     (a) The Company has made available to Parent true and complete copies of:
(i) the Company's or any subsidiary's Government Contracts with the Company's top 25 customers by revenue for the last six years and (ii) the Company's or any subsidiary's top 25 Government Contracts by revenue for the last six years.
Section 5.24(a) of the Company Disclosure Schedule discloses (i) all of the Company's or any subsidiary's outstanding quotations, bids and/or proposals for Government Contracts (the "Government Contract Bids") and (ii) all of the Company's Government Contracts which the Company knows are currently experiencing or are likely to experience cost, schedule, technical or quality problems that would reasonably be expected to result in claims against the Company (or its successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor that would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. Except as disclosed in Section 5.24(a) of the Company Disclosure Schedule, all of the Company's or any subsidiary's Government Contracts currently in force and all of the Company's or any subsidiary's Government Contracts that were in force during the last six years (the "Current Government Contracts") were, to the knowledge of the Company, legally awarded, are binding on the parties thereto, and are in full force and effect. The Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid or award protest proceedings, and the Company has no knowledge that such Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are reasonably expected to become the subject of bid or award protest proceedings.

     (b) All facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Company or any of its subsidiaries in connection with each of the Current Government Contracts and the Government Contract Bids were current, accurate and complete as of the date of submission. The Company has developed and implemented a government contracts compliance program that includes corporate policies and procedures to ensure compliance with applicable government procurement statutes, regulations and contract requirements. The Company has made available to Parent a true and complete copy of such compliance program. Except as described in
Section 5.24(b) of the Company Disclosure Schedule, the Company does not have knowledge of any adverse or negative government past performance evaluations or ratings for the past three (3) years that would reasonably be expected to affect the evaluation of the Company's (or its successors') bids or proposals for future Government Contracts in any material respect.

     (c) With respect to the Current Government Contracts, no Governmental Authority, any prime contractor or higher-tier subcontractor under a Government Contract or any other person has notified the Company or any subsidiary, in writing, of any actual or alleged violation or breach of any (i) statute or regulation (including the Armed Services Procurement Act of 1947, as amended, the Federal Property and Administrative Services Act of 1949, as amended, the FAR (including the FAR cost principles) and the Cost Accounting Standard, as applicable), (ii) representation, certification or disclosure obligation in connection with such contracts or (iii) any contract term, condition, clause, provision, specification or quality assurance, testing or inspection requirement of such contracts, except for any violation or breach that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. In addition, the Company has no knowledge of any event, condition or omission that would reasonably be expected to result in any such violation or breach that would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact.

     (d) Neither the Company nor any of its subsidiaries has been, and is not now, under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to their respective Current Government Contracts or Government Contract Bids. Neither the Company nor any of its subsidiaries has been, and is not now, a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to their respective Current Government Contracts or Government Contract Bids. To the knowledge of the Company, no facts exist with respect to the activities of the Company or any subsidiary conducted in the past six (6) years that would reasonably be expected to result in liability under the False Claims Act, as amended. To the knowledge of the Company, no facts exist with respect to the activities of the Company that would reasonably be expected to result in a claim for price adjustment under the Truth in Negotiations Act, as amended or to any other request for a reduction in the price of any of the Company's Government Contracts.

     (e) Except as described in Section 5.24(e) of the Company Disclosure Schedule, (i) neither the Company nor any subsidiary has received any show cause, cure, deficiency, default or similar notice in writing relating to the Current Government Contracts, and (ii) the Company has no knowledge of any event, condition or omission that would reasonably be expected to result in any such notice that would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. None of the Current Government Contracts has been terminated for default. Except as described in Section 5.24(e) of the Company Disclosure Schedule, neither the Company nor any subsidiary has received any written notice terminating any of the Current Government Contracts for convenience or indicating an intent to terminate any of the Current Government Contracts for convenience.

     (f) Except as described in Section 5.24(f) of the Company Disclosure Schedule, there are no outstanding claims or disputes relating to any of the Current Government Contracts which involve either a Governmental Authority, any prime contractor, any higher-tier subcontractor or any third party and which, if resolved unfavorably to the Company or any subsidiary, would increase the Company's or any subsidiary's cost to complete performance of any Current Government Contract above the amounts set forth in the estimates to complete prepared by the Company and delivered to Parent or Parent's representative for each Current Government Contract, except for claims or disputes that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. The Company does not have knowledge of any facts, allegations, events, conditions or omissions that would reasonably be expected to result in any claims or disputes involving either a Governmental Authority, any prime contractor, any higher-tier subcontractor or any third party that would reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact. Except as described in Section 5.24(f) of the Company Disclosure Schedule, the Company knows of no expenditures that would increase the cost to complete performance of the Current Government Contracts above the amounts set forth in the estimates to complete by more than $300,000 in the aggregate.

     (g) Neither the Company nor any subsidiary has been, during the past three
(3) years, and is not now, suspended, debarred, or proposed for suspension or debarment from government contracting. The Company does not have knowledge of any facts that would reasonably be expected to result in such suspension or debarment.
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

     (h) No negative determination of responsibility has been issued against the Company or any subsidiary during the past three (3) years with respect to any quotation, bid or proposal for a Government Contract.

     (i) Except as described in Section 5.24(i) of the Company Disclosure Schedule, neither the Company nor any subsidiary has undergone in the past six
(6) years and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to any of the Company's or any subsidiary's Government Contracts, and the Company does not have knowledge of any basis for any such audit, review, inspection, investigation, survey or examination of records. No audit, review, inspection, investigation, survey or examination of records described in Section 5.24(i) of the Disclosure Schedule has revealed any fact, occurrence or practice that would reasonably be expected to have a Company Adverse Impact.

     (j) Except as set forth in Section 5.24(j) of the Company Disclosure
Schedule: (i) in the past ten (10) years neither the Company nor any Subsidiary has made any payment, directly or indirectly, to any person in violation of applicable government procurement laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments; (ii) no Governmental Authority or any prime contractor or higher-tier subcontractor under a Current Government Contract has withheld or set off, or attempted to withhold or set off, monies due to the Company or any subsidiary under any of the Current Government Contracts; (iii) the Company's and each subsidiary's cost accounting, purchasing, inventory and quality control systems are in compliance with all applicable government procurement statutes and regulations and with the requirements of all of the Current Government Contracts, except where any instances of noncompliance have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Adverse Impact; (iv) no Governmental Authority, prime contractor or higher-tier subcontractor under a Current Government Contract has questioned or disallowed any costs claimed by the Company or any subsidiary under any Current Government Contract and the Company does not know of any fact or occurrence that would reasonably be expected to result in the disallowance of any such costs where any such disallowances would reasonably be likely to have, individually or in the aggregate, a Company Adverse Impact; (v) there is no government property that has been provided to the Company or any subsidiary pursuant to the Current Government Contracts having a value, individually or in the aggregate, greater than $100,000; (vi) to the knowledge of the Company, during the preceding ten
(10) years all information submitted by the Company or any subsidiary to any Governmental Authority for the purpose of obtaining a security clearance was accurate, current and complete; and (vii) except as set forth in Section 5.24(j) of the Company Disclosure Schedule, there are no Government Contracts currently in force that require the Company to obtain or maintain a security clearance.

     (k) Definition. For purposes of this Agreement, (i) the "Cost Accounting Standard" shall mean the regulations issued by the Cost Accounting Standards Board of the Office of Federal Procurement Policy; the (ii) the "FAR" shall mean the Federal Acquisition Regulation and (iii) "Government Contract" shall mean any prime contract with the U.S. Government or any other Governmental Authority and any subcontract with a prime contractor or higher-tier subcontractor under a prime contract with the U.S. Government or any other Governmental Authority.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     SECTION 6.1 Mutual Covenants.

     (a) General. Subject to the terms and conditions hereof, each of the parties shall (and shall cause its respective subsidiaries to) use all commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement (subject to the fiduciary duties of the Company's Board of Directors and Section 7.2(b)), including, without limitation, using its commercially reasonable efforts (i) to cause the conditions set forth in Article VIII for which they are responsible to be satisfied as soon as reasonably practicable, (ii) to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, and (iii) to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party shall reasonably request.

     (b) HSR Act. Without limiting the foregoing, each of the parties undertakes and agrees to file as soon as practicable, and in any event prior to seven days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice, Antitrust Division (the "Antitrust Division") and all competition filings required under the antitrust laws of any other Governmental Authority. Each of the parties shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters, and (ii) take all commercially reasonable steps to avoid any extension of the waiting period under the HSR Act and (iii) refrain from entering into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each of the parties or its counsel shall promptly notify the other party or its counsel of any written or oral communication to that party or counsel from the FTC, the Antitrust Division or any other Governmental Authority and permit the other party or its counsel to review in advance any proposed written communication to any of the foregoing.

     (c) Other Governmental Matters. Without limiting the foregoing, and subject to the terms and conditions hereof, each of the parties hereto shall (and shall cause its subsidiaries to) use its commercially reasonable efforts to take any additional action that may be necessary, proper or advisable to (i) obtain from any Governmental Authority any consent, license, permit, waiver, approval, authorization (including, without limitation, SEC "no-action" letters) required or appropriate to be obtained by either Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (ii) make all necessary filings, and thereafter make any required submissions with respect to the Merger and the other transactions contemplated hereby required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities or other laws, and (iii) effect all other necessary registrations, filings and submissions. Each of the parties shall (and shall cause each of their respective subsidiaries to) cooperate and use commercially reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent that is in effect and restricts, prevents, prohibits or otherwise bars the consummation of the Merger or any other transaction contemplated hereby.

     (d) Proxy Statement and Schedule 13E-3.

     (i) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC (a) a proxy statement and a form of proxy pursuant to Regulation 14A under the Exchange Act, in connection with the vote of the holders of the Common Shares and Series A Common Shares, voting as separate series, to be held at the Special Meeting with respect to this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement") and (b) if required, a Schedule 13E-3 pursuant to Rule 13e-3 of the Exchange Act, in connection with the going-private aspects of the Merger, and shall use its commercially reasonable efforts to respond promptly to any comments of the SEC or its staff and to cause the Proxy Statement and Schedule 13E-3 to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments. Parent and Subsidiary shall furnish such information concerning Parent and Subsidiary as is necessary to cause the Proxy Statement and Schedule 13E-3, insofar as it relates to Parent and Subsidiary, to be prepared in accordance with the rules and regulations of the SEC. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or Schedule 13E-3 or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the Merger. Before filing the Proxy Statement or Schedule 13E-3 with the

SEC, the Company shall provide reasonable opportunity for Parent to review and comment upon the contents of the Proxy Statement and Schedule 13E-3.

     (ii) If at any time before the Special Meeting any event or circumstances relating to the Company, Parent or Subsidiary or any of their respective affiliates, or their respective officers or directors, should be discovered by the Company, Parent or Subsidiary that should be set forth in amendments or supplements to the Proxy Statement and Schedule 13E-3, the Company shall promptly inform Parent and Subsidiary, and Parent and Subsidiary shall promptly inform the Company, as the case may be, and the Company shall prepare, file with the SEC, and mail such amendments or supplements to the shareholders of the Company.

     (e) Notification of Certain Matters. Each of the parties agrees to (and to cause their respective subsidiaries to) give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1(e) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (f) Public Statements. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or the National Association of Securities Dealers, Inc., all press releases or other public statements with respect to the Merger or the other transactions contemplated by this Agreement shall require the prior mutual agreement and approval of both Parent and the Company.

     (g) Closing Conditions. Except as may be otherwise contemplated by this Agreement, disclosed in the Parent Disclosure Schedule or Company Disclosure Schedule, or required by law or a Governmental Authority, neither Parent or Subsidiary nor the Company shall agree or commit to take, or fail to use its commercially reasonable efforts to avoid taking, any action that would result or is reasonably expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied, would make any representation or warranty of the other party contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or would impair the ability of the other party to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

     SECTION 6.2 Covenants of the Company.

     (a) Conduct of Business. Except as otherwise contemplated by this Agreement or disclosed in the Company Disclosure Schedule, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company:

          (i) shall (and shall cause its subsidiaries to):

             (A) conduct its business in the ordinary course of business in all material respects, in substantially the same manner as conducted prior to the date of this Agreement;

             (B) use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it; and

             (C) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and shall not permit any existing insurance policies that name it as a beneficiary or loss payable payee to be cancelled or terminated (and shall not permit any of its subsidiaries to cancel or terminate such policies), except in the ordinary course of business consistent with past practice;

          (ii) shall not (and shall cause its subsidiaries not to):

             (A) sell, pledge or encumber any stock owned by it in any of its subsidiaries;

             (B) (i) increase, or accelerate payment of, the compensation or benefits payable or to become payable to its directors or, except in the ordinary course of business consistent with past practice in accordance with regular review and promotion cycles, Corporate Officers or other employees (whether from the Company or any of its subsidiaries); (ii) pay or award any benefit not required by any existing Company Plan to any officer, director or, except in the ordinary course of business consistent with past practice in accordance with regular review and promotion cycles, other employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to any stock option or similar plan of the Company or otherwise); (iii) adopt or establish or make any commitment to adopt or establish any new benefit plan or arrangement (other than ordinary course renewals of Company Plans); (iv) grant any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than in accordance with the Company's or its subsidiaries' ordinary course severance practices or as required by existing Company Plans); (v) enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries (other than agreements with employees other than officers terminable on fewer than 30 days' notice upon payment of less than one month's salary and benefits); or (vi) establish, adopt, enter into, amend, or waive any performance or vesting criteria or amend the exercise or grant price for any equity-based awards under any plan for the benefit or welfare of any current or former directors, officers or employees of the Company or its subsidiaries or their beneficiaries or dependents; except, in each case, to the extent required by applicable law or regulation and except for the Options and SARs to be paid pursuant to Section 3.3 hereto;

             (C) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any contract of a type for which the consent of the Executive Committee of the Company's Board of Directors would be necessary for the Company to enter into under paragraph 6.2(a)(ii)(E), (ii) waive, release, relinquish or assign any material rights of the Company under any such contract, or (iii) cancel or forgive any indebtedness (x) in excess of $100,000 in the aggregate owed to the Company or any of its subsidiaries by non-affiliates of the Company or (y) owed to the Company or any of its subsidiaries by any affiliates of the Company;

             (D) acquire (by merger, consolidation, acquisition of stock or assets, combination or other similar transaction) any material corporation, partnership or other business organization or division or assets thereof;

             (E) enter into any contract or agreement for which the approval of the Executive Committee of the Company's Board of Directors would be necessary under the Company's Approval Authority Procedure for Contracts, Proposals, Authorizations, Commitments and Other Documents, effective as of December 13, 1999, except to the extent authorized by the Executive Committee or the Company's Board of Directors before the date hereof;

             (F) except as may be required as a result of a change in law or in Generally Accepted Accounting Principles, make any change in its methods of accounting;

             (G) enter into any agreement of a nature that would be required to be filed as an exhibit to a Form 10-K under the Exchange Act;

             (H) convene any meeting (or any adjournment thereof) of the shareholders of the Company other than the meeting contemplated by
        Section 6.2(d) of this Agreement or any special meeting convened as required by the Company's bylaws;

             (I) amend or propose to amend the articles of incorporation or bylaws (or comparable organizational documents) of the Company or any of its subsidiaries, except as contemplated by this Agreement;

             (J) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any additional shares of its capital stock of any class or other securities (except commercial loans) or equity equivalents (including, without limitation, stock options and any stock appreciation rights), except that the Company may issue Series A Common Shares to its directors pursuant to the Roy F. Weston Director Stock Compensation Plan;

             (K) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a wholly-owned direct or indirect subsidiary of the Company by a wholly-owned direct or indirect subsidiary of the Company;

             (L) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than as permitted pursuant to the Merger);

             (M) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock;

             (N) make any material acquisition of any assets or businesses other than (1) expenditures for current assets in the ordinary course of business and (2) expenditures for fixed or capital assets not in excess of $1,500,000 in the aggregate;

             (O) sell, pledge or encumber any material assets other than (1) sales, dispositions and retirements of assets in the ordinary course of business, (2) sales of assets disclosed in Section 6.2 of the Company Disclosure Schedule, and (3) pledges or encumbrances entered into in the ordinary course of business; or

             (P) make, change or revoke any material Tax election, make any material agreement or settlement regarding Taxes with any taxing authority or materially change any of its methods of reporting income, deductions or other items for federal, state or local income tax purposes, except to the extent required by changes in law;

             (Q) voluntarily de-list any securities from the Nasdaq system and the Company shall use commercially reasonable efforts to maintain such listing;

             (R) purchase any derivative securities, except for purchases to hedge interest rate exposure in the ordinary course of business;

             (S) make any loans to any Person (other than notes receivable to customers in the ordinary course of business or subsidiaries of the Company, or customary loans or advances to employees in connection with business-related travel or relocations in the ordinary course of business consistent with past practices);

             (T) settle or compromise any material litigation or claims (other than claims with customers and suppliers for cost adjustments and change orders in the ordinary course of business), or terminate or materially amend or modify any of its material contracts;

             (U) enter into any letter of intent or binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (b) Shareholder Agreements. The Company shall not enter into any amendments to or revisions of or release any of the obligations of the shareholders under (i) the Stock Pooling Agreement among the Company and certain holders of the Common Shares, effective January 2, 1998 (the "Pooling Agreement"), (ii) the letter agreement dated October 23, 2000 among the Company, acting through a special committee of the Board of Directors appointed by the Board of Directors in connection with the Merger, and certain persons (the "Majority Pool Members") entitled to vote a majority of the Common Shares subject to the Pooling Agreement, and the amendment thereof dated March 9, 2001 and (iii) the Pool Majority Notice, dated

October 23, 2000, from certain of the Majority Pool Members to the Company, and the amendment thereof dated March 9, 2001.

     (c) Certain Actions.  Notwithstanding the foregoing, nothing in this
Section 6.2 or any other provision of this Agreement shall prohibit (i) any wholly-owned direct or indirect subsidiary of the Company from issuing any shares of its capital stock to the Company or any other wholly-owned subsidiary of the Company, paying dividends or making other distributions of assets to the Company or any wholly-owned direct or indirect subsidiary of the Company, or making loans to or incurring or borrowing from the Company or any other wholly-owned direct or indirect subsidiary of the Company or (ii) the Company (or any subsidiary of the Company) from fulfilling its obligations under any agreement or contract to which it is a party on the date hereof that, to the extent required by this Agreement, is listed in the Company Disclosure Schedule.

     (d) Special Meeting. The Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a special meeting of the holders of the Shares ("Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement, unless the Board of Directors of the Company shall have accepted a Superior Proposal and determined pursuant to Section 7.2(b), in the exercise of its fiduciary duties, not to recommend that holders of the Shares approve the Merger and this Agreement. The Board of Directors of the Company will, subject to Section 7.2(b), recommend that holders of the Shares vote in favor of and approve the Merger and this Agreement at the Special Meeting unless the Board of Directors has determined in good faith after consultation with outside legal counsel, that such a recommendation is not consistent with its fiduciary duties imposed by law, in which event the Company may make any disclosure to its shareholders if, in the good faith judgment of the Company's Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with obligations under applicable law. Before advising the shareholders of the Company of either a failure to provide such a recommendation or the withdrawal of a prior recommendation, the Company will provide Parent not less than Forty-eight (48) hours' advance notice and an opportunity to be heard by the Board of the Directors.

     (e) Financing Commitment Fees; Opinion. The Company shall pay, on behalf of Parent, the first $200,000 of the fees charged to Parent by any financial institutions or other Persons unaffiliated with Parent for committing funds to Parent to enable Parent to satisfy its and Subsidiary's obligations under this Agreement. The Company shall use commercially reasonable efforts to cause its outside legal counsel to deliver to such lenders such legal opinions concerning this Agreement and the Merger as such lenders may reasonably request.

     SECTION 6.3 Covenants of Parent and Subsidiary.

     (a) Subsidiary. Prior to the Effective Time, Subsidiary shall not conduct any business or make any other investments and shall not have any assets (other than a de minimis amount of cash paid to Subsidiary for the issuance of the initial shares of stock to Parent) or liabilities.

     (b) Debentures. Immediately upon the Effective Time, the Surviving Corporation shall redeem the Company's outstanding 7% Convertible Subordinated Debentures.

     (c) Amendments and Supplements to Commitment Letters. Until the Effective Time, Parent shall promptly deliver to the Company all amendments and supplements to the financing commitment letters received relating to the Merger.

                                  ARTICLE VII

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     SECTION 7.1 Access to Information.

     (a) Subject to applicable law and to the terms and conditions of a Confidentiality Agreement dated June 15, 2000, between the Company and American Capital Strategies, Ltd. (the "Confidentiality Agree-ment"), the Company and its subsidiaries shall afford to Parent and Subsidiary and Parent's accountants, counsel, financial advisors, funding sources, investors and other representatives (collectively, the "Parent Representatives"), full access during normal business hours throughout the period preceding the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning their respective businesses, properties and personnel as Parent, shall reasonably request; provided, however, that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and Subsidiary shall be bound by the Confidentiality Agreement as if original parties thereto.

     (b) If this Agreement is terminated, Parent shall promptly redeliver to the Company all nonpublic written material provided pursuant to the Confidentiality Agreement or this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event all documents, memoranda, notes and other writings (including all electronic versions thereof) prepared by or for Parent or its affiliates based on the information in such material shall be destroyed (and Parent shall use reasonable efforts to cause the Parent Representatives similarly to destroy the documents, memoranda and notes), and such destruction (and commercially reasonable efforts) shall be certified in writing by an authorized officer supervising such destruction.

     SECTION 7.2 Acquisition Transactions.

     (a) After the date hereof and before the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not authorize any of its subsidiaries, officers, directors or employees, attorneys, accountants, investment bankers, financial advisors or other agents retained by it or any of its subsidiaries (the "Representatives"), to initiate, solicit, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as a "Company Acquisition Transaction").

     (b) Notwithstanding the provisions of paragraph (a) above or any other provision of this Agreement, if, in response to a bona fide written offer or proposal with respect to a potential or proposed Company Acquisition Transaction that was not solicited after the date of this Agreement ("Acquisition Proposal"), the Company's Board of Directors determines in good faith (after consultation with its outside legal counsel and independent financial advisor), that:

          (i) the Acquisition Proposal has all necessary financing in place or otherwise readily available, and would reasonably be expected to result in a Company Acquisition Transaction more favorable to the Company's shareholders than the Merger (any such offer or proposal being referred to as a "Superior Proposal"), and

          (ii) such action would be prudent to assure compliance with its fiduciary duties imposed by law,

then: the Company may furnish confidential or non-public information to the party making the Superior Proposal (a "Potential Acquiror") and negotiate and, upon termination of this Agreement in accordance with Section 9.1(a)(v) and, after payment to Parent of the fee pursuant to Section 9.2(b), enter into agreements with such Potential Acquiror, and the Company's Board of Directors may take and disclose to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 under the Exchange Act with respect to an Acquisition Proposal.

     It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 7.2 or any other provision of this Agreement.

     (c) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to the Company or its subsidiaries in connection with a Company Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any Person that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. The Company shall keep Parent reasonably informed of the status and all material information with respect to any resulting discussions or negotiations.

     SECTION 7.3 Expenses and Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise specifically provided. Parent shall pay all filing fees assessed against Parent relating to the filings required under the HSR Act.

     SECTION 7.4 Directors' and Officers' Indemnification.

     (a) The indemnification (and advancement of expenses) provisions of the articles of incorporation and bylaws of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan). If, within three years from the Effective Time, the Surviving Corporation is merged with and into Parent or another entity, the articles of incorporation and bylaws of Parent or such other entity shall, for at least the three-year period following the Effective Time, provide rights to indemnification for the indemnified persons at least equivalent to those in the articles of incorporation and bylaws of the Surviving Corporation. Subject to the foregoing, nothing in this Section 7.4 shall prevent a merger of the Surviving Corporation with another entity.

     (b) Without limiting Section 7.4(a), after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited under applicable law, for a period of four years from the Effective Time, indemnify and hold harmless, each present and former director and officer of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur before the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary of any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the Merger or the other transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel identified by the Indemnified Parties to represent at least a majority thereof, which counsel shall be reasonably satisfactory to the Surviving Corporation (the "Indemnified Parties Counsel"), promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action; provided that any of the Indemnified Parties shall have the right to employ separate counsel to represent it, but the Surviving Corporation shall not be liable for the reasonable fees and expenses of counsel other than the Indemnified Parties Counsel unless there exists an actual or potential conflict of interest among the Indemnified Parties or among the Indemnified Parties and the Surviving Corporation as a result of which the Indemnified Parties Counsel advises the Indemnified Parties whom such counsel has been asked to represent and the Surviving Corporation in writing that such counsel cannot, consistent with its obligations under the Pennsylvania Rules of Professional Conduct (or other rules of professional and ethical conduct applicable to such counsel), represent one or more of such Indemnified Parties, in which case the Surviving Corporation shall be responsible for the fees and expenses of separate counsel for the Indemnified Party or Indemnified Parties that such counsel has determined it cannot represent; (ii) the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the PBCL and the Surviving

Corporation's articles of incorporation or bylaws, such determination shall be made by independent legal counsel acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

     (c) Each Indemnified Party will promptly notify Parent of any action, suit, proceeding or investigation for which such party may seek indemnification under
Section 7.4; provided, however, that the failure to furnish any such notice shall not relieve the Surviving Corporation from any indemnification obligation under this Section 7.4 except to the extent the Surviving Corporation is prejudiced thereby.

     (d) If the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of the Surviving Corporation, set forth in this Section 7.4.

     (e) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the Effective Time (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers, so long as such substitution does not result in lapses of coverage); provided, however, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last premium paid by the Company prior to the date hereof (which the Company represents to be not more than $430,000 for the 24-month period ending January 15, 2001) and if the Surviving Corporation is unable to obtain the insurance required by this Section 7.4(d), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by Parent prior to the Effective Time, which policies provide such directors and officers with substantially similar coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence.

     (f) The rights of each Indemnified Party hereunder shall be in addition to and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Company, any indemnification agreement, under the PBCL or otherwise. The provisions of this Section 7.4 shall survive the consummation of the Merger, and each Indemnified Party shall have rights as a third-party beneficiary under this Section 7.4 with separate contractual rights for its, his or her benefit and such rights shall be enforceable by such Indemnified Party, its, his or her heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.

     SECTION 7.5 Employee Benefits.

     (a) Following the Effective Time, the Surviving Corporation shall honor, until termination or amendment, each Company Plan and the related funding arrangements of such Company Plan in accordance with its written terms. Without limiting the generality of the foregoing, Surviving Corporation shall honor all vacation, personal and sick days accrued by Company employees under any plans, policies, programs and arrangements of the Company and its ERISA Affiliates as in effect immediately before the Effective Time. Notwithstanding the foregoing, nothing herein shall require the Surviving Corporation to continue any particular Company Plan or prevent the amendment or termination thereof in accordance with its terms.

     (b) With respect to any employee benefit plans in which any Company employees first become eligible to participate on or after (but in any case within six months of) the Effective Time, and in which the Company employees did not participate before the Effective Time, the Surviving Corporation shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company employees under any such new plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Plan; (ii) provide each Company employee with credit for any co-payments and deductibles paid before the Effective Time (to the same extent such credit was given under the analogous Company Plan before the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any such new plan in which such employees may be eligible to participate after the Effective Time; (iii) recognize all service of such employees for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any such new plan in which such employees may be eligible to participate after the Effective Time, and (iv) with respect to flexible spending accounts, provide each Company employee with a credit for any salary reduction contributions made thereto and a debit for any expenses incurred thereunder with respect to the plan year in which the Effective Time occurs; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

     SECTION 7.6 Control of Company Operations. Nothing contained in this Agreement shall give to Parent, directly or directly, rights to control or direct the Company's or any of its subsidiaries' operations before the Effective Time. Before the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or before the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote or votes of the shareholders of the Company under applicable law and applicable listing requirements;

          (b) (i) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) all of the Company Required Statutory Approvals shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such approvals would not reasonably be expected to subject any officer, director, employee or shareholder of the Company to civil or criminal liability in respect of the failure to obtain such consent, and (iii) all of the Parent Required Statutory Approvals shall have been obtained and be in effect at the Effective Time, except, in the case of clauses (ii) and (iii), where the failure to obtain any such approvals would not reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, or materially impede the operation or use of any of the Company's assets or business after the Closing;

          (c) no temporary restraining order, preliminary or permanent injunction or other order or decree by any federal or state court or other Governmental Authority that prevents the consummation of the Merger shall have been issued and remain in effect (and each party agrees to use its reasonable commercial efforts to have any such injunction, order or decree lifted); provided, that the provisions of this Section 8.1(c) shall not be available to any party whose failure to fulfill its obligations under this Agreement shall have been the cause of, and shall have resulted in, such order or injunction; and

          (d) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency or authority in the United States which would prevent the consummation of the Merger or make the Merger illegal;

     SECTION 8.2 Conditions to Obligations of the Company. Unless waived by the Company, the obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Closing Date of the following additional conditions:

          (a) the representations and warranties of each of Parent and Subsidiary contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date except, in each instance, for untrue or incorrect representations and warranties that have not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a loss to the business, assets, financial condition or results of operations of Parent or Subsidiary in the amount of $3,250,000 or greater (a "Parent Aggregate Material Adverse Effect"), and untrue or incorrect representations and warranties that have been cured in all material respects by the Closing Date;

          (b) each of Parent and Subsidiary shall have performed its obligations and agreements contained in this Agreement required to be performed and shall have complied with each covenant contained in this Agreement to be performed or complied with by it on or before the Closing Date, except for such failures to perform or comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Aggregate Material Adverse Effect;

          (c) the Company shall have received a certificate of the Chief Executive Officer, the President or a Vice President of each of Parent and Subsidiary to the effect that the conditions set forth in Sections 8.2(a) and (b) have been satisfied;

          (d) the Company shall have received from Raymond James & Associates, Inc. a confirmation of its opinion to the Board of Directors of the Company referred to in Section 5.20 hereof; and

          (e) the Merger shall have been approved by the vote of (i) the holders of a majority of the outstanding Common Shares entitled to vote thereon and
     (ii) the holders of a majority of the outstanding Series A Common Shares entitled to vote thereon, voting as separate series.

     SECTION 8.3 Conditions to Obligations of Parent and Subsidiary. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the additional following conditions:

          (a) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, except, in each instance, for untrue or incorrect representations and warranties that have not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect and untrue or incorrect representations and warranties that have been cured in all material respects by the Closing Date;

          (b) the Company shall have performed its obligations and agreements contained in this Agreement required to be performed and shall have complied with each covenant contained in this Agreement to be performed or complied with by it on or before the Closing Date, except for such failures to perform or comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (c) Parent shall have received a certificate of the Chief Executive Officer, the President or a Corporate Vice President of the Company to the effect that the conditions set forth in Sections 8.3(a) and (b) have been satisfied;

          (d) after the Effective Time, no person shall have any right under any Company Plan (or any options granted thereunder) or other plan, program or arrangement to acquire any equity securities of the Company;

          (e) there shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree enacted, promulgated, entered, issued, or enforced by any Governmental Authority, and there shall be no action, suit or proceeding pending (that, in the written opinion of outside counsel to Parent, has a reasonable likelihood of success), that (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or would reasonably be expected to have a Company Material Adverse Effect, (ii) requires the divestiture of a material portion of the business of Parent, the Company or the Surviving Corporation taken as a whole, (iii) imposes material limitations on the ability of Parent or Subsidiary effectively to exercise full rights of ownership of shares of capital stock of the Surviving Corporation (including the right to vote such shares on all matters properly presented to the shareholders of the Surviving Corporation) or makes the holding by Parent of any such shares illegal or subject to any materially burdensome requirement or condition or (iv) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement in any material respect or increases or may increase in any material respect the liabilities or obligations of Parent, Subsidiary or the Surviving Corporation arising out of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement;

          (f) the Dissenting Shares shall represent not more than five percent (5%) of the outstanding Shares; and

          (g) there shall not have been any Company Material Adverse Effect since September 30, 2000.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 Termination. This Agreement may be terminated at any time before the Closing Date, whether before or after approval by the shareholders of the Company, by the mutual written consent of the Company and Parent or as follows:

          (a) The Company shall have the right to terminate this Agreement: (i) upon a material breach of a representation or warranty of Parent or Subsidiary contained in this Agreement that has not been cured in all material respects within fifteen (15) days after Parent or Subsidiary has received from the Company written notice of such breach specifying such breach in reasonable detail and that has caused any of the conditions set forth in Sections 8.2(a) or (b) to be incapable of being satisfied on or before the Termination Date; (ii) if Parent or Subsidiary (A) fails to perform in any material respect any of its covenants in this Agreement, and
     (B) does not cure such default in all material respects within fifteen (15) business days after written notice of such default specifying such default in reasonable detail is given to Parent by the Company; (iii) if the Merger is not completed by June 30, 2001 (the "Termination Date"); provided that the right to terminate this Agreement under this Clause 9.1(a)(iii) shall not be available to the Company if the Company's failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; (iv) if the Merger is enjoined by a final, non-appealable order of a court or other competent Governmental Authority not entered at the request or with the support of the Company and if the Company shall have used commercially reasonable efforts to prevent the entry of such order; (v) if the Company receives a Superior Proposal and resolves to accept such Superior Proposal, but only if (A) the Board of Directors in good faith, after consultation with outside legal counsel to the Company, has determined that such action would be prudent to assure compliance with its fiduciary duties imposed by law, and (B) the Company first provides Parent seventy-two (72) hours' written notice of its intent to terminate this Agreement pursuant to the Section 9.1(a)(v), during which period Parent shall have the opportunity to match the consideration and other terms offered by any such Superior Proposal in which case Parent's offer shall be accepted; (vi) if a tender or exchange offer is commenced by a Potential Acquiror (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for not less than fifty-one percent (51%) of the outstanding Common Shares and not less than fifty-one percent (51%) of the outstanding Series A Common Shares, and the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Proposal and resolves, in good faith and after consultation with outside legal counsel to the Company, to recommend to the shareholders of the

     Company that they tender their shares in such tender or exchange offer pursuant to a determination that such recommendation would be prudent to assure compliance with its fiduciary duties imposed by law; or (vii) if the holders of the Series A Common Shares fail to approve the Merger at the Special Meeting or any adjournment or postponement thereof.

          (b) Parent shall have the right to terminate this Agreement: (i) upon a material breach of a representation or warranty of the Company contained in this Agreement that has not been cured in all material respects within fifteen (15) days after the Company has received from Parent or Subsidiary written notices of such breach specifying such breach in reasonable detail and that has caused any of the conditions set forth in Sections 8.3(a) or
     (b) to be incapable of being satisfied on or before the Termination Date;
     (ii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement, and (B) does not cure such default in all material respects within fifteen (15) business days after written notice of such default specifying such default in reasonable detail is given to the Company by Parent; (iii) if the Merger is not completed by the Termination Date; provided, that the right to terminate this Agreement under this Clause 9.1(b)(iii) shall not be available to Parent if Parent's failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; (iv) if the Merger is enjoined by a final, non-appealable order of a court or other competent Governmental Authority not entered at the request or with the support of Parent and if Parent shall have used commercially reasonable efforts to prevent the entry of such order; (v) if a tender or exchange offer is commenced by a Potential Acquiror (excluding any affiliate of the Parent or any group of which any affiliate of the Parent is a member) for not less than fifty-one percent (51%) of the outstanding Common Shares and fifty-one percent (51%) of the outstanding Series A Common Shares, and the Company's Board of Directors resolves to recommend to the Company's shareholders that they tender their shares in such tender or exchange offer; or (vi) if the shareholders of the Company fail to approve the Merger at the Special Meeting or any adjournment or postponement thereof.

     SECTION 9.2 Effect of Termination.

     (a) In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except for obligations in this Section 9.2(a), in the second sentence of Section 7.1(a) and in Sections 7.1(b), 7.3, 9.2(b) and 10.9, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

     (b) The Company shall pay to Parent a fee equal to $2,000,000 if this Agreement is terminated pursuant to Section 9.1(a)(v), Section 9.1(a)(vi) or
Section 9.1(b)(v). The Company shall pay to Parent a fee equal to $500,000 if this Agreement is terminated pursuant to Section 9.1(b)(i) or 9.1(b)(ii). The $500,000 fee referred to in this Section shall be payable as liquidated damages.

     SECTION 9.3 Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time before the Closing Date, and, subject to applicable law, whether before or after approval by the shareholders of the Company, provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the kind of consideration to be received by the holders of capital stock of the Company upon consummation of the Merger, alter or change any term of the articles of incorporation of the Surviving Corporation (except as expressly contemplated hereby), or alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of the Company.

     SECTION 9.4 Extension; Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants, or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and, after the Effective Time, none of the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto, except for the representations, warranties and agreements that by their terms apply or are to be performed in whole in part after the Effective Time. No claim may be brought after the Effective Time against the Surviving Corporation or any other Person based on an alleged breach of representations, warranties or agreements, except with respect to those that by their terms are to be performed after the Effective Time.

     SECTION 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation copy by certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Parent or Subsidiary, to:

          c/o American Capital Strategies, Ltd.
        2 Bethesda Metro Center, 14th Floor
        Bethesda, Maryland 20814
        Attention: Compliance Officer
        Facsimile: 301-654-6714

     with a copy to:

          Arnold & Porter
        555 Twelfth Street, NW
        Washington, DC 20004-1206
        Attention: Samuel A. Flax, Esq.
        Facsimile: 202-942-5999

     If to the Company, to:

          Roy F. Weston, Inc.
        1400 Weston Way
        West Chester, Pennsylvania 19380-1499
        Attention: Katherine W. Swoyer
        Attention: Thomas E. Carroll
        Facsimile: 610-296-3262

     with a copy to:

          Roy F. Weston, Inc.
        1400 Weston Way
        West Chester, Pennsylvania 19380-1499
        Attention: Arnold P. Borish, Esq.
        Facsimile: 610-701-3656

          Duane Morris & Heckscher LLP
          One Liberty Place
        Philadelphia, Pennsylvania 19103-7396
        Attention: Thomas G. Spencer, Esq.
        Facsimile: 215-979-1020

          Drinker Biddle & Reath LLP
        One Logan Square
        18th & Cherry Streets
        Philadelphia, Pennsylvania 19103-6996
        Attention: F. Douglas Raymond, III, Esq.
        Facsimile: 215-988-2757

     SECTION 10.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH COMMONWEALTH.

     SECTION 10.4 Parties' Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in Sections 2.1, 2.2, 3.3, 7.4 and 10.7 (which are intended to and shall create third party beneficiary rights if the Merger is consummated), nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. The rights of any third party beneficiary hereunder are not subject to any defense, offset or counterclaim. Each of the Indemnified Parties referred to in Section 7.4 shall be entitled to enforce the provisions hereof directly against Parent or the Surviving Corporation, to the same extent as if such Indemnified Party were a party hereto.

     SECTION 10.5 Interpretation.

     (a) When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated.

     (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (d) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; the use of the masculine applies as well to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

     (e)(i) As used herein, the term "Person" includes individuals, corporations, partnerships, trusts, and other entities and groups (and includes the definition of "person" set forth in Section 13(d)(3) of the Exchange Act). References to a Person are also to its permitted successors and assigns.

     (ii) As used herein, the phrase "knowledge of the Company" refers to the actual knowledge of the Corporate Officers and profit center managers of the Company.

     (iii) As used herein, the Company's "Corporate Officers" means the following officers of the Company: The chief executive officer, chief operating officer, those officers of the Company who report directly to the Company's chief executive officer or chief operating officer.

     (iv) For purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a Person to undertake extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any contract or agreement that are significant in the context of such contract or agreement (or significant on an aggregate basis as to all contracts or agreements).

     (v) As used herein, a "Company Material Adverse Effect" means any change, event, violation, circumstance or effect, individually or when aggregated with other such changes, events, violations, circumstances or effects, that would reasonably be expected to cause or result in a loss to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, in the amount of $3,250,000 or more or that would reasonably be expected to prevent or delay consummation of the Merger; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any change, event, violation, circumstance or effect that results from any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse
Effect: (i) changes affecting the United States or regional economy generally,
(ii) the taking of any actions by the Company that have been approved in writing by Parent or Subsidiary or (iii) compliance by any of the parties hereto with the terms of this Agreement.

     SECTION 10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.8 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have, any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.9 Submission to Jurisdiction; Waivers. Each of Parent, Subsidiary and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the federal or state courts in Pennsylvania, and each of Parent, Subsidiary and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent, Subsidiary and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     SECTION 10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.11 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both oral and written, among the parties, or any of them, with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                          ACAS ACQUISITIONS (WESTON), INC.

                                          By: /s/ DAVID EHRENFEST
                                              STEINGLASS
                                            ------------------------------------
                                            Name: David Ehrenfest Steinglass
                                            Title: Executive Vice President

                                          WESTON ACQUISITION CORPORATION

                                          By: /s/ DAVID EHRENFEST
                                              STEINGLASS
                                            ------------------------------------
                                            Name: David Ehrenfest Steinglass
                                            Title: Executive Vice President

                                          ROY F. WESTON, INC.

                                          By: /s/ WILLIAM L. ROBERTSON
                                            ------------------------------------
                                            Name: William L. Robertson
                                            Title: Chief Executive Officer

                [Signature Page to Agreement and Plan of Merger]

                                     INDEX

NAME                                SECTION
----                                -------
Acquisition Proposal............        7.2(b)
Agreement.......................  Introductory
                                     Paragraph
Antitrust Division..............        6.1(b)
CERCLA..........................       5.15(g)
Certificate.....................        3.1(d)
Closing.........................           1.4
Closing Date....................           1.4
Code............................       5.12(e)
Commercially Reasonable
  Efforts.......................   10.5(e)(iv)
Common Shares...................        3.1(a)
Common Share Merger
  Consideration.................        3.1(a)
Company.........................  Introductory
                                     Paragraph
Company Acquisition
  Transaction...................        7.2(a)
Company Adverse Impact..........           5.1
Company Disclosure Schedule.....     Article V
Company Financial Statements....        5.5(a)
Company Intellectual Property
  Rights........................       5.17(a)
Company Material Adverse
  Effect........................    10.5(e)(v)
Company Permits.................           5.1
Company Plan....................       5.13(r)
Company Required Statutory
  Approvals.....................        5.4(c)
Company SEC Reports.............        5.5(a)
Company Shareholders'
  Approval......................        5.4(a)
Confidentiality Agreement.......        7.1(a)
Converted Shares................        3.1(d)
Corporate Officers..............  10.5(e)(iii)
Cost Accounting Standard........       5.24(k)
Current Government Contracts....       5.24(a)
Dissenting Shareholder..........        3.2(a)
Dissenting Shares...............        3.2(b)
Effective Time..................           1.2
ERISA...........................       5.13(r)
ERISA Affiliate.................       5.13(r)
Environmental Laws..............       5.15(g)
Environmental Liabilities.......       5.15(g)
Exchange Act....................        5.2(c)
Exchange Agent..................        3.4(a)
Executive Officers..............       5.13(q)
FAR.............................       5.24(k)
FTC.............................        6.1(b)
Governmental Authority..........        4.2(c)
Government Contracts............       5.24(k)
Government Contract Bids........       5.24(a)
HSR Act.........................        4.2(c)
Insurance Policies..............          5.23

NAME                                SECTION
----                                -------
Indemnified Parties.............        7.4(b)
IRS.............................       5.12(a)
knowledge of the Company........   10.5(e)(ii)
Majority Pool Members...........        6.2(b)
Merger..........................       Whereas
                                        clause
Merger Consideration............        3.1(a)
Merger Filing...................           1.2
Option Agreements...............        3.4(a)
Option Consideration............        3.3(a)
Options.........................        3.3(a)
Option Plan.....................        3.3(a)
Parent..........................  Introductory
                                     Paragraph
Parent Aggregate Material
  Adverse Effect................        8.2(a)
Parent Disclosure Schedule......    Article IV
Parent Material Adverse
  Effect........................           4.1
Parent Permits..................           4.1
Parent Representatives..........        7.1(a)
Parent Required Statutory
  Approvals.....................        4.2(c)
Payment Fund....................        3.4(b)
PBCL............................           1.1
Person..........................    10.5(e)(i)
Pollutant.......................       5.15(g)
Pooling Agreement...............        6.2(b)
Potential Acquiror..............        7.2(b)
Properties......................       5.16(b)
Proxy Statement.................     6.1(d)(i)
Release.........................       5.15(g)
Removal, Remedial and
  Response......................       5.15(g)
Representatives.................        7.2(a)
SAR.............................        3.3(b)
SEC.............................           5.3
Securities Act..................        5.5(a)
Series A Common Share Merger
  Consideration.................        3.1(a)
Series A Common Shares..........        3.1(a)
Shares..........................        3.1(a)
Special Meeting.................        6.2(d)
Subsidiary......................  Introductory
                                     Paragraph
subsidiary......................           5.3
Superior Proposal...............        7.2(b)
Surviving Corporation...........           1.1
Taxes...........................       5.12(l)
Tax Return......................       5.12(m)
Termination Date................   9.1(a)(iii)
UST.............................       5.15(c)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I  THE MERGER.......................................   A-2
  SECTION 1.1 The Merger....................................   A-2
  SECTION 1.2 Effective Time of the Merger..................   A-2
  SECTION 1.3 Effects of the Merger.........................   A-2
  SECTION 1.4 Closing.......................................   A-2
ARTICLE II  THE SURVIVING AND PARENT CORPORATIONS...........   A-2
  SECTION 2.1 Articles of Incorporation.....................   A-2
  SECTION 2.2 Bylaws........................................   A-3
  SECTION 2.3 Directors.....................................   A-3
  SECTION 2.4 Officers......................................   A-3
ARTICLE III  MERGER CONSIDERATIONS..........................   A-3
  SECTION 3.1 Cancellation of Company Shares................   A-3
  SECTION 3.2 Dissenting Shares.............................   A-3
  SECTION 3.3 Company Plans.................................   A-4
  SECTION 3.4 Surrender of Securities; Funding of Payments;
     Stock Transfer Books...................................   A-4
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND
  SUBSIDIARY................................................   A-6
  SECTION 4.1 Organization and Qualification................   A-6
  SECTION 4.2 Authority; Non-Contravention; Approvals.......   A-6
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....   A-7
  SECTION 5.1 Organization and Qualification................   A-8
  SECTION 5.2 Capitalization................................   A-8
  SECTION 5.3 Subsidiaries..................................   A-9
  SECTION 5.4 Authority; Non-Contravention; Approvals.......   A-9
  SECTION 5.5 Reports and Financial Statements; Material
     Contracts..............................................  A-10
  SECTION 5.6 Absence of Undisclosed Liabilities............  A-11
  SECTION 5.7 Absence of Certain Changes or Events..........  A-11
  SECTION 5.8 Litigation....................................  A-11
  SECTION 5.9 Proxy Statement...............................  A-11
  SECTION 5.10 No Violation of Law..........................  A-11
  SECTION 5.11 Compliance with Agreements...................  A-12
  SECTION 5.12 Taxes........................................  A-12
  SECTION 5.13 Employee Benefit Plans; ERISA................  A-13
  SECTION 5.15 Environmental Matters........................  A-16
  SECTION 5.16 Title to and Sufficiency and Condition of
     Assets; Real Property..................................  A-17
  SECTION 5.17 Intellectual Property; Software..............  A-18
  SECTION 5.18 Company Shareholders' Approval...............  A-18
  SECTION 5.19 Brokers and Finders..........................  A-18
  SECTION 5.20 Opinion of Financial Advisor.................  A-18
  SECTION 5.21 Ownership of Parent Stock....................  A-19

                                                              PAGE
                                                              ----
  SECTION 5.22 Affiliate Transactions.......................  A-19
  SECTION 5.23 Insurance....................................  A-19
  SECTION 5.24 Government Contract Regulatory Matters.......  A-19
ARTICLE VI  COVENANTS OF THE PARTIES........................  A-21
  SECTION 6.1 Mutual Covenants..............................  A-21
  SECTION 6.2 Covenants of the Company......................  A-23
  SECTION 6.3 Covenants of Parent and Subsidiary............  A-26
ARTICLE VII  ADDITIONAL AGREEMENTS OF THE PARTIES...........  A-26
  SECTION 7.1 Access to Information.........................  A-26
  SECTION 7.2 Acquisition Transactions......................  A-27
  SECTION 7.3 Expenses and Fees.............................  A-28
  SECTION 7.4 Directors' and Officers' Indemnification......  A-28
  SECTION 7.5 Employee Benefits.............................  A-29
  SECTION 7.6 Control of Company Operations.................  A-30
ARTICLE VIII  CONDITIONS....................................  A-30
  SECTION 8.1 Mutual Conditions.............................  A-30
  SECTION 8.2 Conditions to Obligations of the Company......  A-31
  SECTION 8.3 Conditions to Obligations of Parent and
     Subsidiary.............................................  A-31
ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER...............  A-32
  SECTION 9.1 Termination...................................  A-32
  SECTION 9.2 Effect of Termination.........................  A-33
  SECTION 9.3 Amendment.....................................  A-33
  SECTION 9.4 Extension; Waiver.............................  A-33
ARTICLE X  GENERAL PROVISIONS...............................  A-34
  SECTION 10.1 Non-Survival of Representations and
     Warranties.............................................  A-34
  SECTION 10.2 Notices......................................  A-34
  SECTION 10.3 Governing Law................................  A-35
  SECTION 10.4 Parties' Agreement...........................  A-35
  SECTION 10.5 Interpretation...............................  A-35
  SECTION 10.6 Severability.................................  A-36
  SECTION 10.7 Assignment...................................  A-36
  SECTION 10.8 Enforcement..................................  A-36
  SECTION 10.9 Submission to Jurisdiction; Waivers..........  A-36
  SECTION 10.10 Counterparts................................  A-37
  SECTION 10.11 Entire Agreement............................  A-37

                                                                      APPENDIX B

                  OPINION OF RAYMOND JAMES & ASSOCIATES, INC.
                                                                   March 9, 2001

SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
ROY F. WESTON, INC.
1400 WESTON WAY
WEST CHESTER, PA 19380

Members of the Special Committee:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding Series A Common stock, par value $0.10 (the "Series A Common Shares"), of Roy F. Weston, Inc. (the "Company") of the consideration to be received by such holders in connection with the proposed merger ("the Merger") of the Company with Weston Acquisition Corporation ("Subsidiary"), a wholly-owned subsidiary of ACAS Acquisitions (Weston), Inc. ("Parent"), pursuant to an Agreement and Plan of Merger among the Company, Parent and Subsidiary (the "Agreement"). The consideration to be paid by Subsidiary in exchange for each of the outstanding Series A Common Shares of the Company will be $5.02 per share.

     In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

          1. reviewed the financial terms and conditions as stated in the Agreement;

          2. reviewed the audited financial statements of the Company as of and for the years ended December 31, 1998 and 1999, and the unaudited financial statements as of and for the year ended December 31, 2000;

          3. reviewed the Company's Annual Report filed on Form 10-K for the year ended December 31, 1999, and the Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          4. reviewed other Company financial and operating information provided by the Company, including the Company's projections for calendar years 2001 through 2003;

          5. reviewed certain other publicly available information on the Company;

          6. discussed with members of the senior management of the Company certain information relating to the aforementioned items, including certain performance assumptions for calendar year 2004, and various other matters which we deemed relevant to our opinion;

          7. reviewed certain publicly available information regarding companies deemed comparable to the Company and regarding actual and proposed business combinations involving companies deemed comparable to the Company and the prospects, including valuations, for such companies; and

          8. reviewed certain other information deemed by Raymond James to be relevant for purposes of our opinion.

     We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or any other party and have not attempted to verify independently any of

                    [RAYMOND JAMES & ASSOCIATES, INC. LOGO]
such information. We have not made or relied upon any independent appraisal of the assets or liabilities (contingent or otherwise) of the Company in preparing and delivering our opinion. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

     Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of March 9, 2001, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

     We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger or the availability or advisability of any alternatives to the Merger. Although we assisted in the negotiating process, we did not structure the Merger or negotiate the final terms of the Agreement. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received in the Merger by the holders of the Series A Common Shares. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. We are not expressing any opinion as to the consideration to be received by any shareholder other than holders of the Series A Common Shares, and we are not making any recommendation as to how any shareholder should vote at any meeting of shareholders of the Company held to consider the Agreement and the Merger.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

     The Special Committee of the Board of Directors specifically asked what impact the difference in voting rights between the Series A Common Shares and the Common Shares had on our opinion. We note that we assessed the fairness of the consideration to be received by the holders of the Series A Common Shares without consideration of these voting rights differences.

     Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Special Committee in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon consummation of the Merger. Raymond James also will receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

     In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

                    [RAYMOND JAMES & ASSOCIATES, INC. LOGO]

     It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company in evaluating the proposed Merger. It does not constitute a recommendation to any shareholder of the Company regarding how a shareholder should vote on the Agreement or the Merger, nor is this letter intended for the benefit of, or to confer rights or remedies upon, the Subsidiary or the Parent or the shareholders of the Company, the Subsidiary or the Parent. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any party.

     This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, this opinion may be provided to the Board of Directors although we note that the Special Committee of the Board of Directors, and not the Board of Directors, is our client and the party to whom this opinion is addressed.

     Based upon and subject to the foregoing, it is our opinion that, as of March 9, 2001, the consideration to be received by the Series A Common shareholders of the Company in the Merger pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's outstanding Series A Common Shares.

                                        Very truly yours,

                                        /s/ RAYMOND JAMES & ASSOCIATES, INC.
                                        ----------------------------------------
                                        RAYMOND JAMES & ASSOCIATES, INC.

                    [RAYMOND JAMES & ASSOCIATES, INC. LOGO]

                                                                      APPENDIX C

                                  Form of Proxy

                                      PROXY

                               ROY F. WESTON, INC.

                                  COMMON SHARES


               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  SPECIAL MEETING OF SHAREHOLDERS JUNE 1, 2001










        The shareholder of Roy F. Weston, Inc., a Pennsylvania corporation (the "Company"), executing this proxy hereby appoints William G. Mecaughey, Arnold P. Borish and Vincent Laino, and each of them, as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all Common Shares of the Company held of record by the shareholder executing this proxy on April 16, 2001 at the Special Meeting of Shareholders of the Company, to be held at the offices of the Company, 1400 Weston Way, West Chester, Pennsylvania on June 1, 2001 at 9:00 a.m., local time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and proxy statement, each dated May 1, 2001, copies of which have been received by the shareholder executing this proxy, hereby revoking any proxy heretofore given.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER EXECUTING THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

                               (SEE REVERSE SIDE)

                    VOTE BY INTERNET, TELEPHONE OR MAIL
                    24 Hours a Day, 7 Days a Week

            INTERNET               OR              TELEPHONE            OR   MAIL
http://www.voteproxy.com                           1-800-PROXIES


Use the Internet to vote your            Use any touch-tone telephone        Mark, sign and date your
proxy. Have your proxy card in           to vote your proxy. Have your       proxy card and return it
hand when you access the                 proxy card in hand when you         in the postage-paid
website. You will be prompted to         call. You will be prompted to       envelope provided.
enter your control number,               enter your control number,
located in the box below, to             located in the box below, and
create an electronic ballot.             then follow the simple
                                         directions.

If you voted by the Internet or by telephone, do not mail your proxy card.




Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as you marked, signed and returned your proxy card.

                      YOUR CONTROL NUMBER IS                    [Control Number]

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE


[X] PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

        The board of directors of the Company recommends a vote for the Agreement and Plan of Merger.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2001 by and among ACAS Acquisitions (Weston), Inc., Weston Acquisition Corporation and the Company, as heretofore and hereafter amended:

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.


SIGNATURE:                DATE:       SIGNATURE:                DATE:
          ---------------      -------          ---------------      -------
                                                SIGNATURE IF
                                                HELD JOINTLY

Please sign exactly as your name appears on this proxy. By signing this proxy card, you are authorizing the named proxies to vote all Common Shares as instructed above, as provided on the reverse side of this proxy card. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

                                      PROXY
                               ROY F. WESTON, INC.
                             SERIES A COMMON SHARES

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE SPECIAL MEETING OF SHAREHOLDERS JUNE 1, 2001







        The shareholder executing this proxy of Roy F. Weston, Inc., a Pennsylvania corporation (the "Company"), hereby appoints William G. Mecaughey, Arnold P. Borish and Vincent Laino, and each of them, as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all Series A Common Shares of the Company held of record by the shareholder executing this proxy on April 16, 2001 at the Special Meeting of Shareholders of the Company, to be held at the offices of the Company, 1400 Weston Way, West Chester, Pennsylvania on June 1 at 9:00 a.m., local time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and proxy statement, each dated May 1, 2001, copies of which have been received by the shareholder executing this proxy, hereby revoking any proxy heretofore given.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER EXECUTING THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.


                               (SEE REVERSE SIDE)

                      VOTE BY INTERNET, TELEPHONE OR MAIL
                       24 Hours a Day, 7 Days a Week

            INTERNET               OR              TELEPHONE            OR   MAIL
http://www.voteproxy.com                         1-800-PROXIES
Use the Internet to vote your            Use any touch-tone telephone        Mark, sign and date your
proxy. Have your proxy card in           to vote your proxy. Have your       proxy card and return it
hand when you access the                 proxy card in hand when you         in the postage-paid
website. You will be prompted to         call. You will be prompted to       envelope provided.
enter your control number,               enter your control number,
located in the box below, to             located in the box below, and
create an electronic ballot.             then follow the simple
                                         directions.


If you voted by the Internet or by telephone, do not mail your proxy card.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                   YOUR CONTROL NUMBER IS                       [Control Number]


DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE


[X]  PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

        The board of directors of the Company recommends a vote for the Agreement and Plan of Merger.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of March 9, 2001 by and among ACAS Acquisitions (Weston), Inc., Weston Acquisition Corporation and the Company, as heretofore and hereafter amended:

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.



SIGNATURE:                DATE:       SIGNATURE:                DATE:
          ---------------      -------          ---------------      -------
                                                SIGNATURE IF
                                                HELD JOINTLY



Please sign exactly as your name appears on this proxy. By signing this proxy card, you are authorizing the named proxies to vote all Series A Common Shares as instructed above, as provided on the reverse side of this proxy card. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.